(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

NUANCE COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders of Nuance Communications, Inc. (the “Company”) will be held at the Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085, on January 27, 2015 at 2:00 p.m. local time, for the purpose of considering and acting upon the following proposals:

(1)	To elect nine members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)	To approve the Company’s Amended and Restated 2000 Stock Plan, as described in the attached Proxy Statement;

(3)	To approve the Company’s Amended and Restated 1995 Employee Stock Purchase Plan, as described in the attached Proxy Statement

(4)	To approve the Company’s Amended and Restated 1995 Directors’ Stock Plan, as described in the attached Proxy Statement

(5)	To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers;

(6)	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015; and

(7)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

We will be using the U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders via the Internet. Pursuant to these rules, instead of mailing a printed copy of the Company’s proxy materials to each stockholder we have elected to provide access to our proxy materials over the Internet. Accordingly, with the exception of certain requesting stockholders who will receive printed copies of the Company’s proxy materials by mail, stockholders of record will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any postponements or adjournments of the meeting. We expect to mail the Notice of Internet Availability of Proxy Materials by December 18, 2014, at least 40 calendar days prior to the Annual Meeting date.

The Board of Directors has fixed the close of business on December 3, 2014 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the meeting being held at 1198 East Arques Avenue, Sunnyvale, CA 94085 and for ten days prior to the Annual Meeting.

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement. These documents may also be accessed on the Broadridge Financial hosted site www.proxyvote.com.

Please refer to the Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

By Order of the Board of Directors,

Adam Bruce Bowden Secretary

Burlington, Massachusetts

December 18, 2014

NUANCE COMMUNICATIONS, INC.

1 Wayside Road

Burlington, MA 01803

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on January 27, 2015

1.	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The Company’s proxy statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2014 are available at the Broadridge Financial hosted site www.proxyvote.com. Please have the information that is printed in the box marked by the arrow g and follow the sample instructions to vote.

3.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before January 13, 2015 to facilitate timely delivery. Shareholders may select one of the following methods:

1)  By Internet: www.proxyvote.com

2)  By Telephone: 1-800-579-1639

3)  By E-Mail*: sendmaterials@proxyvote.com

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

January 27, 2015

This Proxy Statement is furnished in connection with the solicitation by Nuance Communications, Inc. (the “Company”) on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of proxies for use at the Annual Meeting of Stockholders of the Company to be held on January 27, 2015 at 2:00 p.m., local time, at the Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085 (the “Annual Meeting”). We intend to mail and make available this Proxy Statement and the accompanying form of proxy to stockholders on or about December 18, 2014.

VOTING RIGHTS

Each share of the Company’s common stock (the “Common Stock”) entitles the holder thereof to one vote on matters to be acted upon at the Annual Meeting, including the election of directors. Votes cast in person or by proxy at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed or voted by Internet according to the instructions included on the proxy card will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted (i) FOR the election of the director nominees as provided under Proposal 1 herein, (ii) FOR approval of the Company’s Amended and Restated 2000 Stock Plan under Proposal 2 herein, (iii) FOR approval of the Company’s Amended and Restated 1995 Employee Stock Purchase Plan under Proposal 3 herein, (iv) FOR approval of the Company’s Amended and Restated 1995 Directors’ Stock Plan under Proposal 4 herein, (v) FOR the nonbinding advisory resolution regarding the compensation of the Company’s named executive officers under Proposal 5 herein, (vi) FOR ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm under Proposal 6 herein, and (vii) as the proxy holders deem advisable in their sole discretion on any other matters that may properly come before the Annual Meeting. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an “abstention”). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a “broker non-vote”). Abstentions and broker non-votes are each tabulated separately.

The Inspector of Elections will determine whether or not a quorum is present at the Annual Meeting. In general, Delaware law and our bylaws provide that a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum.

In determining whether a proposal has been approved, abstentions are treated as present in person or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes are not treated as present in person or represented by proxy, and hence have no effect on the vote for such proposal.

RECORD DATE AND SHARE OWNERSHIP

Holders of record of Common Stock as of the close of business on December 3, 2014 have the right to receive notice of and to vote at the Annual Meeting. On December 3, 2014, the Company had issued and outstanding 322,715,600 shares of Common Stock.

PROXIES

Proxies for use at the Annual Meeting are being solicited by the Company from its stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and the election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at the Company’s 2016 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received by the Company no later than August 20, 2015 in order to be included in the Company’s proxy statement and form of proxy relating to the meeting. A stockholder proposal or a nomination for director for the Company’s 2016 Annual Meeting of Stockholders that is not to be included in the Company’s proxy statement and form of proxy relating to the meeting must be received by the Company no earlier than September 29, 2015 and no later than October 29, 2015. The Company’s bylaws require that certain information and acknowledgements with respect to the proposal or nomination be set forth in the stockholder’s notice. A copy of the relevant bylaw provision is available upon written request to Nuance Communications, Inc., 1 Wayside Road, Burlington, MA 01803, Attention: Investor Relations. Further, our Amended and Restated Bylaws dated as of November 6, 2007 (the “Bylaws”) were filed as an exhibit to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2007.

PROXY SOLICITATION COSTS

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone, telegraph or in person. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing. In addition, we have engaged Alliance Advisors to assist in the solicitation of proxies and provide related advice and informational support for a service fee of $16,000 plus reimbursement of out-of-pocket expenses.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Nominating Committee of the Board of Directors recommended, and the Board of Directors approved, Paul A. Ricci, Robert J. Frankenberg, Brett Icahn, William H. Janeway, Mark R. Laret, Katharine A. Martin, Mark B. Myers, Philip J. Quigley and David S. Schechter as nominees for election at the Annual Meeting. At the Annual Meeting, nine directors will be elected to the Board. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of the Company. Messrs. Icahn and Schechter are being nominated for election to our Board pursuant to a Nomination and Standstill Agreement (the “Nomination and Standstill Agreement’) dated October 7, 2013 by and among the Company and certain affiliates of Icahn Capital L.P. In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Information Regarding the Nominees for Election as Directors

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees has been furnished to the Company by such nominees. Except as indicated, the nominees have had the same principal occupation during the last five years.

Paul A. Ricci, 58, has served as our Chairman since March 2, 1999 and our Chief Executive Officer since August 21, 2000. From May 1992 to August 2000, Mr. Ricci held several positions at Xerox including, President, Desktop Systems Division, President, Software Solutions Division, and Vice President, Corporate Business Development. Between June 1997 and March 1999, Mr. Ricci served as Chairman of the Board of Directors of Nuance Communications, Inc. (formerly, ScanSoft Inc.), which was then operating as an indirect wholly-owned subsidiary of Xerox. Mr. Ricci’s leadership position at the Company, his management abilities and experience, and his extensive knowledge of our industry qualify him to serve as a member of our Board of Directors.

Robert J. Frankenberg, 67, has served as a director since March 13, 2000. Mr. Frankenberg is owner of NetVentures, a management consulting firm. From December 1999 to July 2006, Mr. Frankenberg served as Chairman of Kinzan, Inc., an Internet Services software platform provider. From May 1997 to July 2000, Mr. Frankenberg served as Chairman, President and Chief Executive Officer of Encanto Networks, Inc., a developer of hardware and software designed to enable the creation of businesses on the Internet. From April 1994 to August 1996, Mr. Frankenberg was Chairman, President and Chief Executive Officer of Novell, Inc., a producer of network and office software. Mr. Frankenberg is a director of Wave Systems, Inc., Polycom Inc. and Rubicon Project, Inc. Mr. Frankenberg also serves on several boards of privately held companies. Previously, Mr. Frankenberg served as a director of National Semiconductor, Electroglas, Inc., Extended Systems Incorporated and Secure Computing Inc. Mr. Frankenberg serves as Chairman of our Audit and Compensation Committees and also serves on our Governance and Nominating Committees. Mr. Frankenberg’s experience as chairman, president and chief executive officer of numerous technology companies and his significant board experience (both with the Company and elsewhere) provides expertise in technology, business operations, corporate development, strategy, financial reporting, governance and board best practices.

Brett Icahn, 35, has served as a director since October 7, 2013. Mr. Icahn is currently responsible for co-executing an investment strategy across all industries as a Portfolio Manager of the Sargon Portfolio for Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. Prior to April 2010, Mr. Icahn served as an investment analyst for Icahn Capital LP and in a variety of investment advisory roles for Carl Icahn since 2002. Mr. Icahn was previously a director of: Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies, from January 2010 to February 2014; Voltari Corporation, a mobile data services provider, from January 2010 to August 2014; American Railcar Industries, Inc., a railcar manufacturing company, from January 2007 to June 2014; Take-Two Interactive Software Inc., a publisher of interactive entertainment products, from April 2010 to November 2013; and The Hain Celestial Group, Inc., a natural and organic products company, from July 2010 to November 2013. American Railcar Industries is indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non-controlling interest in our

Company, Hain Celestial, Take-Two Interactive Software, Cadus, and Voltari through the ownership of securities. Brett Icahn is Carl Icahn’s son. Mr. Icahn received a B.A. from Princeton University. Mr. Icahn was appointed to the Board pursuant to the Nomination and Standstill Agreement. Mr. Icahn serves on our Board of Directors as a designee of Carl Icahn and his affiliated entities. Mr. Icahn’s experience in investing and service on other boards of directors provides expertise in investing, corporate strategy and corporate governance.

William H. Janeway, 71, has served as a director since April 2004. Mr. Janeway is a Senior Advisor at Warburg Pincus LLC and has been employed by Warburg Pincus LLC since July 1988. Prior to joining Warburg Pincus LLC, Mr. Janeway served as Executive Vice President and a director at Eberstadt Fleming Inc. from 1979 to July 1988. Mr. Janeway is a director of several privately held companies. Mr. Janeway holds a B.A. from Princeton University and a Ph.D. from Cambridge University, where he studied as a Marshall Scholar. From 2004 through 2013 affiliates of Warburg Pincus owned more than 10% of the shares of the Company. Mr. Janeway serves on our Nominating Committee. As a private equity investor, Mr. Janeway brings strategic insights and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies and is familiar with a full range of corporate and board functions.

Mark R. Laret, 60, has served as a director since June 3, 2010. Since April 2000, Mr. Laret has served as CEO of the University of California San Francisco Medical Center. Mr. Laret serves as a director of Varian Medical Systems, Inc. Mr. Laret earned a B.A. from UCLA and a master’s degree in political science from the University of Southern California. Mr. Laret serves on our Audit and Governance Committees. Mr. Laret’s corporate executive experience in the healthcare industry, his significant professional expertise and background in medical and technical issues qualifies him to be a member of our Board of Directors.

Katharine A. Martin, 52, has served as a director since December 17, 1999. Since September 1999, Ms. Martin has served as a Member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Prior thereto, Ms. Martin was a Partner of Pillsbury Madison & Sutro LLP. Ms. Martin also serves on the board of directors of Wilson Sonsini Goodrich & Rosati, a Professional Corporation, the Wilson Sonsini Goodrich & Rosati Foundation, a nonprofit organization, The Ronald McDonald House at Stanford, a nonprofit organization and WildAid, a nonprofit organization. Ms. Martin serves as Chairman of our Governance Committee. Ms. Martin has twenty-six years’ experience practicing corporate and securities law, and has extensive experience representing public companies. Ms. Martin brings to the Board expertise in corporate governance, acquisitions, capital market transactions and securities law.

Mark B. Myers, 76, has served as a director since March 2, 1999. Dr. Myers served as Senior Vice President, Xerox Research and Technology from February 1992 until April 2000. From 2000 to 2005, Dr. Myers was a Senior Fellow, and from 2002 to 2005 was a visiting Executive Professor, at the Wharton School, University of Pennsylvania. Dr. Myers serves as Chairman of our Nominating Committee and also serves on our Audit and Compensation Committees. Mr. Myers brings to the Board his extensive experience in the technology industry and his service as a director of the Company since 1999, which affords him unique perspectives on our growth and evolution.

Philip J. Quigley, 72, has served as a director since the consummation of our acquisition of the former Nuance Communications, Inc. in September 2005, and was originally appointed to the Board in accordance with the terms of the Merger Agreement pursuant to which the Company acquired the former Nuance Communications, Inc. Mr. Quigley served as Chairman, President, and Chief Executive Officer of Pacific Telesis Group, a telecommunications holding company in San Francisco, California, from April 1994 until his retirement in December 1997. He also serves as a director of Wells Fargo & Company from 1994 to April 2013. Mr. Quigley serves as an advisor or director to several private organizations. Mr. Quigley serves on our Audit Committee. Mr. Quigley has extensive leadership and business management experience, which he acquired over a 30-year career in the telecommunications industry, including during that time as chairman, president and CEO of Pacific Telesis Group. Mr. Quigley’s experience at Pacific Telesis included mergers and acquisitions, and also provided him with extensive financial management experience.

David S. Schechter, 39, has served as a director since October 7, 2013. Mr. Schechter is currently responsible for co-executing an investment strategy across all industries as a Portfolio Manager of the Sargon Portfolio for Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. Prior to April 2010,

Mr. Schechter served as a Managing Director for Icahn Capital LP and in a variety of investment advisory roles for Mr. Icahn since 2004, providing investment and strategic advice across multiple industries, asset classes, and geographies. Prior to joining Mr. Icahn in January 2004, Mr. Schechter served as a Vice President of Global Special Situations at Citigroup, a unit responsible for making proprietary investments in distressed situations. Mr. Schechter has been a director of Mentor Graphics Corporation, an electronic design automation software company, since May 2011. Mr. Schechter was previously a director of: The Hain Celestial Group Inc., a natural and organic food and personal care products company, from July 2010 to November 2013; WebMD Health Corp., an online health information provider, from June 2012 to August 2013; Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, from December 2007 to October 2012; WestPoint Home LLC, a home textiles manufacturer, from November 2007 to December 2011; XO Holdings, a competitive provider of telecom services, from March 2009 to August 2011. Federal-Mogul, WestPoint Home and XO Holdings each are indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non-controlling interest in our Company, Mentor Graphics, Hain Celestial, WebMD, WCI Communities and BKF Capital through the ownership of securities. Mr. Schechter received a B.S. in Economics, cum laude, from the Wharton School at the University of Pennsylvania in May 1997. Mr. Schechter was appointed to the Board pursuant to the Nomination and Standstill Agreement. Mr. Schechter serves on our Board of Directors as a designee of Carl Icahn and his affiliated entities. Mr. Schechter’s experience in investing and service on other boards of directors provides expertise in investing, corporate strategy and corporate governance.

Required Vote

The nine nominees receiving the highest number of affirmative votes of the shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” the Board’s nominees. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

CORPORATE GOVERNANCE

Board of Director Meetings and Committees

The Board of Directors held a total of seven meetings during the fiscal year ended September 30, 2014. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served.

Board Independence

The Board of Directors has determined that Ms. Martin and each of Messrs. Frankenberg, Icahn, Janeway, Laret, Myers, Quigley and Schechter are independent within the meaning of the listing standards of the NASDAQ Stock Market.

Committees of the Board of Directors

The Board of Directors has Audit, Nominating, Governance and Compensation Committees. These committees meet regularly throughout the year and also hold special meetings or act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the Board. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors.

Audit Committee

The Audit Committee currently consists of Messrs. Frankenberg, Laret, Myers and Quigley, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable U.S. Securities and Exchange Commission, or SEC, rules and the listing standards of the NASDAQ Stock Market. The Audit Committee held six meetings during the fiscal year ended September 30, 2014. Mr. Frankenberg serves as Chairman of the Audit Committee.

The Board of Directors has determined that Mr. Frankenberg is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Frankenberg’s relevant experience includes his service as the Chief Executive Officer of Novell, Inc., where he actively supervised that company’s principal financial officer, and his service as a member of several other audit committees.

The Audit Committee reviews the engagement of the Company’s independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls, reviews whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence and reviews the scope of annual audits in accordance with a written Audit Committee Charter.

The Audit Committee Report is included in this Proxy Statement. In addition, the Board of Directors adopted an Amended and Restated Charter for the Audit Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/audit-committee/index.htm

Nominating Committee

The Nominating Committee currently consists of Messrs. Frankenberg, Myers and Janeway, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable U.S. Securities and Exchange Commission, or SEC, rules and the listing standards of the NASDAQ Stock Market. Mr. Myers serves as the Chairman of the Nominating Committee. The Nominating Committee held one meeting during the fiscal year ended September 30, 2014.

The mandate of the Nominating Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to stockholders and the Company. The Nominating Committee was formed to consider and periodically report on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees.

The Board of Directors adopted a written charter for the Nominating Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/nominating-committee/index.htm

Governance Committee

The Governance Committee currently consists of Ms. Martin and Messrs. Frankenberg and Laret, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of the NASDAQ Stock Market. Ms. Martin serves as the Chairman of the Governance Committee. The Governance Committee held one meeting during the fiscal year ended September 30, 2014.

The mandate of the Governance Committee is to ensure that the Board of Directors and the Company have and follow appropriate governance standards. To carry out this purpose, the Governance Committee develops and recommends to the Board the governance principles applicable to the Company and oversees the evaluation of the Board.

The Board of Directors adopted a written charter for the Governance Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/governance-committee/index.htm

Compensation Committee

The Compensation Committee currently consists of Messrs. Frankenberg and Myers, each of whom is (i) independent within the meaning of the listing standards of the NASDAQ Stock Market, (ii) a non-employee director within the meaning of Section 16 of the Exchange Act and (iii) an “outside” director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Frankenberg serves as the Chairman of the Compensation Committee. During the fiscal year ended September 30, 2014, Patrick T. Hackett served on the Compensation Committee until his resignation from the Board of Directors effective August 20, 2014. The Compensation Committee held six meetings during the fiscal year ended September 30, 2014.

The mandate of the Compensation Committee is to review and recommend to the Board of Directors the Company’s compensation and benefit policies, and oversee, evaluate and approve compensation plans, policies and practices for the Company’s executive officers. The Board of Directors adopted a written charter for the Compensation Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/compensation-committee/index.htm

The Compensation Committee Report and the Compensation Discussion and Analysis are included elsewhere in this Proxy Statement.

Consideration of Director Nominees

Stockholder Nominees

The Nominating Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as well as candidates recommended for consideration by the Nominating Committee as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations must comply with the requirements of the Company’s Bylaws and should include all information relating to such nominee as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such nominee acknowledging that as a director of the Company, such nominee will owe a fiduciary duty under the General Corporation Law of the State of Delaware exclusively to the Company and its stock-

holders. In addition, stockholder nominations should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, MA 01803.

A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating Committee shall direct the recommendation in writing to Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, MA 01803, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating Committee has not specified any minimum qualifications for serving on the Board of Directors. However, the Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in technology, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board of Directors. The Nominating Committee seeks to ensure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year. As described above, the Nominating Committee considers properly submitted stockholder nominations and recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, nominations and recommendations are aggregated and considered by the Nominating Committee. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating Committee. The Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Pursuant to the terms of a Nomination and Standstill Agreement, dated October 7, 2013, with High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, and Beckton Corp. (collectively, the “Icahn Group”), the Company agreed to appoint two persons designated by the Icahn Group to the Board of Directors (the “Icahn Designees”). Pursuant to such agreement, for any annual meeting of the Company’s stockholders after the 2014 Annual Meeting, the Company must notify the Icahn Group in writing no less than 45 calendar days in advance of the Company’s advance notice deadline if either or both of the Icahn Designees will not be nominated by the Company for election as a director at such annual meeting.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Frankenberg and Myers. Patrick T. Hackett also served on the Compensation Committee until his resignation from the Board of Directors effective August 20, 2014. None of the members of the Compensation Committee has been or is an officer or employee of the Company. None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of the Company. Eight of our then-eleven directors attended the 2014 annual meeting of stockholders.

Communication with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders who are interested in communicating with the Board of Directors are encouraged to do so by submitting an email to generalcounsel@nuance.com or by writing to us at Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, MA 01803. Stockholders who would like their submission directed to a member of the Board of Directors may so specify.

Code of Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees on February 24, 2004. Our Code of Business Conduct and Ethics can be found on our website: http://www.nuance.com/company/company-overview/company-policies/corporate-governance/code-of-ethics/index.htm . We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Such a request should be made in writing and addressed to Nuance Communications, Inc., Attention: Investor Relations, 1 Wayside Road, Burlington, MA 01803. Further, our Code of Business Conduct and Ethics was filed as an exhibit to our Annual Report on Form 10-K, filed with the SEC on March 15, 2004.

Stock Ownership Guidelines

On August 11, 2006, the Board of Directors adopted stock ownership guidelines for our executive officers and the non-employee members of the Board of Directors. These guidelines were adopted to further align the interests of our executive officers and non-employee members of the Board of Directors with the interests of our stockholders. Under these guidelines, the target share ownership levels are five times base salary for our chief executive officer, three times base salary for our other executive officers, and three times the annual cash retainer for the non-employee members of the Board of Directors. Shares of the Company’s common stock subject to outstanding and unexercised options, whether or not vested, as well as shares of the Company’s common stock subject to outstanding and unvested restricted stock awards are not counted for purposes of satisfying these guidelines. We have not specified a time period during which individuals must be in compliance with the guidelines, however, until an individual has reached the appropriate target level, he or she is required to retain 25% of the net shares received as a result of the exercise of stock options or vesting of restricted stock or restricted stock unit awards. Satisfaction of the stock ownership guidelines is calculated based on the closing market price of the Company’s common stock on a quarterly basis.

Corporate Governance Guidelines

Our corporate governance principles are set forth in our “Corporate Governance Guidelines.” These guidelines cover the following significant topics:

Board Selection Process.    It is expected that all directors will be alert to potential Board candidates with appropriate skills and characteristics and communicate information regarding Board selection matters to the Nominating Committee. The Nominating Committee is expected to exercise initiative in recommending to the Board candidates for directorships and Board committee assignments. The Company does not have a formal policy with regard to the consideration of diversity in identifying Director nominees; however, the Board endorses the value of seeking qualified directors from backgrounds otherwise relevant to the Company’s mission, strategy and business operations and perceived needs of the Board at a given time.

Director’s Eligibility, Education, and Term of Office.    Directors may not serve on the board of directors of more than five other public companies. Directors are reimbursed for costs incurred in connection with participating in director education programs. Each director is required to notify the Chairman upon a job change. The Governance Committee may consider such change of status in recommending to the Board whether the director should continue serving as a member of the Board. Directors who are not nominated for re-election by the Board must retire from the Board at the conclusion of any term during which the director reaches the age of seventy-five years.

Committees.    The current committee structure of the Board includes the following committees: Audit, Compensation, Nominating and Governance. The charters of each standing committee are reviewed periodically with a view to delegating committees with the authority of the Board concerning specified matters appropriate to such committee.

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board regularly reviews and consults with management on strategic direction, challenges and risks faced by the Company. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of the Board oversees management of financial risks, including its investment policies. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from the Company’s compensation plans and arrangements. These committees provide regular reports, generally on a quarterly basis, to the full Board.

Management is tasked with the direct management and oversight of legal, financial, and commercial compliance matters, which includes identification and mitigation of associated areas of risk. The Chief Financial Officer, the Chief Accounting Officer and Sr. Director of Corporate Compliance provide regular reports to the Audit Committee concerning financial, tax and compliance related risks. In addition, the Audit Committee receives periodic reports from management on the Company’s compliance programs and efforts, investment policy and practices, and compliance with debt covenants. Management and the Company’s compensation consultant provide analysis of risks related to the Company’s compensation programs and practices to the Compensation Committee.

The Board’s Leadership Structure

The Board currently combines the role of Chairman and Chief Executive. The Board believes that the Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board believes that combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board and fosters strategic development and execution. The Board has appointed Robert Frankenberg as the lead independent director. The lead independent director serves as the focal point for independent directors, coordinating feedback to the CEO on behalf of the independent directors regarding business issues and board management. The lead independent director and the other independent directors meet regularly without the CEO present.

Compensation Risk Assessment

In November 2014, the Compensation Committee and management considered whether the Company’s compensation programs for employees create incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Compensation Committee believes that our compensation programs are typical for our industry and that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation of Non-Employee Directors

The non-employee members of the Board of Directors receive a cash retainer for Board and Board committee service, 25% of which is payable on a quarterly basis following the fiscal quarter of service, as follows:

Board/Committee	Applicable Retainer
Board	$50,000
Audit Committee Chair	$30,000
Audit Committee Member	$15,000
Compensation Committee Chair	$25,000
Compensation Committee Member	$15,000
Nominating Committee Chair	$10,000
Nominating Committee Member	$5,000
Governance Committee Chair	$10,000
Governance Committee Member	$5,000
Lead Director	$20,000

The Company also reimburses the non-employee members of the Board of Directors for their expenses in connection with their attendance at meetings.

The non-employee members of the Board of Directors are also eligible to participate in the 1995 Directors’ Stock Plan, as amended (the “Directors’ Plan”). The Directors’ Plan provides that an initial restricted stock unit award for 30,000 shares of the Company’s common stock will be granted to individuals upon first joining the Board of Directors as a non-employee director, with a purchase price equal to $0.001 per share. In addition, the non-employee members of the Board of Directors are eligible to automatically receive annual restricted stock unit awards for 15,000 shares of the Company’s common stock on January 1 of each year, provided that, on such date, he or she has served on the Board of Directors for at least six months, with a purchase price equal to $0.001 per share. All restricted stock unit awards granted to the non-employee members of the Board of Directors vest in equal annual increments over a three-year period, subject to his or her continuous service to the Company through each such vesting date.

The following table provides information regarding the actual cash and equity compensation earned, paid to and received by the non-employee members of the Board of Directors during fiscal 2014:

FISCAL 2014 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1) (2)	Total ($)
Robert J. Frankenberg	135,000	226,485	361,485
Patrick T. Hackett	61,250	226,485	287,735
Brett Icahn	50,000	554,670	604,670
William H. Janeway	53,750	226,485	280,235
Mark R. Laret	68,750	226,485	295,235
Katharine A. Martin	60,000	226,485	286,485
Mark B. Myers	90,000	226,485	316,485
Philip J. Quigley	65,000	226,485	291,485
David S. Schechter	50,000	554,670	604,670
Robert G. Teresi	13,750	226,485	240,235

(1)	Amounts reported in the Stock Awards column represent the grant date fair value with respect to the restricted stock unit awards granted to their non-employee members of the Board of Directors during fiscal 2014, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) based on the closing market price of the Company’s common stock on the grant date (which was $15.10 per share for the annual award and $18.49 for the initial awards issued to Messrs. Icahn and Schechter). During fiscal 2014, non-employee directors forfeited 45,000 shares. Mr. Teresi forfeited 15,000 shares upon his resignation from the Board on February 3, 2014 and Mr. Hackett forfeited 30,000 shares upon his resignation from the Board on August 20, 2014. The grant date fair value of each restricted stock unit award granted during fiscal 2014 is set forth in the following table:

Name	Grant Date	Shares	Value
Mr. Frankenberg	January 1, 2014	15,000	$226,485
Mr. Hackett	January 1, 2014	15,000	$226,485
Mr. Icahn	October 7, 2013	30,000	$554,670
Mr. Janeway	January 1, 2014	15,000	$226,485
Mr. Laret	January 1, 2014	15,000	$226,485
Ms. Martin	January 1, 2014	15,000	$226,485
Mr. Myers	January 1, 2014	15,000	$226,485
Mr. Quigley	January 1, 2014	15,000	$226,485
Mr. Schechter	October 7, 2013	30,000	$554,670
Mr. Teresi	January 1, 2014	15,000	$226,485

(2)	The aggregate number of unvested shares of the Company’s common stock subject to outstanding stock awards held by each non-employee member of the Board of Director as of September 30, 2014 is set forth in the following table:

Name	Unvested Shares Subject to Outstanding Stock Awards
Mr. Frankenberg	30,000
Mr. Hackett	—
Mr. Icahn	30,000
Mr. Janeway	30,000
Mr. Laret	30,000
Ms. Martin	30,000
Mr. Myers	30,000
Mr. Quigley	30,000
Mr. Schechter	30,000
Mr. Teresi	—

The aggregate number of shares (all of which are vested) of the Company’s common stock subject to outstanding stock options held by each non-employee member of the Board of Director as of September 30, 2014 is set forth in the following table. There were no stock options granted to the non-employee directors during fiscal 2014.

Name	Shares Subject to Outstanding Stock Options
Mr. Frankenberg	30,000
Mr. Hackett	—
Mr. Icahn	—
Mr. Janeway	30,000
Mr. Laret	—
Ms. Martin	15,000
Mr. Myers	—
Mr. Quigley	—
Mr. Schechter	—
Mr. Teresi	—

EXECUTIVE COMPENSATION, MANAGEMENT AND OTHER INFORMATION

Information Concerning Current Executive Officers Who Are Not Directors

Thomas L. Beaudoin, 61, joined the Company in July 2008 as our Executive Vice President of Finance and has served as our Executive Vice President and Chief Financial Officer since August 2008. Mr. Beaudoin was employed by Polaroid Corporation from February 2004 to June 2008, during which time he served as President, Chief Financial Officer and Chief Operating Officer from July 2005 to June 2008 and Vice President and Controller from February 2004 to June 2005. Prior to joining Polaroid, Mr. Beaudoin served as a financial consultant to Sycamore Networks, Inc. from October 2003 to February 2004. From November 2002 to May 2003, Mr. Beaudoin served as acting Chief Financial Officer and from October 2000 to October 2002 was Senior Vice President of Finance for Parametric Technology Corporation.

A. Bruce Bowden, 45, joined the Company in October 2010 as our Executive Vice President of Corporate Strategy and Development and was elected as an Executive Officer on November 15, 2010. Mr. Bowden was employed by Nokia from June 2006 through April 2010 in a number of different positions, most notably as Vice President and Global Head of Mergers and Acquisitions. Prior to joining Nokia, Mr. Bowden served as Director, Corporate Strategy & Development (head of North American M&A) for PepsiCo from November 2004 through June 2006.

Earl H. Devanny, III, 62, joined the Company in April 2014 and currently serves as our President, Healthcare Division and was elected an executive officer on April 30, 2014. Prior to joining the Company, Mr. Devanny served as chairman and CEO of TriZetto Corporation from July, 2010 to May, 2013. He also held several executive roles at Cerner Corporation, most recently as president, over an eleven year period from 1999 through 2010.

Janet M. Dillione, 55, joined the Company in April 2010 as our Executive Vice President & General Manager of our Healthcare Division and was elected as an executive officer in May 2010. Prior to joining the Company, Ms. Dillione held several senior level management positions at Siemens Medical Solutions with the most recent position being President and CEO of their global healthcare IT division. She was employed by Siemens from June 2000 to April 2010. Ms. Dillione terminated employment with the Company on March 21, 2014.

William Robbins, 47, joined the Company in December 2013 and currently serves as our Executive Vice President of Worldwide Sales and was elected an executive officer on January 17, 2014. Prior to joining the Company, Mr. Robbins served as Chief Operating Officer of [24]7 from January 2013 to December 2013. Prior to joining [24]7, Mr. Robbins held various leadership roles, including the role of executive vice president, Worldwide Sales & Services, in addition to other leadership roles at Symantec.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis included in this Proxy Statement. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2014.

The Compensation Committee:

Mr. Frankenberg, Chairman Mr. Myers

COMPENSATION DISCUSSION & ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2014 compensation of our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) who were our most highly-compensated executive officers as of the end of fiscal 2014. These individuals were:

•	Paul A. Ricci, our Chief Executive Officer and Chairman of the Board of Directors (our “CEO”):

•	Thomas L. Beaudoin, our Executive Vice President and Chief Financial Officer;

•	A. Bruce Bowden, our Executive Vice President, Corporate Strategy and Development and Legal;

•	Earl H. Devanny III, our President, Healthcare Division;

•	William Robbins, our Executive Vice President, Worldwide Sales; and

•	Janet Dillione, our former Executive Vice President and General Manager, Healthcare.

Fiscal 2014 Management Changes

In December 2013, Mr. Robbins joined us as our Executive Vice President, Worldwide Sales.

On March 8, 2014, Ms. Dillione notified us of her decision to step down from her position as our Executive Vice President and General Manager, Healthcare effective March 21, 2014.

On April 14, 2014, Mr. Devanny joined us as our President, Healthcare Division.

These executive officers were our named executive officers (the “Named Executive Officers”) for fiscal 2014. In this Compensation Discussion and Analysis, Nuance Communications, Inc. is referred to as “our,” “us,” “we,” or “the Company.”

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during the fiscal year ended September 30, 2014. It also provides an overview of our executive compensation philosophy, as well as our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, in fiscal 2014, and discusses the key factors that the Compensation Committee considered in determining the compensation of our executive officers.

Executive Summary

➢	We made significant modifications to the incentive compensation opportunities of our Chief Executive Officer for fiscal 2014

Following the 2013 Annual Meeting of Stockholders, at which approximately 59% of the votes cast on the Say-on-Pay proposal were voted against the fiscal 2012 compensation of the Named Executive Officers, we solicited the views of our 13 largest stockholders (which, in the aggregate, represented approximately 24% of our then-current outstanding shares of common stock) about our executive compensation program. We also held discussions with Institutional Shareholder Services (“ISS”) to better understand their views about our executive compensation program.

As a result of these engagement activities, combined with our ongoing efforts to further align our executive compensation program with our long-term business objectives, the Compensation Committee affirmed our commitment to align pay with performance and approved several changes to our compensation structure. These changes were designed to help drive positive business results by further increasing accountability and enhancing the link between individual pay and our financial and operational performance.

In the case of the target total direct compensation opportunity of our Chief Executive Officer, Mr. Ricci, we redesigned the terms and conditions of his fiscal 2014 incentive compensation opportunities as follows:

•

Revised performance measures for annual bonus opportunity.    Established distinct performance metrics for his target bonus opportunity for fiscal 2014 which were based on an intersection of the achievement of pre-established non-GAAP revenue and earnings-per-share target levels.

•

Reduced target long-term incentive compensation award value.    Reduced the target grant value of his fiscal 2014 equity award grant by 75% from the target grant value of his prior years’ equity awards. His fiscal 2014 equity award had an at-target grant value of $7.8 million, which approximated the market median of our compensation peer group, 50% of which was performance-based and 50% of which was time-based.

•

Redesigned performance-based equity award.    Established a new performance metric in fiscal 2014 for his newly-approved performance-based equity award and modified a performance-based equity award that was approved during fiscal 2013 both to be measured over a two-year performance period through the end of fiscal 2015 as follows:

•	For his newly-approved performance-based equity award, established a performance metric aligned to a strategic leadership goal established by the Compensation Committee; and

•

For 50,000 shares of our common stock subject to the performance-based equity award that was approved in fiscal 2013, established a performance metric aligned to a relative total stockholder return goal to be measured against the NASDAQ Composite Index.

These metrics were selected to more closely align his fiscal 2014 target total direct compensation opportunity to the returns experienced by our stockholders and strategic goals that would enhance the long-term value of our common stock.

The metrics established by the Compensation Committee to evaluate Mr. Ricci’s performance during fiscal 2014 for purposes of his incentive compensation was as follows:

Compensation Element	Performance Metrics	Explanation
Annual bonus opportunity	The intersection of pre-established target levels for non-GAAP revenue and non-GAAP earnings-per share	Intended to ensure a balanced focus on revenue growth and expense management
Long-term incentive compensation
—Performance-based restricted stock unit awards approved in fiscal 2012 (250,000 shares) and fiscal 2013 (250,000) shares (500,000 shares total)	—Company non-GAAP revenue (35%) —Company bookings (35%) —Non-GAAP earnings-per share (30%)	—Key metrics used by management to measure our year-over-year performance and to gauge progress on long-term revenue growth
—Performance-based restricted stock award approved in fiscal 2012 (50,000 shares)	—Relative total stockholder return measured against NASDAQ Composite Index over two-year performance period ending September 30, 2015	—Metric used to gauge long-term value creation
—Performance-based restricted stock award approved in fiscal 2013 (250,000 shares)	—Achievement of strategic leadership objective established by the Compensation Committee	—Intended to ensure completion of key milestones to strengthen leadership team and ensure successful completion of business model transition

The Compensation Committee believed strongly it was appropriate to use similar key financial metrics for both the annual bonus plan and a portion of Mr. Ricci’s performance-based equity awards to maintain his focus on these key metrics, in particular revenue growth and expense management, as he oversees our transition strategy to reposition us for long-term growth and to build stockholder value. The Compensation Committee also believed this design was appropriate given that:

•	It selected three different financial metrics for Mr. Ricci’s performance-based equity awards (revenue, earnings-per-share, and bookings) rather than just one; and

•

The design of our annual bonus plan provided for the use of these performance metrics in a matrix in which the metrics were measured on an interdependent basis to determine annual bonus payments (if any). The design of Mr. Ricci’s performance-based equity awards provided that these metrics would be measured independently for purposes of determining the number of shares of our common stock earned (if any) at the end of the performance period.

➢	We maintained the same design for our Chief Executive Officer’s long-term incentive awards for fiscal 2015

At the 2014 Annual Meeting of Stockholders, the Say-on-Pay proposal received majority support, with approximately 51% of the votes cast voted in favor of the fiscal 2013 compensation of the Named Executive Officers. Even though the 2014 Say-on-Pay vote was approved by our stockholders, our Board of Directors and the Compensation Committee were disappointed with the level of support reflected by the vote.

Taking into account the results of the fiscal 2013 and 2014 Say-on-Pay votes, we continued our ongoing dialogue with our largest stockholders about our executive compensation program. Over the past 12 months, we have held discussions with several of our largest stockholders about our executive compensation program. Specifically, we sought input on the changes that we made to our executive compensation program in fiscal 2014, as well as other compensation or corporate governance issues the stockholder wanted to share with us. The Compensation Committee also directed its compensation consultant to review the analyses of the major proxy advisory firms on our Say-on-Pay proposal.

In November 2014, the Compensation Committee conducted its annual review of our executive compensation program and made its initial determinations with respect to the fiscal 2015 compensation of our executive officers, including the Named Executive Officers. In line with its decision to reduce and redesign the annual and long-term incentive compensation opportunities for Mr. Ricci for fiscal 2014, the Compensation Committee determined to maintain this approach for purposes of his fiscal 2015 short-term and long-term incentive awards, including ensuring that half of his long-term incentive compensation opportunity is performance-based. Specifically, the Compensation Committee took the following actions with respect to Mr. Ricci’s long-term incentive compensation opportunity:

•

Maintained fiscal 2014 award amounts and design in fiscal 2015.    Granted an equity award with a face value of $7.0 million, which is below the face value of his fiscal 2014 equity award. Half of the shares of our common stock subject to this equity award were granted in the form of a performance-based restricted stock unit award with his receipt of the shares of our common stock subject to the award contingent on our expected future performance in fiscal 2016.

Overall, Mr. Ricci’s target total direct compensation opportunity for fiscal 2015 approximates the median of the target total direct compensation opportunities of the chief executive officers at the companies in the compensation peer group.

Commitment to Stockholder Engagement

Our Board of Directors and the Compensation Committee value the opinions of our stockholders. Following each annual meeting of stockholders, our Board of Directors and the Compensation Committee consider the outcome of each vote when making future compensation decisions for our executive officers, including the Named Executive Officers. In addition to the annual Say-on-Pay vote, we are committed to ongoing engagement with our stockholders on executive compensation matters generally. We believe that our stockholder interactions have been meaningful and have given us useful feedback on our executive compensation program. We believe our stockholders generally support our revised compensation philosophy and recognize our efforts to enhance the alignment of our pay and performance.

Fiscal 2014 Business Summary

In fiscal 2014, global interest in our solutions remained strong, as evidenced by bookings growth and significant design wins. Across our business, we continue to focus on the expansion of our core technology portfolio toward natural language understanding and semantic processing, and the advancement of solutions driven by clinical language understanding, cloud-based connected services, highly interactive mobile applications, and deeper integration of virtual assistant capabilities. This focus enabled us to strengthen our competitive position across markets as we capitalized on core offerings and strong market positions, while making significant progress toward advancing innovations in adjacent markets.

As we manage a transition in our business to cloud-based and other recurring revenue models, we continue to balance near-term financial performance against the medium- and long-term strategic and financial success of the company. In the second half of fiscal 2014, we further intensified our commitment to cost efficiencies that drive greater profitability for the business. We applied greater cost discipline across the organization and directed investments from several mature product lines toward our highest growth opportunities, resulting in improvement in our fourth quarter gross margin and operating margin.

Reflecting these trends, our results included the following key metrics:

•	Bookings — Fiscal 2014 bookings of $2,441.9 million, up 27.4% from $1,916.5 million in fiscal 2013.

•	Revenue — Fiscal 2014 non-GAAP revenue of $1,987.1 million, up 1.5% from $1,957.7 million in fiscal 2013. Fiscal 2014 GAAP revenue of $1,923.5 million, up 3.7% from 1,855.3 million in fiscal 2013.

•	Operating Margin — Fiscal 2014 non-GAAP operating margin of 23.7%, compared to 27.9% in fiscal 2013. Fiscal 2014 GAAP operating margin of (1.1%), compared to 2.6% in fiscal 2013.

•

Net Income — Fiscal 2014 non-GAAP net income of $360.1 million, or $1.12 per diluted share, compared to $428.0 million, or $1.33 per diluted share, in fiscal 13. Fiscal 2014 GAAP net loss of $(150.3) million, or $(0.47) per share, compared to $(115.2) million, or $(0.37) per share in fiscal 2013.

•	Cash Flow — Fiscal 2014 operating cash flow of $358.1 million, compared to $395.0 million in fiscal 2013.

Fiscal 2014 bookings growth was driven by new and expanded relationships across our businesses, as well as several important renewals in our Healthcare on-demand, Clintegrity, automotive and Enterprise on-demand businesses.

In fiscal 2014, our bookings and revenue continued to reflect our customers’ preference for long-term contracts, which result in recurring revenue over the life of the arrangement. These types of contracts improve the sustainability and predictability of revenue streams but contribute less to near-term revenue than traditional perpetual license models.

During fiscal 2014 we announced that we would increase our focus on expenses, as part of a long-term strategy to improve productivity and margins. Programs that we enacted during fiscal 2014 delivered results in the fourth quarter. In our fiscal 2014 non-GAAP results, we improved utilization rates in our professional services business, directed research and development investments from several mature product lines toward our highest growth opportunities and slowed the growth of sales and marketing expenses.

The ongoing transition of our business model and financial results were carefully considered by the Compensation Committee in reaching its decisions regarding the performance-based compensation of our executive Officers for fiscal 2014, as discussed in more detail below.

Fiscal 2014 Executive Compensation Highlights

Consistent with our compensation philosophy, the target total direct compensation opportunities of our executive officers, including the Named Executive Officers, are directly tied to performance metrics designed to increase our revenue and profitability and, thereby, produce long-term stockholder value. Thus, as a result of our financial performance and the achievement of some of the target levels established for these performance metrics in fiscal 2014, the compensation actually earned by our executive officers ranged from 78% to 98% of their target total direct compensation opportunities.

For fiscal 2014, the Compensation Committee took the following actions with respect to the compensation of the Named Executive Officers:

•

Base salary.    With the exception of Mr. Beaudoin, maintained their annual base salaries at their fiscal 2013 level. In April 2014, the Compensation Committee adjusted Mr. Beaudoin’s annual base salary to reflect the competitive market for chief financial officers.

•

Annual Bonus.    Maintained their target bonus opportunities at their fiscal 2013 level. With the exception of Mr. Bowden, awarded annual bonuses that represented 50% of their target bonus opportunity based on our level of achievement of the annual bonus plan’s performance objectives. The Compensation Committee exercised its discretion to award Mr. Bowden 89% of his target bonus opportunity due to his extraordinary performance with respect to our merger and acquisition activities and his expanded responsibilities of oversight of our global legal function. These bonus payments were made entirely in shares of our common stock which vested on December 5, 2014.

•

Equity Awards.    Approved equity awards at levels that the Compensation Committee believed responded to developments in the competitive market, satisfied our retention objectives, and rewarded them for their individual performance and expected future contributions. With the exception of Mr. Ricci, two-thirds of these awards were entirely performance-based, the value of which will be earned only if they achieve the performance goals established annually for such awards. Half of Mr. Ricci’s awards were performance-based.

In addition, the Compensation Committee approved compensation arrangements for Messrs. Devanny and Robbins, who joined us during fiscal 2014.

Chief Executive Officer Long-Term Incentive Compensation Analysis

This section addresses the way the Compensation Committee has designed the long-term incentive compensation awards for our executive officers, with a specific emphasis on the awards for Mr. Ricci. This section explains how the structure of these awards influences the way that the Compensation Committee establishes the target total direct compensation opportunity for our executive officers at the beginning of each fiscal year (and sets the performance goals for the equity awards that comprise the long-term incentive compensation element of their target total direct compensation opportunities). It also explains how the values derived from this structure differ from the way that these awards are reported in the Summary Compensation Table that accompanies this Compensation Discussion and Analysis. Unlike most companies, which grant and set the performance goals for their performance-based equity awards at the same time, the Compensation Committee often approves the reservation of shares of our common stock for the specific performance-based restricted stock unit awards of our executive officers and (except with respect to the initial installment of such awards) sets the performance goals for these awards in later fiscal years. As a result, under the SEC’s executive compensation disclosure rules, these subsequent award installments are not reported in the Summary Compensation Table until the fiscal year in which the performance goals are established.

Long-Term Incentive Compensation Philosophy

Consistent with our compensation philosophy, the Compensation Committee has designed our executive compensation program to provide that a significant level of our executive officers’ target total direct compensation opportunity is at risk as half of their long-term incentive compensation is delivered in the form of performance-based restricted stock unit awards for shares of our common stock, the value of which is only realized if the performance targets are achieved.

In addition, the Compensation Committee has structured these awards to reflect the unique characteristics of our business:

•	A business in a highly-competitive and rapidly-changing industry;

•	A business with a long-term strategy based on both acquisitions as well as organic growth; and

•	A business in the midst of a major transition of our business model.

As a result, the Compensation Committee has determined that it is in our best interests to select the performance metrics and set the related target levels for our performance-based restricted stock unit awards using an annual, rather than a multi-year, approach. Not only does this approach enable the Compensation Committee to set performance goals that are responsive to our near-term and long-term objectives, it also minimizes the risk that these goals will become unattainable because of unforeseen or changing circumstances. This annual grant approach also allows the Compensation Committee to be responsive to ever-changing business conditions.

In addition, by approving the size of each performance-based restricted stock unit award at the beginning of each three-year performance cycle, the Compensation Committee is able to ensure that each executive officer has a significant portion of his annual and near-term total direct compensation opportunity at risk, underscoring our emphasis on performance results and reinforcing our retention objectives.

The Compensation Committee believes that if the increments of previously-approved performance-based restricted stock unit awards for which the performance goals are to be established at the beginning of a given fiscal year are sufficient to satisfy its incentive objectives for the year, it will not make any new awards for that year.

At the same time, the Compensation Committee believes that, consistent with our compensation philosophy, the target total direct compensation opportunities of our executive officers should be predicated on their value to the organization. This is particularly true in the case of Mr. Ricci. As our Chief Executive Officer since September 2000, and Chairman of our Board of Directors since 1999, Mr. Ricci has played a critical role in our ongoing success over the past 15 years, both as our senior executive officer and a visionary in a dynamic and continuously-changing industry. During his tenure, Mr. Ricci has successfully led us through significant strategic acquisitions and business alliances that have transformed us into a leading provider of speech solutions. At the same time, under his guidance we have embarked on an aggressive plan to transition our business model, with an increasing concentration of our revenue coming from on-demand, term-based, subscription or transactional pricing models, which are recognized over time, and a decreasing proportion of our revenues coming from perpetual license models. Given his industry stature, Mr. Ricci continues to be a potential candidate for leadership positions at other companies that may seek to recruit him with a lucrative compensation package.

The implementation of these principles can be illustrated by the equity awards that the Compensation Committee has granted to Mr. Ricci over the past three fiscal years. Over that period, in recognition of his leadership and to directly link his compensation to our financial and operational performance, a significant portion of Mr. Ricci’s target total direct compensation opportunity has consisted of the opportunity to earn shares of our common stock that is heavily weighted towards specific performance objectives.

Long-Term Incentive Compensation Authorized

The following table shows the face value of the equity awards that have been approved for Mr. Ricci for the three-year period from fiscal 2012 through fiscal 2014. As described above, the face value of these awards represents the value of the shares of our common stock subject to the award as of the date of the Compensation Committee’s approval of the award, and is not necessarily consistent with the grant date fair value amount reported in the Summary Compensation Table for the fiscal year of the award’s approval. This face value reflects the Compensation Committee’s recognition of Mr. Ricci’s value as the leader of our business, as well as it belief that, at any time, our executive officers should have a significant portion of his total direct compensation opportunity at risk and subject to being earned based on our future financial and operational performance.

CHIEF EXECUTIVE OFFICER

APPROVED EQUITY AWARDS

FISCAL 2012 — FISCAL 2014

	Type of Award	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	Total Face Value on Issuance Date
Nov 11, 2011 (FY12) (1,500,000 shares)		$6,450,000 (250,000 shares)	$6,450,000 (250,000 shares)	$6,450,000 (250,000 shares)			$19,350,000 750,000
		$6,450,000 (250,000 shares)	$6,450,000 (250,000 shares)	$6,450,000 (250,000 shares)			$19,350,000 750,000

Dec 17, 2012 (FY13) (1,500,000 shares)			$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)		$16,740,000 750,000
			$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)		$16,740,000 750,000

Nov 12, 2013 (FY14) (500,000 shares)					$3,927,500 (250,000 shares)		$3,927,500 750,000
					$3,927,500 (250,000 shares)		$3,927,500 750,000

Dec 15, 2014 (FY15) (500,000 shares)						$3,507,500 (250,000 shares)	$3,507,500 750,000
						$3,750,500 (250,000 shares)	$3,750,000 750,000

Long-Term Incentive Compensation Opportunity

The following table shows the grant date fair value of the equity awards that are considered to be part of Mr. Ricci’s target total direct compensation opportunity for each of the three years from fiscal 2012 through fiscal 2014. As described above, the grant date fair value of each performance-based restricted stock unit award is calculated at the beginning of the fiscal year in which the specific performance goals for his aggregate performance-based equity awards are established by the Compensation Committee. Those performance goals represent the Compensation Committee’s judgment as to the specific objectives that it wants Mr. Ricci to devote his attention to for the year, and reflect a blend of key short-term and long-term financial and strategic objectives, as well as continued attention to the ongoing transition of our business model.

These grant date fair values are not necessarily consistent with the grant date fair value amounts reported in the Summary Compensation Table for the fiscal year in which the performance goals were established since they include the portion of the grant date fair value of time-based restricted stock unit awards that will be earned during each respective fiscal year. As required under the SEC’s executive compensation disclosure rules, the aggregate grant date fair value of these time-based restricted stock unit awards has been reported in the Summary Compensation Table in the fiscal year during which such awards were approved by the Compensation Committee.

CHIEF EXECUTIVE OFFICER

EQUITY AWARD OPPORTUNITY

FISCAL 2013 — FISCAL 2014

	Type of Award	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016
Nov 11, 2011 (FY12) (1,500,000 shares)		$6,450,000 (250,000 shares)	$6,450,000 (250,000 shares)	$6,450,000 (250,000 shares)
		$6,320,000 (250,000 shares)	$5,580,000 (250,000 shares)	$3,927,500 (250,000 shares)

Dec 17, 2012 (FY13) (1,500,000 shares)			$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)
			$5,580,000 (250,000 shares)	$3,927,500 (250,000 shares)	$702,235 (50,000 shares) $3,000,000 (200,000 shares)

Nov 12, 2013 (FY14) (500,000 shares)					$3,927,500 (250,000 shares)
$3,927,500 (250,000 shares)

Dec 15, 2014 (FY15) (500,000 shares)						$3,507,500 (250,000 shares)
$3,750,000 (250,000 shares)
					Projected:	Projected:
Equity Award Grant Date Fair Value			$23,190,000	$19,885,000	$17,137,235	$7,257,500
Amount Realized from Equity Award			$9,969,500	$16,039,730

(1)	The amount shown reflects the grant date fair value (under ASC718) of each installment of the performance-based restricted stock unit awards as determined in the fiscal year in which the performance goals for that installment were established by the Compensation Committee.

(2)	This amount represents the total grant date fair value of Mr. Ricci’s long-term incentive compensation opportunity for fiscal 2013, fiscal 2014, and (on a projected basis assuming a grant date fair value of $15.00 per share) fiscal 2015 and fiscal 2016 combining the grant date fair value (under ASC718) of the installment of each time —based restricted stock unit award to be earned during that fiscal year and the grant date fair value of the installment of each performance-based restricted stock unit award for which the performance goals were established and the shares of our common stock subject to such installment were to be earned during such fiscal year. As explained in the narrative discussion introducing this table, these grant date fair values are not necessarily consistent with the grant date fair value amounts reported in the Summary Compensation Table for the fiscal year covered.

Long-Term Incentive Compensation Earned

As illustrated by the foregoing graphs, a significant portion of Mr. Ricci’s long-term incentive compensation is comprised of performance-based restricted stock unit awards, which derive their value based on our specific financial and operational performance, and time-based restricted stock unit awards, the value of which is dependent on the performance of our stock price (which is directly influenced by our financial and operational performance). This compensation is wholly “at risk” and contingent on his ability to lead us to achieve our short-term and long-term objectives. The variable nature of these awards and their direct link to our actual business results can be illustrated by the following graph:

Represented in the Summary Compensation Table on page 52 is the issuance fair value of the RSU equity award granted on November 12, 2013, the grant date values of the PRSU awards that are measured over a two year period and represented in fiscal 2015 in the Chief Executive Officer Approved Equity Award table illustrated above and the grant date values of PRSU awards granted in fiscal year 2012 and fiscal year 2013 that were aligned to fiscal 2014 targets. See table below for reconciliation:

Date of Issuance	Date of Grant	# of Shares	Grant Date Value	Type of Award
11/12/2013*	11/12/2013	250,000	$3,927,500	Performance award tied to Strategic Leadership Management-Based Objective (“MBO”) that will vest if goals are achieved on 9/30/2015
11/12/2013*	11/12/2013	250,000	$3,927,500	Time-based shares vesting 11/11/2015

Total grants issued in FY2014		500,000	$7,855,000

12/17/2012	11/12/2013	50,000	$702,235	Performance award tied to Total Stockholder Return (“TSR”) target through 10/29/2015.
11/11/2011	11/12/2013	250,000	$3,927,500	Performance award tied to Fiscal 2014 Corporate Financial Targets
12/17/2012	11/12/2013	250,000	$3,927,500	Performance award tied to Fiscal 2014 Corporate Financial Targets

Total grants issued prior to FY2014 and accounted for in FY14		550,000	$8,557,235

Total Value Reported in Stock Award Column			$16,412,235

*	On November 12, 2013, in connection with this increment of Mr. Ricci’s fiscal 2013 performance-based restricted stock unit award, the Compensation Committee granted performance-based restricted stock unit awards providing an incentive for over-achievement of the performance metrics, as discussed elsewhere in this Compensation Discussion and Analysis.

Executive Compensation-Related Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During fiscal 2014, we maintained the following executive compensation policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

What We Do

✓	Maintain a Compensation Committee comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

✓	Enable the Compensation Committee to engage and retain its own advisors. During fiscal 2014, the Compensation Committee engaged Compensia, Inc. to assist with its responsibilities. Compensia performs no consulting or other services for the Company.

✓	The Compensation Committee conducts an annual review of our executive compensation strategy, including a review of the compensation peer group used for comparative purposes, and, to help avoid creating any such risks that would be reasonably likely to have a material adverse effect on us, an annual review of our compensation-related risk profile.

✓	Design the equity awards granted to our executive officers are to vest or be earned over multi-year periods, which is consistent with current market practice, and better serves our long-term value creation goals and retention objectives.

✓	Design our executive compensation program to use performance-based short-term and long-term incentive compensation awards to align of the long-term interests of our executive officers with the interests of our stockholders.

✓	Provide modest amounts of perquisites and other personal benefits to our executive officers which serve a sound business purpose.

✓	Require that all change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they first require both a change-in-control of the Company and a qualifying termination of employment before an executive officer is eligible to receive any such payments and benefits).

✓	Provide that all change-in-control payment and benefit amounts and multiples are within reasonable market norms.

✓	Maintain a rigorous stock ownership policy for our executive officers which require each of them to beneficially own a specified amount of our common stock computed as a multiple of their annual base salary.

✓	Maintain a compensation recovery (“clawback”) policy which provides that, in the event we are required to prepare an accounting restatement, we may recover from our executive officers any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement.

✓	The Board of Directors reviews the risks associated with our key executive positions on an annual basis so that we have an adequate succession strategy and plans are in place for our most critical positions.

✓	Prohibit our executive officers and members of our Board of Directors from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities, or engaging in any other hedging transactions with respect to our equity securities. In addition, we prohibit our employees, executive officers, and members of our Board of Directors from pledging their equity securities or using such securities as collateral for a loan.

What We Do Not Do

X	Offer pension arrangements, defined benefit retirement plans, or nonqualified deferred compensation plans to our executive officers.

X	Provide any tax reimbursement payments or “gross-ups” in connection with any severance or change-in-control payments or benefits to our executive officers.

X	Pay dividends or dividend equivalents on unvested or unearned restricted stock unit and performance-based restricted stock unit awards.

X	Reprice options to purchase shares of our common stock without stockholder approval.

Compensation Philosophy

Our compensation philosophy is designed to promote our business objectives on the principle that our strategic and operational achievements result from the coordinated efforts of all employees working toward common strategic goals. Our guiding compensation principles focus on:

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aligning the interests of our executive officers and our stockholders and customers by offering significant levels of at-risk compensation in the form of both time-based and performance-based restricted stock unit awards for shares of our common stock so that the long-term incentives available to our executive officers will have a direct correlation to our financial performance;

•	paying our executive officers on the basis of their value to the organization;

•	maintaining a compensation program that ensures pay rates that are competitive with those of other organizations in our labor markets, based on our current financial condition; and

•	attracting, retaining, and motivating the best employees.

Compensation Objectives and Challenges

Our overall compensation objective is to compensate our executive officers and other employees in a manner that attracts and retains the caliber of individuals needed to manage and staff a dynamic, highly-complex business in an innovative industry. For our executive officers, including the Named Executive Officers, we seek to align our executive compensation program with the interests of our stockholders by tying a significant portion of their total compensation to the performance of our common stock.

Currently, we face challenges in hiring and retaining executive officers due to a number of factors that contribute to a relatively small pool of available executive talent. We believe that this makes recruiting and retaining key executive officers difficult, and our executive compensation program takes into account and seeks to address these challenges, including the following:

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Acquisitive — We experience rapid changes to our technology, personnel, and corporate strategy related in part to our significant ongoing acquisition activity. Our revenues have also grown, as has the geographic and technical scope of our operations. Not all executives desire or are suited to manage in a highly acquisitive environment, making the services of our current executive officers more valuable and recruiting new executives more difficult.

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Highly Competitive Voice and Languages Industry — The market for “voice and language” applications and services is highly competitive, rapidly evolving, and fragmented, and is subject to changing technology, shifting customer needs, and the frequent introduction of new products and services. Our position as a pioneer in this innovative and highly-competitive industry makes us a more attractive employer to some executives but a less attractive employer to others. In addition, our success has made our executive officers more attractive as candidates for employment with other companies, creating additional challenges for us to retain them.

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Executive Background — Typically, we hire deeply-experienced managers with specific experience in key functional areas who have operated in a highly-acquisitive environment similar to the one in which we operate. Given our rapid growth rate, the number of executives with the most desirable experience is relatively low and these executives are more difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more aggressive with our executive compensation packages.

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Corporate Environment — We are a demanding employer and our fast-moving, challenging culture is not always suited to the executives who comprise the talent pool from which we recruit. Like many acquisitive companies in very dynamic markets, we place extraordinary demands on executive time and attention. This perception means that often prospective executives are more focused on equity compensation, and the Compensation Committee applies our compensation practices accordingly. The Compensation Committee believes that offering competitive long-term incentive compensation awards with strong upside opportunities in our compensation packages, better aligns the interests of our executive officers and our stockholders. If performance is not achieved, the compensation realized by our executive officers is accordingly reduced.

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Replacement Cost — When determining the compensation for a current executive officer who has been with us for a substantial period of time, the Compensation Committee takes into consideration what it may cost to hire that executive officer’s replacement. The Compensation Committee believes that replacement cost is highly relevant to an executive officer’s compensation because it is what we would have to pay if the executive officer left us given the factors described above and it likely approximates the executive officer’s own perceived value in the competitive environment for executive talent.

Our objective is to implement strategies for delivering compensation that align current opportunities with the overall software industry, provide sufficient emphasis on “pay-for-performance” and are appropriately aligned with our financial goals and long-term stockholder returns.

Compensation-Setting Process

Authority, Role, and Operation of the Compensation Committee

The current members of the Compensation Committee are Messrs. Frankenberg (Chair) and Myers. The Board of Directors created the Compensation Committee to discharge its responsibilities relating to the compensation of our executive officers. The Compensation Committee has overall responsibility for approving and evaluating our executive compensation program and related policies and practices. The mandate of the Compensation Committee is to review and recommend to the Board of Directors the Company’s compensation and benefit policies, and oversee, evaluate, and approve compensation plans, policies and programs for our executive officers.

The Compensation Committee has adopted a written charter approved by the Board of Directors, which discusses in detail its responsibilities, and which is available on our corporate website at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/compensation-committee/index.htm.

The Compensation Committee establishes all elements of compensation paid to our CEO and reviews management’s recommendations for and approves all elements of compensation paid to our other executive officers, including the other Named Executive Officers. Our CEO, in consultation with our Senior Vice President and Chief Human Resources Officer and other members of our senior management, submits all recommendations regarding the compensation of our other executive officers to the Compensation Committee for its review and approval. The Compensation Committee also reviews the compensation of the non-employee members of the Board of Directors and recommends changes, when appropriate, to the Board of Directors.

In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with our Human Resources department from time to time. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers that it selects. The Compensation Committee may delegate any of its responsibilities to one or more subcommittees, to the extent permitted by applicable law. The Compensation Committee did not delegate any responsibilities to a subcommittee during fiscal 2014.

The Compensation Committee reviews the compensation of our executive officers, including the Named Executive Officers, annually to ensure that it is consistent with our compensation philosophy, corporate and individual performance, changes in the market, and our executive officers’ individual responsibilities. During the first quarter of our fiscal year, or in conjunction with the Company-wide performance process, the Compensation Committee conducts a review of the performance of each executive officer, including our CEO.

Our CEO presents to the Compensation Committee his evaluation of each executive officer, which includes a review of his or her contribution and performance during the last fiscal year (compared against the performance objectives that the CEO and Compensation Committee established at the beginning of the fiscal year for the executive officer), strengths, weaknesses, development plans and succession potential. Our Human Resources department also assists in the performance reviews of the executive officers, all of whom report directly to our CEO.

The Compensation Committee then makes its own assessments using our CEO’s presentation and, based on this assessment, approves each executive officer’s annual bonus payment, if any, for the last completed fiscal year, including any discretionary adjustments to such awards, and the elements of each executive officer’s total direct compensation opportunity, including performance-based compensation, for the current fiscal year, taking into account, in each case, our CEO’s evaluation, the scope of the executive officer’s responsibilities and experience, and its own evaluation of the competitive market.

The Compensation Committee works directly with our CEO to define and establish his annual performance objectives. In fiscal 2014, our CEO’s objectives were based on achievement of the non-GAAP revenue, bookings and non-GAAP earnings-per-share targets established by the Compensation Committee that aligns with the Company’s fiscal 2014 operating plan. Our CEO works with our other executive officers, including the other Named Executive Officers, to develop their annual performance objectives, which are then approved by the Compensation Committee.

The fiscal 2014 annual performance objectives for the Named Executive Officers were based on the financial objectives established for corporate and their respective business functions and responsibilities. The corporate, financial, and individual performance objectives for our executive officers are established in a manner such that target attainment is not assured; meaning that the executive officers’ receipt of compensation for performance at or above target will require significant effort on their part.

Role of Compensation Committee Advisor

The Compensation Committee retained Compensia, Inc., a national compensation consulting firm, to serve as its independent advisor for fiscal 2014. Compensia advises the Compensation Committee with respect to trends in executive compensation, compensation peer group selection, the determination and design of compensation plans and arrangements, the assessment of competitive pay levels and mix (for example, the proportion of “fixed” pay to “variable” pay and the proportion of annual cash pay to long-term incentive pay), total equity utilization levels compared to market, and setting compensation levels. As part of its engagement, Compensia conducted executive and non-employee director compensation assessments to be used in connection with fiscal 2014 compensation actions.

The Compensation Committee may replace an advisor or hire additional advisors at any time. Compensia did not provide any other services to us and received no compensation other than with respect to the services described above.

Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of the NASDAQ Stock Market, the Compensation Committee has determined that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.

Competitive Positioning

Each year, to determine the competitiveness of our overall executive compensation program, the Compensation Committee reviews the compensation for comparable positions within our industry, the historical compensation levels of our executive officers, and the individual performance of executive officers evaluated against their individual objectives established for the preceding fiscal year. The Compensation Committee believes the group of software companies that it uses for these purposes provides an appropriate peer group because we compete for the same employee pool at the executive level, are in the same or similar industry, and are of generally similar size as measured by revenue and market capitalization. The Compensation Committee obtains compensation data about these companies from compensation surveys, proxy statements, and other public filings. In addition, this data is supplemented by Radford executive compensation survey data representing a broader group of technology companies that are of similar size with revenues between $1 billion to $3 billion.

In September 2013, the Compensation Committee, with the assistance of Compensia, reviewed the compensation peer group that it had developed in August 2012 and reapproved this peer group for use as a market reference at the beginning of fiscal 2014. At that time, the compensation peer group consisted of the following companies:

Akamai Technologies, Inc.	Parametric Technology Corporation
Autodesk, Inc.	Red Hat, Inc.
BMC Software, Inc.	Salesforce.com, Inc.
Cadence Design Systems, Inc.	Synopsys, Inc.
Citrix Systems, Inc.	TIBCO Software, Inc.
Cerner Corporation	Verifone Systems, Inc.
Informatica Corporation	VeriSign, Inc.
MICROS Systems, Inc.	VMware, Inc.

In July 2014, the Compensation Committee, with the assistance of Compensia, updated the compensation peer group to account for change in our total revenue and revenue growth, market capitalization, and business/industry focus. At that time, the Compensation Committee removed VMware, Inc. from the peer group due to differences in revenue and market capitalization. It also removed BMC Software, Inc. from the peer group as a result of its acquisition. The Compensation Committee also added Adobe Systems, Incorporated, LinkedIn Corporation, and Teradata Corporation to the peer group, noting their financial and business/industry similarities to us. The compensation peer group for the remainder of fiscal 2014 consisted of the following companies:

Adobe Systems Incorporated	Parametric Technology Corporation
Akamai Technologies, Inc.	Red Hat, Inc.
Autodesk, Inc.	Salesforce.com, Inc.
Cadence Design Systems, Inc.	Synopsys, Inc.
Citrix Systems, Inc.	Teradata Corporation
Cerner Corporation	TIBCO Software, Inc.
Informatica Corporation	Verifone Systems, Inc.
LinkedIn Corporation	VeriSign, Inc.
MICROS Systems, Inc.

The Compensation Committee used the updated compensation peer group to assess the fiscal 2014 compensation levels of our executive officers and to frame and evaluate the fiscal 2015 compensation analysis.

Compensation Elements

In fiscal 2014, the compensation arrangements of our executive officers, including the Named Executive Officers, comprised the following elements:

•	base salary;

•	a performance-based annual bonus opportunity;

•	long-term incentive compensation in the form of equity awards;

•	retirement and other welfare benefits;

•	personal benefits; and

•	post-employment compensation payments and benefits.

Our compensation philosophy places an emphasis on “at-risk” pay with a balanced focus between short-term and long-term strategic objectives. Consistent with this philosophy, the majority of the target total direct compensation opportunities of our executive officers, including the Named Executive Officers, is variable in nature, the payment and value of which depends on our financial results.

To achieve this objective, we use a performance-based annual bonus plan that may be paid out in cash or shares of our common stock (with or without additional vesting requirements) or a combination of both cash and shares, and long-term incentive compensation in the form of options to purchase shares of our common stock, time-based restricted stock unit awards for shares of our common stock, time-based restricted stock awards for shares of our common stock, and performance-based restricted stock unit awards for shares of our common stock. The performance measures we establish for the annual bonus plan and the performance-based restricted stock unit awards are designed to promote stockholder return, market share increase, and revenue and earnings growth.

For fiscal 2014, the Compensation Committee elected, in consideration of the volatile nature of the software industry, to establish performance measures and related target levels for the performance-based restricted stock unit awards that were based on our fiscal 2014 financial performance as measured by non-GAAP revenue at the corporate and divisional levels, non-GAAP earnings-per-share, segment profit, and cash flow, while our fiscal 2014 annual bonus plan was based on the intersection of non-GAAP revenue and non-GAAP earnings-per-share achievement. These performance measures were selected based on the Compensation Committee’s belief that these measures best position us for sustained growth in the future.

Base Salary

We use base salary to provide our executive officers, including the Named Executive Officers, with a basic fixed amount of compensation. Base salary levels reflect each executive officer’s responsibilities, performance, and expertise and are intended to be competitive with the base salary levels of comparable positions at the companies in our compensation peer group.

The Compensation Committee establishes base salary levels based, in part, on market data for our compensation peer group, as well as the job performance and level of experience of each individual executive officer, internal pay parity considerations, and replacement costs. Generally, we tie the performance-based incentive compensation opportunities and post-employment compensation arrangements for each executive officer to his or her base salary.

In November 2013, the Compensation Committee reviewed the base salaries of our executive officers, including each of the Named Executive Officers, and determined that no adjustments would be made to their base salary levels for fiscal 2014.

In connection with the hiring of Mr. Devanny, the annual base salary of Mr. Devanny was set at $700,000 by the Compensation Committee following arms-length negotiations with him in connection with his appointment as our President, Healthcare Division on April 14, 2014.

On April 30, 2014, the Compensation Committee approved an increase in the annual base salary of Mr. Beaudoin from $450,000 to $500,000.

The base salaries of the Named Executive Officers during fiscal 2014 were as follows:

Named Executive Officer	Fiscal 2013 Base Salary	Fiscal 2014 Base Salary		Change
Mr. Ricci	$800,000	$800,000		—
Mr. Beaudoin	$450,000	$500,000	(1)	11.1%
Mr. Bowden	$375,000	$375,000		—
Mr. Devanny	—	$700,000		—
Mr. Robbins	—	$450,000		—
Ms. Dillione	$450,000	$450,000		—

(1)	Mr. Beaudoin’s base salary increase was effective as of May 1, 2014.

Short-Term Incentive Compensation

Each year, the Compensation Committee adopts an annual bonus plan, which is designed to promote the attainment of specific financial objectives (as reflected in our annual operating plan) while, at the same time, supporting our longer-term strategic business objectives, and encouraging leadership and teamwork. Our executive officers, including the Named Executive Officers, are eligible to participate in this plan. At the beginning of each fiscal year, the Compensation Committee, after consultation with our CEO, establishes one or more financial performance measures, as well as minimum, target, and maximum performance levels for each measure. In addition, each executive officer is assigned a target bonus opportunity that generally reflects his or her position and is expressed as a percentage of his or her base salary. The amount of each executive officer’s actual bonus payment is based on the extent to which we achieve or exceed the pre-established target level for each performance measure (up to a maximum percentage of 150%) that may be paid out to any executive officer.

After the end of the fiscal year, the Compensation Committee reviews our performance against the financial measures and makes its bonus decisions. The Compensation Committee has the discretion to approve bonus payments which are higher or lower than an executive officer’s target bonus opportunity depending on its evaluation of his or her individual performance for the fiscal year. Annual bonus payments may be made in cash or in shares of our common stock, which may be subject to additional vesting requirements as established by the Compensation Committee.

Target Bonus Opportunities

In November 2013, for purposes of the fiscal 2014 annual bonus plan (the “2014 Bonus Plan”), the Compensation Committee reviewed the fiscal 2013 target bonus opportunity for each executive officer, including each Named Executive Officer, and determined that, at that time, no adjustments were necessary or appropriate. Consequently, no adjustments were made to the target bonus opportunities of the Named Executive Officers, whose fiscal 2014 target bonus opportunities were maintained at their fiscal 2013 levels.

The target bonus opportunities of the Named Executive Officers for fiscal 2014 were as follows:

Named Executive Officer	Fiscal 2014 Target Bonus Opportunity (as a Percentage of Base Salary)
Mr. Ricci	150%
Mr. Beaudoin	85%
Mr. Bowden	75%
Mr. Devanny(1)	79%
Mr. Robbins(2)	78%
Ms. Dillione	77%

1)	Mr. Devanny’s target bonus opportunity was established when he joined us in April 2014.

2)	Mr. Robbins target bonus opportunity was established when he joined us in December 2013.

Performance Measures

Under the 2014 Bonus Plan, annual bonuses were to be based on our actual performance as measured against the intersection of two corporate financial measures, non-GAAP revenue and non-GAAP earnings-per-share growth, which the Compensation Committee determined were critical to the successful execution of our fiscal 2014 operating plan. The 2014 Bonus Plan provided for full funding at the target bonus opportunity level if we achieved non-GAAP revenue of $2.07 billion and non-GAAP earnings-per-share of $1.10 per share.

For purposes of the 2014 Bonus plan, we calculated “non-GAAP revenue” and “non-GAAP earnings-per-share” in the same manner that we calculate this measure for purposes of our quarterly earnings announcements. In performing this calculation, we either included or excluded items in six general categories, each of which are described below.

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Acquisition-Related Revenue and Cost of Revenue.    We include revenue and cost of revenue related to acquisitions that would otherwise have been recognized but for the purchase accounting treatment of these transactions. “Non-GAAP revenue” also includes revenue that we would have otherwise recognized had we not acquired intellectual property and other assets from the same customer.

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Acquisition-Related Costs, Net.    We have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition related adjustments. These categories are further discussed as follows:

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Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services, including services provided by third parties.

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Professional service fees include third-party costs related to the acquisition, and legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

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Acquisition related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

•	Amortization of Acquired Intangible Assets. We exclude the amortization of acquired intangible assets from the calculation of non-GAAP expense and income measures including earnings-per-share.

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Costs Associated with IP Collaboration Agreement.    We have entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, we will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, we consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of its normal, organic, continuing operating activities, and, are therefore excluded from our non-GAAP results.

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Non-Cash Expenses.    We exclude the following non-cash expenses when calculating non-GAAP earnings-per-share: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes.

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Other Expenses.    We exclude certain other expenses that are the result of unplanned events or non-recurring course of events when calculating non-GAAP earnings-per-share. Included in these expenses are items such as restructuring charges, asset impairments, professional service fees, and other charges (credits), net. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash. Other items such as gains or losses on non-controlling strategic equity interests are also excluded.

Fiscal 2014 Bonus Decisions

For fiscal 2014, our actual non-GAAP revenue was $1,987 million and our non-GAAP earnings-per-share was $1.12 per share. After reviewing our financial results, the Compensation Committee approved the funding of bonuses at 50% of the target bonus opportunity level. With respect to the bonus payments for each of the Named Executive Officers, in November 2014 the Compensation Committee exercised its discretion to approve the bonus payments equal to 50% of their target bonus opportunity to each of the Named Executive Officers, with the exception of Mr. Bowden for whom received 89% of his target bonus opportunity, based on their individual performance for fiscal 2014 and in recognition of our financial results for the year.

The fiscal 2014 bonus payments for the Named Executive Officers were made entirely in the form of restricted stock unit awards for shares of our common stock. The number of shares of our common stock subject to these awards was determined by dividing the amount of the cash bonus otherwise earned by the closing market price of our common stock on November 26, 2014, or $15.34 per share, which was the date the Compensation Committee approved the final allocation of the Bonus Plan. These restricted stock unit awards vested in full on December 5, 2014.

The actual bonus payments to, the Named Executive Officers for fiscal 2014 were as follows:

Named Executive Officer	Percentage of Fiscal 2014 Target Bonus Opportunity Earned	Actual Fiscal 2014 Bonus ($)		Actual Fiscal 2014 Bonus (as number of shares of common stock)
Mr. Ricci	50%	$600,000		39,113
Mr. Beaudoin	50%	$212,500		13,852
Mr. Bowden	89%	$250,000		16,297
Mr. Devanny	50%	$128,544	(1)	8.379
Mr. Robbins	50%	$138,793	(2)	9,047

(1)	The bonus payment was pro-rated for the commencement of his employment on April 14, 2014.

(2)	The bonus payment was pro-rated for the commencement of his employment on December 16, 2013.

Long Term Incentive Compensation

We provide long-term incentive compensation to our executive officers, including the Named Executive Officers, in the form of restricted stock awards (“RSA”) for shares of our common stock and restricted stock unit (“RSU”) awards for shares of our common stock with both time and performance restrictions. The multi-year performance-based and time-based vesting requirements of these equity awards are designed to align the interests of our executive officers and our stockholders and to provide each individual executive officer with a significant incentive to manage us from the perspective of an owner and to remain employed with us.

In January 2011, the Compensation Committee determined that at least 50% of all future equity awards granted to our executive officers, including the Named Executive Officers, would be performance-based awards to be earned or paid out based on the achievement of pre-established target levels for one or more performance measures. The Compensation Committee believes that this equity mix provides a more effective alignment of the interests of our executive officers and our stockholders. The efficacy of this philosophy was demonstrated during fiscal 2013 when the shares of our common stock subject to performance-based equity awards were forfeited by the Named Executive Officers, with the exception of Mr. Chambers who received 10% of the shares of our common stock subject to his performance-based equity awards.

The Compensation Committee also believes that the commitment to grant a mix of both time-based and performance-based equity awards enhances our ability to retain our executive officers by providing a portion of their long-term incentive compensation opportunity in the form of full value equity awards (such as RSU awards) that will be earned only if they remain employed with us for several years.

Typically, the Compensation Committee reviews our executive officers’ prior fiscal year’s performance at its first meeting of the fiscal year and will grant equity awards if deemed appropriate within the first quarter of the fiscal year. Further, the Compensation Committee determines the value of the equity awards that it grants to each executive officer based on its evaluation of his or her performance, his or her skills, expertise, and experience, his or her expected future contributions, its retention objectives for the executive officer, the status of their outstanding equity awards (including the projected value of these awards in future fiscal years), its evaluation of our financial and operational performance for the preceding fiscal year, and its review of the compensation data described in “Competitive Positioning” above and replacement costs.

Performance Measures

In addition to the non-GAAP revenue and non-GAAP earnings-per-share performance measures, certain of the long term incentive equity awards are based on the measurement of bookings. For the purposes of fiscal 2014 equity awards, “bookings” were defined to represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value. For contracts where revenue was based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced.

Fiscal 2014 Annual Equity Awards

In November 2013, the Compensation Committee approved annual equity awards to our executive officers, including Messrs. Ricci, Beaudoin, and Bowden and Ms. Dillione. With the exception of the equity awards granted to Mr. Ricci, these awards were approximately one-third in the form of RSU awards with time-based vesting requirements, and two-thirds in the form of RSU awards with performance-based vesting requirements (“PBRSU awards”). Mr. Ricci’s equity awards were one-half in the form of RSA awards with time-based vesting requirements, and one-half in the form of RSU awards with performance-based vesting requirements (“PBRSU awards”). The Compensation Committee believed that this combination struck an appropriate balance between creating a long-term retention incentive for our executive officers and establishing performance goals that further align the interests of our executive officers with our business objectives for the next two fiscal years and with increasing stockholder value.

As in prior years, the Compensation Committee determined that, with respect to the PBRSU awards, it would establish the performance metrics and set target levels for such metrics that constitute the performance-based vesting requirements for such awards at or shortly after the beginning of each fiscal year covered by the award. As described above in the discussion of Mr. Ricci’s long-term incentive compensation, the Compensation Committee believes that, at this time, selecting measures and setting target levels on an annual basis allows it to assess progress and changes in our business and changes in our industry to ensure that the measures and related target levels selected align with our progress and strategic priorities and what it believes are in our long-term best interests.

The equity awards granted to Mr. Ricci and the Named Executive Officers during fiscal 2014 were as follows:

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
Mr. Ricci	November 12, 2013	RSA	250,000	$3,927,500	100% of these shares vest on November 11, 2015
	November 12, 2013	PBRSU	250,000	$3,927,500	250,000 of these shares were aligned to a strategic leadership MBO with milestones to be achieved over a 2 year period. Once milestone achieved, shares will time-vest on September 30, 2015. As of September 30, 2014, 62,500 of these shares became eligible to vest upon certification by the Compensation Committee of the milestone and will now time-vest on September 30, 2015; the remaining 187,500 shares to be measured by the Compensation Committee and upon determination of achievement will vest on September 30, 2015.
	November 12, 2013	PBRSU	125,000	$1,963,750	From 0% to 100% of these shares to vest and be earned if the Company exceeds the target level for the non-GAAP revenue, non-GAAP earnings-per-share, and bookings performance metrics established with respect to the 250,000 shares of the fiscal 2014 increment of the performance-based restricted stock unit award approved by the Compensation Committee on December 11, 2011

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
					(fiscal 2012) and the 250,000 shares of the fiscal 2014 increment of the performance-based restricted stock unit award approved by the Compensation Committee on December 17, 2012 (fiscal 2013)
	November 12, 2013	PBRSU	12,500	$196,375	From 0% to 100% of these shares to vest and be earned if the Company exceeds the target level for the total stockholder return performance metric established with respect to 50,000 shares of the fiscal 2015 increment of the performance-based restricted stock unit award approved by the Compensation Committee on December 17, 2012 (fiscal 2013)
	November 12, 2013	PBRSU	50,000	$785,500	From 0% to 100% of these shares to vest and be earned if the Company exceeds the target level for the non-GAAP revenue, bookings and non-GAAP earnings-per-share metric to be established with respect to 200,000 shares of the fiscal 2015 increment of the performance-based restricted stock unit award approved by the Compensation Committee on December 17, 2012 (fiscal 2013)
Mr. Beaudoin	November 12, 2013	RSU	50,000	$785,500	Half of these shares vest on September 30, 2015 and half on September 30, 2016.

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
	November 12, 2013	PBRSU	100,000	$1,571,000	Half of these shares will vest upon certification by the Compensation Committee following fiscal 2015 of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2015, with the other half of these shares subject to similar performance-based vesting requirements established for the one-year performance period ending September 30, 2016
	November 12, 2013	PBRSU	21,875	$326,594	From 0% to 100% of these shares to vest and be earned if the Company exceeds the target level for the performance metrics established with respect to the fiscal 2014 increments of the performance-based restricted stock unit awards approved by the Compensation Committee in fiscal 2012
	April 30, 2014	PBRSU	25,000	$402,250	Up to 25,000 shares will vest upon certification by the Compensation Committee of following completion of 1st half fiscal 2015 performance period of

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
					the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the 1st half fiscal 15 performance period ending March 30, 2015,
Mr. Bowden	November 12, 2013	RSU	50,000	$785,500	15,000 shares vest on December 31, 2013, 5,000 shares vest on September 30, 2014, 5,000 shares vest on September 30, 2015, and 25,000 shares vest on September 30, 2016
	November 12, 2013	PBRSU	100,000	$1,571,000	10,000 of these shares vested upon certification by the Compensation Committee following completion of 1st half fiscal 2014 performance period of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the 1st half fiscal 14 performance period ending March 30, 2014, 15,000 of these shares will vest upon certification by the Compensation Committee following completion of fiscal 2014 performance period of the achievement of the performance-based objectives for such shares as determined by

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
					the Compensation Committee and completed over the fiscal 14 performance period ending September 30, 2014, with the remaining shares subject to similar performance-based vesting requirements established for the one-year performance periods ending September 30, 2015 (25%) and September 30, 2016 (50%), respectively
	November 12, 2013	PBRSU	12,500	$196,375	From 0% to 100% of these shares to vest and be earned if the Company exceeds the target level for the performance metrics established with respect to the fiscal 2014 increments of the performance-based restricted stock unit awards approved by the Compensation Committee in fiscal 2012, 2013, and 2014
Mr. Devanny	April 30, 2014	RSU	250,000	$4,022,500	50,000 shares vest on September 30, 2014, 100,000 shares vest on September 30, 2015, 66,666 shares vest on September 30, 2016, and 33,334 shares vest on September 30, 2017
	April 30, 2014	RSU	30,000	$482,700	This grant was issued as a sign-on bonus and 100% of these shares will vest on April 30, 2015.

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
	April 30, 2014	PBRSU	250,000	$4,022,500	50,000 of these shares will vest upon certification by the Compensation Committee following fiscal 2014 of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2014, 100,000 of these shares subject to similar performance-based vesting requirements established for the one-year performance period ending September 30, 2015, 66,666 of these shares subject to similar performance-based vesting requirements established for the one-year performance period ending September 30, 2016, and 33,334 of these shares subject to similar performance-based vesting requirements established for the one-year performance period ending September 30, 2017.
Ms. Dillione		RSU	52,500	$824,775	17,500 shares vest on September 30, 2014 and 35,000 shares vest on September 30, 2015
		PBRSU	97,500	$1,531,725	32,500 shares will vest upon certification by the Compensation Committee following

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
					fiscal 2014 of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2014, with the remaining shares subject to similar performance-based vesting requirements established for the one-year performance period ending September 30, 2015
		PBRSU	17,500	$274,925	From 0% to 100% of these shares to vest and be earned if the Company exceeds the target level for the performance metrics established with respect to the fiscal 2014 increments of the performance-based restricted stock unit awards approved by the Compensation Committee in fiscal 2013 and 2014
Mr. Robbins	December 31, 2013	RSU	125,000	$1,900,000	62,500 of these shares vest on December 16, 2014, 41,250 of such shares vest on December 16, 2015, and 21,250 of such shares vest on December 16, 2016.
	December 31, 2013	PBRSU	125,000	$1,900,000	62,500 of these shares will vest upon certification by the Compensation Committee following fiscal 2014 of the

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
					achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2014, 41,250 of these shares subject to similar performance-based vesting requirements established for the one-year performance period ending September 30, 2015, and 21,250 of these shares subject to similar performance-based vesting requirements established for the one-year performance period ending September 30, 2016.
	January 15, 2014	PBRSU	4,688	$71,773	From 0% to 100% of these shares to vest and be earned if the Company exceeds the target level for the performance metrics established with respect to the fiscal 2014 increments of the performance-based restricted stock unit awards issued to Mr. Robbins on December 31, 2013.

In November 2014, the Compensation Committee certified the level of attainment of the performance measures for the fiscal 2014 performance-based restricted stock unit awards, increments of which were granted in the fiscal years as detailed further in the Grants of Plan Based Awards Table. Each Named Executive Officer’s target number of shares of our common stock subject to the performance-based restricted stock unit award, the percentage of achievement of the performance measures, and the actual number of shares of our common stock earned in connection with this increment were as follows:

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2014 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
Mr. Ricci	175,000	Up to 175,000 shares subject to award will vest if non-GAAP revenue equals or exceeds $2.060 billion (1) Up to an additional 43,750 shares will vest on a scale for overachievement of this goal.	96%	148,750
	175,000	Up 175,000 shares subject to award will vest if bookings equals $2.201 billion(1). Up to an additional 43,750 shares will vest on a scale for overachievement of this goal.	113%	218,750
	150,000	Up to 150,000 shares subject to award will vest if non-GAAP earnings-per-share equal or exceed $1.04 per share (1) Up to an additional 37,500 shares will vest on a scale for overachievement of this goal.	108%	178,500
Total			109%	546,000
Mr. Beaudoin	26,250	Up to 26,250 shares subject to award will vest if non-GAAP revenue equals or exceeds $2.060 billion(2) Up to an additional 6,563 shares will vest on a scale for overachievement of this goal.	96%	15,750
	26,250	Up to 26,250 shares subject to award will vest if bookings equals or exceeds $2.201 billion(2) Up to an additional 6,563 shares will vest on a scale for overachievement of this goal.	113%	32,813
	26,250	Up to 26,250 shares subject to award will vest if non-GAAP earnings-per-share equal or exceed $1.04 per share (2) Up to an additional 6,563 shares will vest on a scale for overachievement of this goal.	108%	32,813

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2014 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
	8,750	8,750 of shares subject to award will vest if strategic gross margin improvement target is achieved	100%	8,750
Total			103%	90,125
Mr. Bowden	10,000	10,000 shares subject to award will vest for delivery of a strategic business analysis and recommendation no later than March 31, 2014	100%	10,000
	10,000	Up to 10,000 shares subject to award will vest if non-GAAP revenue equals or exceeds $2.060 billion(2) Up to an additional 2,500 shares will vest on a scale for overachievement of this goal.	96%	6,000
	10,000	Up to 10,000 shares subject to award will vest if bookings equals or exceeds $2.201 billion(2) Up to an additional 2,500 shares will vest on a scale for overachievement of this goal.	113%	12,500
	10,000	Up to 10,000 shares subject to award will vest if non-GAAP earnings-per-share equal or exceed $1.04 per share(2) Up to an additional 2,500 shares will vest on a scale for overachievement of this goal.	108%	12,500
	10,000	Up to 10,000 shares subject to award will vest if fiscal 2014 mergers & acquisition management revenue target is achieved(3)	73%	3,125
	10,000	Up 10,000 shares subject to award will vest if strategic business portfolio target is achieved	100%	10,000
Total			86%	51,625
Mr. Devanny	6,667	Up to 6,667 shares subject to award will vest if non-GAAP revenue equals or exceeds $2.060 billion(2)	96%	4,000

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2014 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
	6,667	Up to 6,667 shares subject to award will vest if bookings equals or exceeds $2.201 billion(2)	113%	6,667
	6,666	Up to 6,666 shares subject to award will vest if non-GAAP earnings-per-share equal or exceed $1.04 per share(2)	108%	6,666
	10,000	Up to 10,000 shares subject to award will vest if healthcare segment revenue target level is achieved(4)	98%	9,000
	10,000	Up to 10,000 shares subject to award will vest if healthcare segment bookings target is achieved(4)	103%	10,000
	5,000	Up to 5,000 shares subject to award will vest if Q1-Q3 2014 healthcare segment margin target is achieved(4)	109%	5,000
	5,000	Up to 5,000 shares subject to award will vest if Q4 2014 healthcare segment margin target is achieved(4)	105%	5,000
Total			96%	46,333
Ms. Dillione(6)	9,333	Up to 9,334 shares subject to award will vest if corporate non-GAAP revenue equals or exceeds $2.060 billion(2) Up to an additional 2,333 shares will vest on a scale for overachievement of this goal.	0%	0
	9,333	Up to 9,333 shares subject to award will vest if bookings equals or exceeds $2.201 billion(2) Up to an additional 2,333 shares will vest on a scale for overachievement of this goal.	0%	0
	9,334	Up to 9,333 shares subject to award will vest if non-GAAP earnings-per-share equal or exceed $1.04 per	0%	0

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2014 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
		share(2) Up to an additional 2,333 shares will vest on a scale for overachievement of this goal.
	14,000	Up to 14,000 shares subject to award will vest if healthcare segment revenue target is achieved. (4)	0%	0
	14,000	Up to 14,000 shares subject to award will vest if healthcare segment bookings target is achieved.(4)	0%	0
	14,000	Up to 14,000 shares subject to award will vest if healthcare segment profit target is achieved.(4)	0%	0
Total			0%	0
Mr. Robbins	6,250	Up to 6,250 shares subject to award will vest if non-GAAP revenue equals or exceeds $2.060 billion(2) Up to an additional 1,563 shares will vest on a scale for overachievement of this goal.	96%	8,756
	6,250	Up to 6,250 shares subject to award will vest if bookings equals or exceeds $2.201 billion(2) Up to an additional 1,563 shares will vest on a scale for overachievement of this goal.	113%	7,813
	6,250	Up to 6,250 shares subject to award will vest if non-GAAP earnings-per-share equal or exceed $1.04 per share(2) Up to an additional 1,563 shares will vest on a scale for overachievement of this goal.	108%	7,813
	6,250	6,250 shares subject to award will vest if non-GAAP sales operating expense target is achieved(5)	102%	6,250
	18,750	Up to 18,750 shares subject to award will vest if management sales plan revenue equals or exceeds $2.070 billion(5)	96%	8,756

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2014 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
	18,750	Up to 18,750 shares subject to award will vest if management sales plan bookings equals or exceeds $2.416 billion(5)	103%	18,750
Total			85%	53,131

(1)	These awards provided for linear interpolation of the award payout as follows: 85% achievement of the corporate performance measure would result in the vesting of 35% of the shares subject to the award increment. For achievement above 85%, the vesting of the award shares would be linear up to full vesting of the award increment. Award also has opportunity for overachievement of targets up to 125% of the shares

(2)	These awards provided for linear interpolation of the award payout as follows: 92% achievement of the corporate performance measure would result in the vesting of 20% of the shares subject to the award increment. For achievement above 92%, the vesting of the award shares would be linear up to full vesting of the award increment. Award also has opportunity for overachievement of targets up to 125% of the shares

(3)	These awards would vest as follows: 50% achievement of the corporate performance measure would result in the vesting of 25% of the shares subject to the award, 75% achievement of the corporate performance measure would result in the vesting of 50% of the shares subject to the award and 100% achievement of the performance measure would result in the vesting of 100% of the shares subject to the award.

(4)	These awards provided for linear interpolation of the award payout as follows: 95% achievement of the divisional performance measure would result in the vesting of 25% of the shares subject to the award increment. For achievement above 95%, the vesting of the award shares would be linear up to full vesting of the award increment.

(5)	These awards provided for linear interpolation of the award payout as follows: 94% achievement of the corporate performance measure would result in the vesting of 20% of the shares subject to the award increment. For achievement above 94%, the vesting of the award shares would be linear up to full vesting of the award increment.

(6)	Ms. Dillione terminated employment from the Company on March 21, 2014, and therefore was not eligible to receive any shares that would have otherwise been earned for achieving performance targets.

Retirement, Welfare, and Personal Benefits

We offer our United States employees, including our executive officers, comprehensive health and welfare programs including medical, wellness, dental, vision, disability, life insurance, and accidental death and dismemberment, In addition, we offer a Section 401(k) plan and Employee Stock Purchase Plan. Our executive officers are offered the same level of benefits as our employees.

We provide our executive officers, including the Named Executive Officers, with certain personal benefits, including reimbursement for tax and financial planning services, and a car allowance (if applicable), the incremental costs to the Company of which are reflected in the Summary Compensation Table below. The Compensation Committee believes these personal benefits are reasonable and consistent with our overall executive compensation program, because they better enable us to attract and retain superior individuals for our key executive positions. In addition, these personal benefits are provided to ensure our executive officers’ health and financial affairs are taken care of in a manner that enables them to focus their full attention on their respective positions. The Compensation Committee reviews and approves the personal benefits provided to our executive officers on an annual basis.

Enhanced welfare benefits and other personal benefits provided to our CEO and other executive officers are as follows:

•	A wellness program that provides for an enhanced annual medical examination for each executive officer.

•	With the exception of our CEO, each executive officer is eligible to receive a $500,000 term life insurance policy at our expense.

•	Our CEO receives a $1 million term life insurance policy at our expense.

•

The Named Executive Officers are eligible for an enhanced long-term disability benefit that provides for payment of 60% of their eligible earnings capped at a maximum of $18,500 per month, with the exception of our CEO who is not subject to this maximum limit and has a benefit of 60% of his base salary. In addition, the Named Executive Officers have an enhanced “Own Occupation” provision that provides for continuation of benefits beyond the two years if they cannot return to their own occupation.

•	Personal aircraft use

•

To increase the number of in-person meetings with our customers, as well as to reduce the physical strain of heavy travel schedules, we own a corporate aircraft and also lease charter aircraft from time to time for business-related travel. The Compensation Committee has adopted a policy permitting corporate-owned or leased aircraft to be available for the personal use of our CEO for his protection and the protection of our assets, and to reduce his travel time and allow him to devote more time to work duties. The Compensation Committee approved personal use of the corporate-owned or leased aircraft by our CEO in fiscal 2014 and reviews the personal usage on a quarterly basis. We determine the value of personal use of corporate-owned or leased aircraft based on the aggregate incremental cost to us for such use.

•	A tax and financial planning reimbursement benefit.

Employment Agreements

Employment Agreement with Mr. Ricci

During his tenure as our CEO, we have reflected the terms and conditions of Mr. Ricci’s employment with us through a written employment agreement between him and the Company. Prior to fiscal 2014, we last entered into an amended and restated employment agreement with our Mr. Ricci, in November 2011 (the “Employment Agreement”). This agreement, which had a term of three years, set forth the terms and conditions of his employment, including his compensation and the circumstances under which he would be eligible to receive payments and benefits in the event of his termination of employment, including a termination of employment in connection with a change in control of the Company.

On November 12, 2013, our Board of Directors approved an amendment to the Employment Agreement to:

•

extend its term for an additional year through November 11, 2015 (subject to extension for additional one-year terms upon the mutual written consent of Mr. Ricci and us as provided in the Employment Agreement); and

•	set forth his base salary, target bonus opportunity, and equity awards for fiscal 2014.

In addition, the amendment to the Employment Agreement eliminated the tax “gross-up” related to reimbursements for up to $50,000 of services provided under an enhanced executive medical program, $25,000 of tax and financial planning services, and a $20,000 car allowance. Finally, the amendment to the Employment Agreement restricted the post-retirement reimbursement allowance provided in such agreement to a maximum of $25,000 per year and $250,000 in the aggregate.

Retention Agreement with Ms. Dillione

In November 2013, the Compensation Committee entered into a written retention agreement with Ms. Dillione, providing for her continued employment through September 30, 2014. Pursuant to the terms of this agreement, if her employment is terminated without cause (as defined in the retention agreement), Ms. Dillione was eligible to receive:

•	a lump sum cash payment equal to 100% of her annual base salary;

•	a lump sum cash payment equal to her pro-rated annual target bonus opportunity for the year of termination of employment, based on our actual performance for such year;

•

full accelerated vesting of the time-based RSU award for 37,500 shares of our common stock and the performance-based RSU award for 37,500 shares of our common stock granted to her on December 17, 2012, with acceleration of the performance-based RSU award based on our actual performance if she was employed for the full fiscal year; and

•	Company-paid COBRA medical continuation coverage for 12 months following the termination of employment.

The foregoing payments and benefits were payable in lieu of the post-employment compensation arrangements set forth in Ms. Dillione’s employment offer letter dated March 29, 2010, and were conditioned on her execution of a release of claims in favor of us. Ms. Dillione terminated employment in March 2014 therefore this agreement is no longer in force.

Post-Employment Compensation

On our behalf, the Compensation Committee has entered into agreements with our CEO and certain other executive officers, including each of the other Named Executive Officers, which provide for certain payments and benefits upon certain specified terminations of employment, including certain specified terminations of employment following a change in control of the Company. In exchange for these payments and benefits, each executive officer must release the Company from any claims relating to his or her employment and termination of employment.

We believe that these protections are necessary to help motivate and retain our executive officers and, in some cases, helped induce them to forego other opportunities or leave their then-current employment for the uncertainty of a demanding position in a new and unfamiliar organization. We also believe that these protections will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value when analyzing a potential transaction that could involve a change in control of the Company.

On November 12, 2013, the Compensation Committee approved enhancements to the existing post-employment compensation arrangement with certain of the Named Executive Officers, as follows:

•	Mr. Beaudoin — Increased the amount of the payments and benefits in the event of a termination of employment without cause other than within 12 months following a change in control of the Company:

•	from six months to 12 months of base salary; and

•	Company-paid COBRA medical continuation coverage for 12 months following the termination of employment.

•	Messrs. Beaudoin and Bowden, and Ms. Dillione — Enhanced their eligibility for a payment following a change in control of the Company by:

•	providing for a payment upon a resignation for good reason in addition to a termination of employment without cause;

•	adding a lump sum payment equal to 100% of the annual target bonus for the year of termination of employment, or the year preceding the change in control of the Company, if greater; and

•

providing that upon a change in control of the Company, any performance shares for the year of the change in control will vest in full based on continued service through the end of the performance period, or upon an earlier termination of employment without cause or a resignation for good reason.

Ms. Dillione’s post-employment compensation arrangements were further modified to include provisions coordinating the payments and benefits between these arrangements and her retention agreement to avoid any duplication of payments.

These enhancements were made to promote greater consistency between the post-employment compensation arrangements of the Named Executive Officers.

The post-employment payments and benefits which the Named Executive Officers are eligible to receive are described in more detail in “Employment, Severance, and Change in Control Agreements” below.

Other Compensation Policies

Stock Ownership Policy

We believe that our executive officers, including the Named Executive Officers, should own and hold shares of our common stock to further align their interests and actions with the interests of our stockholders. Our executive officers are expected to own and hold that number of shares of our common stock that correspond to their position within the Company. We have not specified a time period during which an executive officer must be in compliance with our stock ownership policy, however, until he or she has reached the appropriate ownership level, he or she is required to retain 25% of the net shares received upon the exercise of an option to purchase shares of our common stock or vesting of restricted stock or restricted stock unit awards.

The current stock ownership levels are as follows:

Individual Subject to Stock Ownership Policy	Minimum Required Level of Stock Ownership
Chief Executive Officer	Five times current annual base salary
Other Executive Officers	Three times current annual base salary

As of the end of fiscal 2014, our CEO and each of the other Named Executive Officers satisfied his or her stock ownership level as specified above, with the exception of Messrs. Devanny and Robbins who joined the Company during fiscal 2014.

Compensation Recovery Policy

We maintain a compensation recovery (“clawback”) policy which provides that, in the event that we are required to prepare an accounting restatement, we may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement. This policy applies prospectively to incentive compensation paid or awarded after December 7, 2012, its date of adoption, and covers the three-year period preceding the date on which we are required to prepare the accounting restatement.

Equity Award Grant Policy

During fiscal 2014, any equity award granted to an employee as either a promotion or retention award or to a newly-hired eligible employees was generally granted on the 15th day of the month (or the first business day thereafter if such day was not a business day) or the last day of the month following the effective date of the promotion, retention, or hire (or the first business day thereafter if such day was not a business day), with the exception of an inducement award, which was granted promptly following the closing of an acquisition or upon the hiring of an employee. In the case of an award issued pursuant to our annual bonus program, such award was granted upon final allocation and final approval of payment of such bonus by the Compensation Committee.

To streamline our equity award grant practices, effective November 1, 2014, we modified the policy to grant equity awards to an employee as either a promotion or retention award or to a newly-hired eligible employee to be granted on the first day of the month (or the first business day thereafter if such day is not a business day) with the exception of an inducement award, which would be granted promptly following the closing of an acquisition or upon the hiring of an employee. In the case of an award issued pursuant to our annual bonus program, such award will be granted upon final allocation and final approval of payment of such bonus by the Compensation Committee.

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information about the Company based on equity award grant dates.

Derivatives Trading and Hedging Policy

The Company prohibits our executive officers and members of our Board of Directors from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities, or engaging in any other hedging transactions with respect to our equity securities. In addition, we prohibit our employees, executive officers, and members of our Board of Directors from pledging their equity securities or using such securities as collateral for a loan.

Tax and Accounting Considerations

Income Tax Deduction Limitation

Section 162(m) of the Internal Revenue Code imposes an annual $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation qualifies as “performance-based” compensation or satisfies the requirements of another exception to the deduction limit. In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to our executive officers of their compensation arrangements. The ultimate tax consequences of these arrangements, including but not limited to tax deductibility by the Company, are subject to many factors, however, that are beyond the Compensation Committee’s and the Company’s control (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executive officers regarding the exercise of options to purchase shares of our common stock and other rights).

In addition, the Compensation Committee believes that it is important that it retain maximum flexibility in administering our executive compensation program to meet its stated objectives. For these reasons, although the Compensation Committee considers tax deductibility as one of the factors in determining executive compensation, it does not necessarily limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will consider alternative forms of compensation consistent with our compensation objectives, which may preserve deductibility when it considers such objectives to be in the best interests of the Company and our stockholders.

Taxation of “Parachute” Payments

Section 280G of the Internal Revenue Code disallows a tax deduction to a company for what is defined as an “excess parachute payment,” while Section 4999 of the Internal Revenue Code imposes a 20% excise tax on any person who receives an “excess parachute payment.” The Compensation Committee believes that the provision of any tax payment or tax “gross-up” protection for executive officers in the context of a change in control of the Company is not appropriate, and, therefore, no longer provides for any tax reimbursement or “gross-up” payment for our executive officers including our Chief Executive Officer, whose employment agreement does not contain any such provision.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) in connection with our share-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including options to purchase shares of the company’s stock, based on the grant date fair value of these awards. We perform this calculation for financial reporting purposes and report these amounts in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an employee or director is required to render service in exchange for the stock option or other award.

FISCAL 2014 SUMMARY COMPENSATION TABLE

The following table sets forth, for the period indicated, the compensation earned, paid to, or received by the Company to the Named Executive Officers during fiscal 2014, fiscal 2013, and fiscal 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Paul A. Ricci	2014	$800,000		$16,412,235		$600,000	(2)	$127,521	(3)	$17,939,756
Chief Executive Officer	2013	800,000	—	27,900,000	—	300,000		$226,829		29,226,829
	2012	794,423	—	34,899,375	—	1,200,000		183,881		37,077,679

Thomas L. Beaudoin	2014	$469,231	—	$2,091,875	—	$212,500	(4)	$24,390	(5)	$2,797,996
Executive Vice President	2013	450,000	—	3,069,000	—	95,625		30,528		3,645,153
and Chief Financial Officer	2012	450,000	—	5,366,206	—	450,000		33,997		6,300,203

A. Bruce Bowden	2014	$375,000	—	$1,689,100	—	$250,000	(6)	8,976	(7)	$2,323,076
Executive Vice President Corporate	2013	375,000	—	1,897,200	—	140,625		14,212		2,427,037
Strategy and Development	2012	372,981	—	2,088,780	—	350,000		10,715		2,822,476

Earl H. Devanny(8)	2014	$323,077	—	$5,309,700	—	$128,544	(9)	$27,621	(10)	$5,788,942
President	2013	—	—	—	—	—		—		—
Healthcare Division	2012	—	—	—	—	—		—		—

Janet Dillione(11)	2014	$216,346	—	$1,869,875	—	$—		$52,772	(12)	2,138,993
Executive Vice President &	2013	450,000	—	1,674,000	—	87,500		69,386		2,280,886
GM Healthcare	2012	450,000	—	1,119,555	—	—		68,797		1,638,352

William Robbins (13)	2014	$354,808	—	$2,855,000	—	$138,793	(14)	$2,945	(15)	$3,351,546
Executive Vice President	2013	—	—	—	—	—		—		—
Worldwide Sales	2012	—	—	—	—	—		—		—

(1)	The amounts reported in this column do not reflect the compensation actually received by the Named Executive Officer. Instead, the amounts reported represent the grant date fair value of the stock awards granted in each covered fiscal year, as computed in accordance to FASB ASC Topic 718. The assumptions used to calculate the grant date fair value of the stock awards reported in the Stock Awards column are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2014 filed with the SEC on November 26, 2014 The amounts reported in the Stock Awards column include performance shares that were issued to Mr. Ricci in prior fiscal years however accounted for in this fiscal period upon establishment of fiscal 2014 performance goals. The table below illustrates the dates the grants were issued to Mr. Ricci and the grant date value of each award.

Date of Issuance	Date of Grant	# of Shares	Grant Date Value	Type of Award
11/12/2013	11/12/2013	250,000	$3,927,500	Performance award tied to Strategic Leadership MBO that will vest if goals are achieved on 9/30/2015
11/12/2013	11/12/2013	250,000	$3,927,500	Time-based shares vesting 11/11/2015

Total grants issued in FY2014		500,000	$7,855,000

12/17/2012	11/12/2013	50,000	$702,235	Performance award tied to TSR target through 10/29/2015.
11/11/2011	11/12/2013	250,000	$3,927,500	Performance award tied to Fiscal 2014 Corporate Financial Targets

Date of Issuance	Date of Grant	# of Shares	Grant Date Value	Type of Award
12/17/2012	11/12/2013	250,000	$3,927,500	Performance award tied to Fiscal 2014 Corporate Financial Targets

Total grants issued prior to FY2014 and accounted for in FY14		550,000	$8,557,235

Total Value Reported in Stock Award Column			$16,412,235

Excluded from the Stock Awards Column are shares that would vest only if financial metrics were overachieved. Details of these achievements for fiscal 2014 are further detailed in the Compensation Discussion and Analysis Report above and in the Grants of Plan Based Awards.

(2)	Mr. Ricci received his bonus pursuant to the Company’s Fiscal 2014 Bonus Plan in the form of a restricted stock unit award for 39,113 shares of our common stock having a value equal to $600,000. This award vested in full on December 5, 2014.

(3)	The amount reported in the All Other Compensation column for fiscal 2014 consists of the following items:

Matching contributions to Section 401(k) plan	$3,962
Reimbursement for tax and financial planning services	8,848
Reimbursement for Legal Services	27,780
Personal use of Company-owned and leased aircraft travel*	48,452
Enhanced long term disability benefits	12,522
Premiums for term life insurance policy	3,450
Fixed Car Allowance	20,000
Chairman’s Club	2,507

Total	$127,521

*	For purposes of the Summary Compensation Table, we value the aggregate incremental cost to the Company for personal use of the Company-owned aircraft using a method that takes into account the cost of fuel, trip related maintenance, crew travel expenses, on-board catering, landing fees, trip related hangar parking costs and other variable costs. Since our aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, the acquisition cost of the aircraft and the cost of maintenance not related to trips. We value the aggregate incremental cost to the Company for personal use of Company-leased aircraft at an amount equal to the actual cost incurred by the Company for each flight.

(4)	Mr. Beaudoin received his bonus pursuant to the Company’s 2014 Bonus Plan in the form of a restricted stock unit award for 13,852 shares of our common stock having a value equal to $212,500. This award vested in full on December 5, 2014.

(5)	The amount reported in the All Other Compensation column for fiscal 2014 consists of the following items:

Matching contributions to Section 401(k) plan	$3,865
Reimbursement for tax and financial planning services	5,000
Enhanced long term disability benefits	525
Fixed Car Allowance	15,000

Total	$24,390

(6)	Mr. Bowden received his bonus pursuant to the Company’s 2014 Bonus Plan in the form of a restricted stock unit award for 16,297 shares of our common stock having a value equal to $250,000. This award vested in full on December 5, 2014

(7)	The amount reported in the All Other Compensation column for fiscal 2014 consists of the following items:

Matching contributions to Section 401(k) plan	$4,973
Reimbursement for enhanced wellness benefit	3,478
Enhanced long term disability benefits	525

Total	$8,976

(8)	Mr. Devanny started with the Company on April 14, 2014.

(9)	Mr. Devanny received his bonus pursuant to the Company’s 2014 Bonus Plan in the form of a restricted stock unit award for 8,379 shares of our common stock having a value equal to $128,544. This award vested in full on December 5, 2014

(10)	The amount reported in the All Other Compensation column for fiscal 2014 consists of the following items:

Matching contributions to Section 401(k) plan	$2,507
Enhanced long term disability benefits	263
Travel Allowance	24,851

Total	$27,621

(11)	Ms. Dillione terminated employment on March 21, 2014.

(12)	The amount reported in the All Other Compensation column for fiscal 2014 consists of the following items:

Matching contributions to Section 401(k) plan	$2,328
Living Allowance/Taxable Travel	45,764
Departure Gift	3,015
Tax Gross-up on Departure Gift	1,402
Enhanced long term disability benefits	263

Total	$52,772

(13)	Mr. Robbins started with the Company on December 16, 2013.

(14)	Mr. Robbins received his bonus pursuant to the Company’s 2014 Bonus Plan in the form of a restricted stock unit award for 9,047 shares of our common stock having a value equal to $138,793. This award vested in full on December 5, 2014.

(15)	The amount reported in the All Other Compensation column for fiscal 2014 consists of the following items:

Enhanced long term disability benefits	$438
Chairman’s Club	2,507

Total	$2,945

FISCAL 2014 GRANTS OF PLAN BASED AWARDS TABLE

The following table sets forth all plan-based awards granted to the Named Executive Officers during fiscal 2014. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year End table.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Issuance Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul A. Ricci(3)	11/12/2013	11/12/2013							250,000		3,927,500
	11/12/2013	11/12/2013				62,500	250,000	250,000			3,927,500
	12/17/2012	11/12/2013				87,500	250,000	312,500			3,927,500
	12/17/2012	11/12/2013				25,000	50,000	62,500			702,235
	11/11/2011	11/12/2013				87,500	250,000	312,500			3,927,500
		10/01/2013	$300,000	$1,200,000	$1,800,000
Thomas L. Beaudoin(4)	11/12/2013	11/12/2013							50,000		785,500
	11/2/2011	12/27/2013				10,000	50,000	62,500			746,500
	05/15/2012	12/27/2013				5,750	28,750	35,938			429,238
	05/15/2012	12/27/2013				4,375	8,750	8,750			130,638
		10/01/2013	$106,250	$425,000	$637,500
Adam B. Bowden(5)	11/12/2013	11/12/2013							50,000		785,500
		11/12/2013						10,000			157,100
	11/12/2013	12/27/2013				3,000	15,000	18,750			223,950
	11/2/2011	12/27/2013				500	2,500	3,125			37,325
	05/15/2012	12/27/2013				1,000	5,000	6,250			74,650
	12/17/2012	12/27/2013				1,500	7,500	9,375			111,975
	11/2/2011	12/27/2013				2,500	10,000	10,000			149,300
	05/15/2012	12/27/2013				5,000	10,000	10,000			149,300
		10/01/2013	$70,313	$281,250	$421,875
Earl H. Devanny III(6)	04/30/2014	04/30/2014							280,000		4,505,200
	04/30/2014	04/30/2014				4,000	20,000	20,000			321,800
	04/30/2014	04/30/2014				7,500	30,000	30,000			482,700
		04/14/2014	$57,292	$229,167	$343,751
Janet Dillione(7)	11/12/2013	11/12/2013							52,500		824,775
	11/12/2013	12/27/2013				5,600	28,000	35,000			418,040
	11/12/2013	12/27/2013				900	4,500	4,500			67,185
	12/17/2012	12/27/2013				7,500	37,500	37,500			559,875
		10/01/2013	$87,500	$350,000	$525,000
William Robbins(8)	12/31/2013	12/31/2013							125,000		1,900,000
	12/31/2013	02/04/2014				7,500	37,500	37,500			573,000
	12/31/2013	02/04/2014				6,250	6,250	6,250			95,500
	12/31/2013	02/04/2014				3,750	18,750	23,438			286,500
		12/16/2013	$65,625	$262,500	$393,750

(1)	The Company’s Fiscal 2014 Bonus Plan provides that annual bonuses are to be paid in cash or shares of our common stock, which may be subject to additional vesting requirements, as determined by the Compensation Committee. The amounts reported in this section as “Threshold,” “Target” and “Maximum” possible payouts are estimated amounts and assume that each Named Executive Officer participating in the Fiscal 2014 Bonus Plan would receive a payment based solely upon the level at which the plan is funded. The actual amount paid to each Named Executive Officer was determined based upon his or her individual performance during the fiscal year. The actual bonus payments to each Named Executive Officer and the form of payment are disclosed in Compensation Disclosure and Analysis above.

(2)	The amounts reported represent the grant date fair value of each equity award assuming payout at the target award level, computed in accordance with FASB ASC Topic 718. The amounts reported in this column do not correspond to the actual value that may ultimately be realized by the Named Executive Officer from his or her equity awards.

(3)	This table does not include performance-based restricted stock unit awards covering 200,000 shares of our common stock that will vest only if Mr. Ricci achieves his fiscal 2015 corporate financial targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of fiscal 2015, there was no grant date fair value for the awards for financial reporting purposes at the date of grant. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(4)	This table does not include performance-based restricted stock unit awards covering 125,000 shares of our common stock that will vest only if Mr. Beaudoin achieves his fiscal 2015 corporate financial targets and 50,000 shares of our common stock that will vest only if Mr. Beaudoin achieves his fiscal 2016 corporate financial targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of grant. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(5)	This table does not include performance-based restricted stock unit awards covering 62,500 shares of our common stock that will vest only if Mr. Bowden achieves his fiscal 2015 and 50,000 shares of our common stock that will vest only if Mr. Bowden achieves his fiscal 2016 corporate financial targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of grant. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(6)	This table does not include a performance-based restricted stock unit award covering 200,000 shares of our common stock that will vest only if Mr. Devanny achieves his fiscal 2015 (100,000 shares), fiscal 2016 (66,666 shares) and fiscal 2017 (33,334 shares) corporate financial targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of grant. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(7)	This table does not include performance-based restricted stock unit awards covering 77,500 shares of our common stock that will vest only if Ms. Dillione achieves her fiscal 2015 corporate financial targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of fiscal 2015, there was no grant date fair value for the awards for financial reporting purposes at the date of grant. The award provides that if the annual performance targets are not achieved, the award will be forfeited. Ms. Dillione terminated her employment with the Company on March 21, 2014, and forfeited any unvested awards.

(8)	This table does not include performance-based restricted stock unit awards covering 41,250 shares of our common stock that will vest only if Mr. Robbins achieves his fiscal 2015 corporate financial targets and 21,250 shares of our common stock that will vest only if Mr. Robbins achieves his fiscal 2016 corporate financial targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of grant. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

FISCAL 2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth all outstanding equity awards held by each Named Executive Officer as of September 30, 2014:

								Stock Awards
		Option Awards							Equity Incentive Plan Awards: Number of Unearned Shares, or Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul A. Ricci	—	—	—	—	—	750,000	(1)	11,561,250	1,187,500	(2)	18,305,313
	9/30/2008	300,000	—	12.19	9/30/2015	—		—	—		—
	6/23/2009	900,000	—	12.00	6/23/2016	—		—	—		—
	11/04/2009	1,000,000	—	13.60	11/04/2016	—		—	—		—
	11/15/2010	1,000,000		16.44	11/15/2017
Thomas Beaudoin	7/1/2008	100,000		15.17	7/1/2015	—		—	—		—
	—	—	—	—	—	150,000	(3)	2,312,250	282,189	(4)	4,349,943
A. Bruce Bowden	—	—	—	—	—	—		—	—		—
						80,000	(5)	1,233,200	170,000	(6)	2,620,250
Earl H. Devanny, III	—	—	—	—	—	—		—	—		—
	—	—	—	—	—	230,000	(7)	3,545,450	250,000	(8)	3,853,750
Janet Dillione(9)	—	—	—	—	—	—		—	—		—
						—		—	—		—
William Robbins	—	—	—	—	—	—		—	—		—
	—	—	—	—	—	125,000	(10)	1,926,875	129,688	(11)	1,999,141

(1)	These shares of common stock were granted pursuant to three time based restricted stock awards; 250,000 shares vest on November 11, 2014 and 500,000 shares vest on September 30, 2015.

(2)	These stock awards are performance-based and will vest only upon achievement of certain pre-established financial performance targets. The vesting of 500,000 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2014 non-GAAP revenue, bookings and non-GAAP earnings-per-share targets with the opportunity to receive up to an additional 125,000 shares for overachievement of these goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 28, 2014, it was determined that targets were achieved at a level to vest 546,000 shares and 79,000 shares were forfeited. 250,000 of these shares are tied to a strategic leadership goal that if goals are achieved will vest on September 30, 2015. As of September 30, 2014, 62,500 out of the 250,000 shares were deemed achieved and will time-vest on September 30, 2015. 50,000 of these shares are tied to a relative TSR target with the opportunity to achieve an additional 12,500 shares for overachievement. The measurement of achievement for this goal is in October 2015. The vesting of the remaining 200,000 shares of our common stock subject to the award is based upon the achievement of fiscal 2015 performance targets which will be tied to non-GAAP revenue, bookings and non-GAAP earnings-per-share targets, with the opportunity of an additional 50,000 shares for overachievement of these goals, of which will be established in the first quarter of fiscal 2015.

(3)	These shares of common stock were granted pursuant to three time-based stock awards; 50,000 shares vested on November 2, 2014; 75,000 shares vest on September 30, 2015 and 25,000 shares vest on September 30, 2016.

(4)

These stock awards are performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 87,500 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2014 non-GAAP revenue, bookings, non-GAAP earnings-per-share and a strategic gross margin improvement goal with the opportunity to receive an additional 19,689 shares for overachievement of financial based goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 28, 2014, it was determined that targets were achieved at a level to vest 90,125 and 17,064 shares were forfeited. The vesting of the remaining 125,000 shares of our common stock subject to the awards is based upon achievement of fiscal 2015 performance targets and 50,000 shares of our common stock subject to the awards is based upon achievement of fiscal 2016 performance targets which, as of the date of this filing, have not yet been established.

(5)	These shares of common stock were granted pursuant to three time based restricted stock awards; 12,500 shares vested on November 2, 2014, 42,500 shares vest on September 30, 2015 and 25,000 shares vest on September 30, 2016.

(6)	This stock award is performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 50,000 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2014 non-GAAP revenue, bookings, non-GAAP earnings-per-share, M&A revenue and Strategic Business target with the opportunity to receive an additional 7,500 shares for overachievement of financial based goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 28, 2014, it was determined that targets were achieved at a level to vest 41,625 and 15,875 shares were forfeited. The vesting of the remaining 62,500 shares of our common stock subject to the awards is based upon achievement of fiscal 2015 and 50,000 shares of our common stock subject to the awards is based upon achievement of fiscal 2016 performance targets which, as of the date of this filing, have not yet been established.

(7)	These shares of common stock were granted pursuant to two time based restricted stock awards; 30,000 shares will vest on April 30, 2015, 100,000 shares vest on September 30, 2015, 66,666 shares will vest on September 30, 2016 and 33,334 shares vest on September 30, 2017.

(8)	This stock award is performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 50,000 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2014 non-GAAP revenue, bookings, non-GAAP earnings-per-share, healthcare segment revenue, healthcare segment bookings and healthcare segment margin targets. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 28, 2014, it was determined that these targets had been achieved at a level that would to vest 46,333 and 3,667 were forfeited. The vesting of the remaining 200,000 shares of our common stock subject to the award is based upon achievement of fiscal 2015 (100,000 shares), 2016 (66,666 shares) and 2017 (33,334 shares) performance targets which, as of the date of this filing, has not yet been established.

(9)	Janet Dillione terminated employment with the Company on March 21, 2014 and therefore has no outstanding equity awards as of September 30, 2014.

(10)	These shares of common stock were granted pursuant to a time based restricted stock award; 62,500 shares will vest on December 16, 2014, 41,250 shares will vest on December 16, 2015 and 21,250 shares will vest on December 16, 2016.

(11)	This stock award is performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 62,500 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2014 non-GAAP revenue, bookings, non-GAAP earnings-per-share, sales operating expense, management plan revenue and management plan booking targets with the opportunity to receive an additional 4,688 shares for overachievement of corporate financial based goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 28, 2014, it was determined that these targets had been achieved at a level that would vest 53,131 and 14,057 shares were forfeited. The vesting of the remaining 62,500 shares of our common stock subject to the award is based upon achievement of fiscal 2015 (41,250 shares) and 2016 (21,250 shares) performance targets which, as of the date of this filing, has not yet been established.

FISCAL 2014 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth all stock options exercised and the value realized upon exercise, and all other equity awards vested and the value realized upon vesting, by the Named Executive Officers during fiscal 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Total Value Realized on Vesting ($)(2)
Paul A. Ricci	50,000	$337,500	522,388	$8,097,257
Thomas L. Beaudoin	—	—	94,636	$1,462,906
Adam Bruce Bowden	—	—	87,994	$1,386,289
Janet Dillione	—	—	6,529	$93,032
Earl H. Devanny	—	—	50,000	$770,700
William Robbins	—	—	—	—

(1)	Values calculated based on actual sale price less cost of option upon exercise.

(2)	Value calculated by multiplying the # of shares vesting and the closing price on date of vest less par value of shares.

PENSION OR NONQUALIFIED DEFERRED COMPENSATION PLANS

The Company had no pension plans or nonqualified deferred compensation arrangements in which the Named Executive Officers participated during fiscal 2014.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

Chief Executive Officer

Mr. Ricci serves as our Chief Executive Officer and Chairman of the Board of Directors. The Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Ricci on November 11, 2011. Subject to earlier termination as provided below, the Company will employ Mr. Ricci for a term of three years commencing on November 11, 2011 through November 11, 2014. This term of employment may be extended for successive additional terms of one year each (each, a “Successive One-Year Term”) with mutual written notice of intention to extend by the Company and Mr. Ricci at least 180 days prior to the end of the initial three-year term or any Successive One-Year Term. The Company or Mr. Ricci may terminate the Employment Agreement after the initial term or after any Successive One-Year Term by giving written notice of intent to terminate the Employment Agreement (a “Notice of Non-Renewal”).

On November 12, 2013, the Board of Directors approved an amendment (the “Amendment”) to the Employment Agreement. The Amendment extends the term of the Employment Agreement for an additional year through November 11, 2015. The Amendment may be extended by mutual written consent of the Company and Mr. Ricci at least 180 days prior to November 11, 2015 or the expiration of any Successive One-Year Term.

Pursuant to the terms and conditions of the Amendment, Mr. Ricci, in his capacity as our Chief Executive Officer, will continue to receive an annual base salary of $800,000, a target annual performance-based incentive award opportunity, based upon the achievement of one or more pre-established financial performance objectives as established by the Compensation Committee, of up to 150% of his base salary. Pursuant to the Amendment, the financial performance objectives to be established by the Compensation Committee will be related to the Company’s achievement of pro forma revenue and earnings or other performance target levels. Once the financial performance objectives have been approved by the Compensation Committee, they may not be changed. In fiscal 2014, Mr. Ricci continued to be eligible for up to $25,000 of tax and financial planning services per calendar year and to receive a $20,000 car allowance per calendar year. Pursuant to the Amendment, tax “gross-up” payments for the tax and financial planning services and car allowance were eliminated.

In connection with the execution of the Amendment, the Compensation Committee granted to Mr. Ricci a time-based restricted stock award (“TBRSA”) covering 250,000 shares of the Company’s common stock, with a grant date fair value of $3,927,500. This equity award vests in full on November 11, 2015, subject Mr. Ricci’s continued service. In addition, the Compensation Committee granted to Mr. Ricci a performance-based restricted stock unit (“PBRSU”) award covering 250,000 shares of the Company’s common stock, with a grant date fair value of $3,927,500. This equity award vests based upon the Company’s actual achievement measured against a strategic goal (100%) and a portion of previously issued award will be measured against a relative total stockholder return target (50,000 units) at the end of fiscal year 2015. The performance objectives for the PBRSU Award were determined and approved by the Compensation Committee on November 12, 2013 and may not be changed.

Mr. Ricci is also eligible to receive a post-retirement medical benefit for the period following his retirement until such time as he is age 65, provided he is an active full-time employee of the Company at the time of his retirement. In such case, the Company will reimburse him for up to $250,000, net of withholding taxes, for expenses incurred to purchase medical or health insurance for a 10-year period. The Amendment amended this benefit to eliminate the tax “gross-up” payment on this benefit as well as to limit reimbursement to a maximum of $25,000 annually and $250,000 in the aggregate. In addition, Mr. Ricci is eligible to receive an enhanced long term disability benefit which provides for 60% of his base eligible earnings and continued payment of premiums by the Company for a $1 million term life insurance policy.

If Mr. Ricci terminates his employment following receipt of a Notice of Non-Renewal from the Company or his employment is terminated by the Company for a reason other than cause, death or disability (each as defined in the Employment Agreement) then, subject to his compliance with the conditions to receive any severance payments or benefits (as defined in the Employment Agreement), he will be eligible to receive through the term of the Severance Period (as defined below): (i) continuing payments of one and one-half times his base salary, as then in effect, during the Severance Period, plus 150% of his target performance bonus (or the amount actually received in the fiscal year prior to the year of termination of employment, whichever is higher) which had been in effect in the fiscal year ending prior to the year of termination of employment, (ii) continued payment by the Company of the group medical, dental and vision continuation coverage premiums for him and his eligible dependents under the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”) during the Severance Period under the Company’s group health plans, as then in effect; (iii) continued payment of the annual premium for the remaining term of the life insurance policy in the event of disability or non-renewal; (iv) the allowance remaining under the post retiree medical benefit provided; (v) the continued vesting for a period of 24 months for his outstanding stock options and stock purchase right; (vi) if he is employed through the end of the fiscal year and terminates his employment prior to the determination of achievement level of performance shares for that period, he will receive the shares for the applicable period based on achievement level on the date of determination, even if he is no longer an active employee; (vii) accelerated vesting of any outstanding and unvested PBRSU award; and (viii) an extended period of time to exercise any outstanding and vested stock options for a period of two years or until their original expiration date, whichever is earlier.

If Mr. Ricci’s employment with the Company is terminated due to his death or his becoming disabled, then he or his estate (as the case may be) will be eligible to receive (i) an amount equal to one and one-half times his base salary at the time of the death or disability plus an amount equal to 100% of his target performance bonus, as then in effect in the fiscal year ending prior to the death or disability, (ii) continued payment of the annual premium for the remaining term of his life insurance policy; (iii) immediate 100% vesting of any stock options or stock awards held by him that were outstanding and unvested immediately prior to his termination of employment, (iv) an extended period of time to exercise any outstanding and vested stock options for a period of two years or until their original expiration date, (v) Company-paid coverage for a period of up to three years or as eligible under COBRA for him (if applicable) and his eligible dependents under the Company’s health benefit plans (or, at the Company’s option, coverage under a separate plan), providing benefits that are no less favorable than those provided under the Company’s plans immediately prior to his death,; (vi) the allowance remaining under the post retiree medical benefit provided and (vii) all compensation and benefits from the Company for which he is eligible under other policies or plans.

If, (i) at any time during the employment term Mr. Ricci resigns for good reason (as defined in the Employment Agreement); or (ii) within 12 months following a change of control of the Company (as defined in the Employment Agreement), his employment with the Company is terminated for a reason other than (A) cause, (B) his becoming disabled or (C) his death, then, he will be eligible to receive the severance payments and benefits set forth above and the post retiree medical benefit; provided, however, that he will receive (i) two times his base salary as then in effect, (ii) plus an amount equal to two times his target performance bonus which had been in effect in the fiscal year ending prior to the year of termination of employment, and (iii) immediate 100% acceleration of any outstanding and unvested stock options or other equity awards rather than continued vesting over the Severance Period.

If Mr. Ricci terminates employment with the Company (i) after providing a Notice of Non-Renewal or (ii) other than for good reason (as defined in the Employment Agreement), or if his employment with the Company is terminated for cause, then he will receive payment of the accrued obligations (as defined in the Employment Agreement) but he will not be eligible to receive any other compensation or benefits (including, without limitation, accelerated vesting of stock options and unvested Stock Awards) from the Company, except to the extent provided under the applicable stock option agreement(s), Company benefit plans or as may be required by law (for example, under COBRA).

For purposes of his Employment Agreement, the term “Severance Period” means the period beginning on the date of Mr. Ricci’s termination of employment with the Company and ending on the date 18 months later for all reasons other than a termination of employment following a change in control of the Company or for good reason. “Severance Period” for a termination of employment following a change in control of the Company or for a termination of employment by Mr. Ricci for good reason means the period beginning on the date of his termination of employment with the Company and ending on the date 24 months later.

Mr. Ricci has agreed not to compete with the Company or solicit the Company’s employees or customers during the period in which he is receiving severance payments from the Company. For all termination of employment situations described above, in order for Mr. Ricci to receive the severance payments and benefits described above, he must execute and deliver to the Company, and not revoke, a full general release of claims.

The following table describes the estimated payments and benefits that would be received by Mr. Ricci upon a termination of his employment by the Company without cause (as defined in the Employment Agreement) or by him for good reason (as defined in the Employment Agreement) in connection with a change of control of the Company, or due to his retirement, death or disability. For purposes of valuing Mr. Ricci’s equity awards, the amounts below are based on a per share price of $15.415 for the Company’s common stock, which was the closing market price of the common stock as reported on the NASDAQ Global Select Market on September 30, 2014.

	Termination (Without Cause)— Including Non-Renewal	Termination—CIC and Good Reason	Post- Retirement After Age 55	Death/Disability:
Severance	$1,200,000	$1,600,000	—	$1,200,000
Bonus	1,800,000	2,400,000		1,200,000
Equity	20,038,200	20,038,200	—	20,038,200
Benefits continuation	27,797	27,797	—	37,063
Medical Benefits (post retire)	250,000	250,000	$250,000	250,000
Term Life Premium	44,850	44,850	—	44,850

Total	$23,360,847	$24,360,147	$250,000	$22,770,113

Other Named Executive Officers

Mr. Beaudoin

Mr. Beaudoin has served as our Chief Financial Officer since August 12, 2008.

In the event Mr. Beaudoin’s employment is involuntarily terminated without cause and not for death or disability and provided he executes our standard severance agreement, which includes a full release of claims, he will be eligible to receive severance payments and benefits consisting of six (6) months base salary and six (6) months Company-paid health insurance under COBRA. If Mr. Beaudoin’s employment is terminated without cause within twelve (12) months following a change in control of the Company, he will be eligible to receive severance payments and benefits consisting of twelve (12) months base salary and twelve (12) months Company-paid health insurance under COBRA, plus immediate acceleration of all of his outstanding and unvested time-based stock options and restricted stock awards.

On November 12, 2013, the Compensation Committee approved an enhanced term Change of Control and Severance Agreement (the “Beaudoin Agreement”) with Mr. Beaudoin whereas for an initial term through September 30, 2015, which provides for an automatic renewal of additional one year terms, he will receive an increase in severance in the event of termination of employment without cause other than within twelve (12) months following a change of control of the Company from six (6) months to twelve (12) months of base salary and Company paid COBRA medical continuation coverage for twelve (12) months following termination. In addition, pursuant to the Beaudoin Agreement, Mr. Beaudoin will receive an enhancement of his post-change of control severance payments and benefits in the form of (i) severance upon a resignation for “good reason” in addition to termination of employment without cause”; (ii) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, and (iii) upon a change of control , performance shares for the year of the change of control will convert to time-based shares and vest in full at target based on continued service through the end of the performance period, or upon earlier termination without “cause” or for “good reason”. If this agreement is not renewed after the initial term, Mr. Beaudoin will revert back to his original post-employment compensation terms as set forth in his employment offer letter.

Mr. Bowden

Mr. Bowden has served as our Executive Vice President Corporate Strategy and Development since October 15, 2010 and recently expanded his role by having oversight of our global legal function.

In the event Mr. Bowden’s employment is involuntarily terminated without cause and not for death or disability and provided he executes our standard severance agreement, which includes a full release of claims, he will be eligible to receive severance payments and benefits consisting of six (6) months base salary and six (6) months Company-paid health insurance under COBRA. If Mr. Bowden’s employment is terminated without cause within twelve (12) months following a change in control of the Company, he will be eligible to receive severance payments and benefits consisting of twelve (12) months base salary and twelve (12) months Company-paid health insurance under COBRA, plus immediate acceleration of all of his unvested time-based restricted stock awards.

On November 12, 2013, the Compensation Committee approved an enhanced term Change of Control and Severance Agreement (the “Bowden Agreement”) with Mr. Bowden whereas for an initial term through September 30, 2015, which provides for an automatic renewal of additional one year terms, he will receive an increase in severance in the event of termination of employment without cause other than within twelve (12) months following a change of control of the Company from six (6) months to twelve (12) months of base salary and Company paid COBRA medical continuation coverage for twelve (12) months following termination. In addition, pursuant to the Bowden Agreement, Mr. Bowden will receive an enhancement of his post-change of control severance payments and benefits in the form of (i) severance upon a resignation for “good reason” in addition to termination of employment without cause”; (ii) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, and (iii) upon a change of control , performance shares for the year of the change of control will convert to time-based shares and vest in full at target based on continued service through the end of the performance period, or upon earlier termination without “cause” or for “good reason”. If this agreement is not renewed after the initial term, Mr. Bowden will revert back to his original post-employment compensation terms as set forth in his employment offer letter.

Mr. Devanny

Mr. Devanny has served as our President, Healthcare Division since April 14, 2014 and was elected an Executive Officer effective April 30, 2014.

Mr. Devanny was provided with the standard Change of Control and Severance Agreement that was adopted by our Compensation Committee on November 12, 2013. This agreement provides for an initial term through September 30, 2016 which provides for an automatic renewal of additional one year terms. In the event Mr. Devanny’s employment is terminated involuntarily by the Company without cause and not for death or disability and provided he executes our standard severance agreement, which includes a full release of claims, he will be eligible to receive severance payments and benefits consisting of twelve (12) months base salary and twelve (12) months Company-paid health insurance under COBRA.

If Mr. Devanny’s employment is terminated without cause within twelve (12) months following a change in control of the Company or upon a resignation for “good reason” within twelve months following a change in control of the Company, he will be eligible to receive severance payments and benefits consisting of (i) twelve (12) months base salary, (ii) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, (iii) twelve (12) months Company-paid health insurance under COBRA, (iv) immediate acceleration of all of his unvested time-based restricted stock awards, and (v) conversion of the performance shares for the year of the change of control to time-based shares and will vest in full at target based on continued service through the end of the performance period, or earlier if terminated without “cause” or for “good reason”.

Mr. Robbins

Mr. Robbins has served as our Executive Vice President, Worldwide Sales since December 16, 2013 and was elected an Executive Officer on January 17, 2014.

Mr. Robbins was provided with the standard Change of Control and Severance Agreement that was adopted by our Compensation Committee on November 12, 2013. This agreement provides for an initial term through September 30, 2015 which provides for an automatic renewal of additional one year terms. In the event Mr. Robbins’s employment is terminated involuntarily by the Company without cause and not for death or disability and provided he executes our standard severance agreement, which includes a full release of claims, he will be eligible to receive severance payments and benefits consisting of twelve (12) months base salary and twelve (12) months Company-paid health insurance under COBRA.

If Mr. Robbins’s employment is terminated without cause within twelve (12) months following a change in control of the Company or upon a resignation for “good reason” within twelve months following a change in control of the Company, he will be eligible to receive severance payments and benefits consisting of (i) twelve (12) months base salary (ii) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, (iii) twelve (12) months Company-paid health insurance under COBRA, (iv) immediate acceleration of all of his unvested time-based restricted stock awards, and (v) conversion of the performance shares for the year of the change of control to time-based shares and will vest in full at target based on continued service through the end of the performance period, or earlier if terminated without “cause” or for “good reason”.

The following tables sets forth the estimated payments and benefits that would be received by the Named Executive Officers (other than our Chief Executive Officer) upon a termination of employment by the Company without cause (as defined in each individual Change of Control and Severance Agreement) and an involuntary termination in connection with a change in control of the Company. For purposes of valuing equity awards held by each Named Executive Officer, the amounts below are based on a per share price of $15.415 of the Company’s common stock, which was the closing market price of the common stock as reported on the NASDAQ Global Select Market on September 30, 2014.

Termination of Employment Without a Change in Control

Name	Severance Payment Upon Termination	Accelerated Vesting of Unvested Equity Awards	Continuation of Benefits	Total
Thomas L. Beaudoin	$500,000	—	$18,531	$518,531
A. Bruce Bowden	$375,000	—	$18,531	$393,531
Earl H. Devanny, III	$700,000	—	$14,701	$714,701
Janet Dillione(1)	$450,000	—	$18,531	$468,531
William Robbins	$450,000	—	$18,068	$468,068

Termination of Employment With a Change in Control

Name	Severance Payment Upon Termination	Accelerated Vesting of Unvested Equity Awards	Bonus	Continuation of Benefits	Total
Thomas L. Beaudoin	$500,000	$4,816,875	$425,000	$18,531	$5,760,406
A Bruce Bowden	$375,000	$2,196,495	$281,250	$18,531	$2,871,276
Earl H. Devanny, III	$700,000	$5,086,620	$550,000	$14,701	$6,351,321
Janet Dillione(1)	$450,000	$—	$350,000	$17,855	$817,855
William Robbins	$450,000	$2,562,578	$350,000	$18,068	$3,380,646

(1)	Janet Dillione terminated from the Company on March 21, 2014 and therefore is no longer eligible for these benefits.

EQUITY COMPENSATION PLAN INFORMATION

As of September 30, 2014, there were 3,723,342 shares of the Company’s common stock subject to issuance upon the exercise of outstanding stock options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $13.46 per share, and with a weighted average remaining term of 2.26 years. As of September 30, 2014, there were 14,081,117 shares of the Company’s common stock subject to full value awards outstanding. As of September 30, 2014, there were 14,163,300 shares of the Company’s common stock available for issuance under our equity compensation plans.

The following table provides information as of September 30, 2014 with respect to the shares of common stock that may be issued under our equity compensation plans.

	(a) Number of Securities to be Issued Upon Exercise of Options		(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	3,394,500	(2)	$13.7615	14,414,206	(3)
Equity compensation plans not approved by shareholders(4)(5)	145,194	(6)(7)	$15.2898	—

Total equity compensation plans	3,539,694		$13.8260	14,414,206

(1)	Consists of our 1995 Directors’ Stock Option Plan, 1995 Employee Stock Purchase Plan, and 2000 Stock Plan.

(2)	Excludes 14,061,577 securities to be issued upon vesting of restricted stock units.

(3)	Includes 387,756 shares of the Company’s Common Stock available for future issuance under the 1995 Employee Stock Purchase Plan.

(4)	Includes a stand-alone stock option grant to Mr. Beaudoin and grants under our 2000 Nonstatutory Stock Option Plan, our 1999 Stock Plan (formerly the eScription 1999 Stock Option Plan), and our 2003 Stock Plan (formerly the SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan).

(5)	Excludes options assumed by the Company in the acquisitions of the former Nuance Communications, Inc., BeVocal, Inc., VoiceSignal Technologies, Inc., eScription, Inc., Snap-In Software, Inc., and Vlingo Corporation. As of September 30, 2014 a total of 183,648 shares of the Company’s Common Stock were issuable upon exercise of the assumed options. The weighted average exercise price of the outstanding assumed options is $5.64 per share and they have an average weighted life remaining of 2.48 years. Of the 183,648 shares outstanding, 175,564 were exercisable as of September 30, 2014. No additional options may be granted under the plans related to the assumed options, with the exception of the plan assumed in the Vlingo acquisition as described below.

(6)	Excludes securities to be issued upon vesting of restricted stock units under the Company’s assumed 2003 Snap-In Software, Inc. Plan. As of September 30, 2014, 13,915 shares of the Company’s Common Stock were issuable upon the vesting of such restricted stock units.

(7)	Includes the outstanding shares from a stand-alone stock option to purchase 100,000 shares of the Company’s Common Stock granted to Mr. Beaudoin at a per share exercise price of $15.17 on July 1, 2008. This option, which was issued in connection with the hiring of Mr. Beaudoin, had 100,000 shares exercisable as of September 30, 2014. See Outstanding Equity Awards at Fiscal Year End table for details of this option.

DESCRIPTION OF PLANS NOT ADOPTED BY STOCKHOLDERS

2000 Nonstatutory Stock Option Plan (the “NSO Plan”)

In August 2000, the Board of Directors approved our NSO Plan. The NSO Plan has not been approved by our stockholders. The NSO Plan, which has been amended from time to time, provides for the grant of nonstatutory stock options to employees and consultants. A total of 10,150,000 shares of Common Stock have been reserved for issuance under the NSO Plan. Of this amount, as of September 30, 2014, options with respect to 33,334 shares were outstanding, and no shares were available for future grants as this plan expired on August 15, 2010. All of the outstanding options were granted with an exercise price at or above fair market value. All outstanding options have an exercise price of $14.00 per share. Vesting schedules of the options range from two to four years, and they have a maximum term of ten years. Shares subject to this plan are included in the table above.

Nuance 2003 Stock Plan (formerly the SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan) (the “2003 Plan”)

In August 2003, in connection with the SpeechWorks acquisition, the Company assumed the 2003 Plan. The 2003 Plan provides for the grant of nonstatutory stock options or stock purchase rights to employees and consultants that were not employed by the Company prior to the time of the acquisition. A total of 4,402,011 shares of Common Stock have been reserved for issuance under the 2003 Plan. Of this amount, as of September 30, 2014, options with respect to 10,500 shares were outstanding and no shares were available for future grants as this plan expired on May 9, 2010. All outstanding options were granted with an exercise price at or above fair market value. All outstanding options have an exercise price of $20.56 per share. Vesting schedules of the options range from three to four years, and have a maximum term of 10 years. Shares subject to this plan are included in the table above.

1999 eScription Stock Plan (Assumed as part of the eScription acquisition)

In May 2008, in connection with the eScription acquisition, the Company assumed the 1999 eScription Stock Option Plan (the “1999 Plan”). The 1999 Plan provides for the grant of incentive and non-qualified stock options or stock purchase rights to employees and consultants that were not employed by the Company prior to the time of the acquisition. A total of 3,852,710 shares of Common Stock have been reserved for issuance under the 1999 Plan. Of this amount, as of September 30, 2014, options with respect to 43,583 shares were outstanding, and no shares were available for future grants as this plan expired on August 9, 2009. All outstanding options were granted with an exercise price at or above fair market value, ranging from $0.22 to $19.86 per share with an average per share price of $4.64. Vesting schedules of the options range from three to four years, and have a maximum term of ten years. Shares subject to this plan are included in the table above unless otherwise footnoted.

2003 Snap-In Software, Inc. Stock Plan (Assumed as part of the Snap-In acquisition)

In October 2008, in connection with the Snap-In acquisition, the Company assumed the 2003 Snap-In Software, Inc. Stock Option Plan (the “2003 Plan”). The 2003 Plan provides for the grant of incentive and non-qualified stock options or stock purchase rights to employees and consultants that were not employed by the Company prior to the time of the acquisition. A total of 1,850,499 shares of Common Stock have been reserved for issuance under the 2003 Plan. Of this amount, as of September 30, 2014, options with respect to 54,711 shares were outstanding, stock purchase rights with respect to 13,915 shares were outstanding, and there are no shares available for future grants. All outstanding options were granted with an exercise price at or above fair market value, ranging from $0.03 to $17.89 per share with an average per share price of $2.12. Vesting schedules of the options range from three to four years, and have a maximum term of ten years. Shares subject to this plan are included in the table above unless otherwise footnoted. This plan expired on July 13, 2013.

2006 Mobeus Corporation Stock Incentive Plan (Assumed as part of the Vlingo (formerly known as Mobeus Corporation) acquisition)

In June 2012, in connection with the Vlingo Acquisition, (formerly Mobeus Corporation) the Company assumed each option to purchase Vlingo common stock that was unvested immediately prior to the completion of the merger and issued pursuant to the 2006 Mobeus Corporation (“Vlingo”) Stock Option Plan (the “2006 Plan”). The 2006 Plan provides for the grant of incentive and non-qualified stock options, restricted stock and restricted stock units to employees and consultants that were not employed by the Company prior to the time of the acquisition. A total of 345,319 shares of Common Stock have been reserved for issuance under the 2006 Plan. Of this amount, as of September 30, 2014, options with respect to 40,037 shares were outstanding, and 136,850 shares were available for future grants. All outstanding options were granted with an exercise price at or above fair market value, ranging from $2.00 to $20.04 per share with an average per share price of $13.69. Vesting schedules of the options ranging up to four years, and have a maximum term of ten years. Shares subject to this plan are included in the table above unless otherwise footnoted. This plan expires on December 16, 2016.

TRANSACTIONS WITH RELATED PERSONS

It is the policy of our Board of Directors that all transactions required to be reported pursuant to Item 404 of Regulation S-K be subject to approval by the Audit Committee of our Board of Directors. In furtherance of relevant NASDAQ rules and our commitment to corporate governance, the charter of the Audit Committee provides that the Audit Committee shall review and approve any proposed related party transactions including, transactions required to be reported pursuant to Item 404 of Regulation S-K for potential conflict of interest situations.

Our Audit Committee considers all of the available material facts and circumstances of a related person transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director or nominee for director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s or nominee for director’s independence; the risks, costs and benefits of the transaction to us; and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

After considering all such facts and circumstances, our Audit Committee and our Board of Directors determines whether approval or ratification of the related person transaction is in our best interests. For example, if our Audit Committee determines that the proposed terms of a related person transaction are reasonable and at least as favorable as could have been obtained from unrelated third parties, it will recommend to our Board of Directors that such transaction be approved or ratified. In addition, if a related person transaction will compromise the independence of one of our directors or nominees for director, our Audit Committee may recommend that our Board of Directors reject the transaction if it could affect our ability to comply with securities laws and regulations or NASDAQ listing requirements.

The policies and procedures described above are included in the charter for the Audit Committee, which is available on the Company’s website at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/audit-committee/index.htm

Transactions and Relationships with Directors, Director Nominees, Executive Officers and Five Percent Stockholders

We believe that there has not been any transaction or series of transactions during fiscal year 2014 to which we were or are to be a participant in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than five percent of our Common Stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in the sections titled “Executive Compensation, Management and Other Information” or “Director Compensation” elsewhere in this proxy statement.

PROPOSAL NUMBER 2

APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK PLAN

The stockholders are being asked to approve the Company’s Amended and Restated 2000 Stock Plan (as amended, the “2000 Plan”). The 2000 Plan includes the following material changes:

•	An increase the number of shares of Common Stock authorized for issuance from 65,800,000 shares to 72,600,000 shares, or an increase of 6,800,000 shares.

•

Setting an annual limit on awards that may be granted to any non-employee director under the 2000 Plan, to a maximum grant date fair value of $750,000 (increased to $1,000,000 in connection with a director’s initial service).

The foregoing amendments will enable the Company to continue to use the 2000 Plan to assist in recruiting, motivating and retaining talented employees to help achieve the Company’s business goals.

In December 2014, the Board of Directors approved the 2000 Plan, including the amendments described above, subject to approval from the Company’s stockholders at the Annual Meeting. If the stockholders approve the 2000 Plan, as described below and attached hereto as Annex A, it will replace the version of the 2000 Plan approved by our stockholders at the 2014 Annual Meeting. If stockholders do not approve the 2000 Plan, the version of the 2000 Plan approved by our stockholders at the 2014 Annual Meeting will remain in effect without amendment. The Company’s executive officers and directors have interests in this proposal. Other than the proposed changes described above, there are no material changes to the 2000 Plan.

As of December 5, 2014, the following table updates equity compensation plan information from what was reported as of our fiscal year end, September 30, 2014. This table includes active plans only.

Number of Shares Available Under All Plans (not counting share request)	Number of Options Outstanding	Weighted Average Exercise Price of Outstanding Options	Weighted Average Remaining Term of Outstanding Options	Number of Outstanding Full- Value Awards
12,814,829	3,634,020	$13.6115	2.13	12,108,600

In fiscal 2014, 2013, and 2012, the Company granted gross awards covering a total of 10,433,391 shares, 11,823,560 shares and 8,148,834 shares respectively. Based on our business plan, we currently forecast granting options and full value awards (in the form of restricted shares and restricted stock units) covering approximately 12,600,000 shares over the coming fiscal period, which is equal to 3.9% of our common shares outstanding as of December 3, 2014. The Board considered the need for grants to retain and reward existing employees, for anticipated new hires and in connection with the acquisition of new businesses. The Company projects cancellation of options and forfeitures of restricted stock and restricted stock unit awards of approximately 1,200,000 shares over the coming fiscal year. If our expectation of cancellations and forfeitures is accurate, our net grants (grants less cancellations and forfeitures) over the next fiscal year would be approximately 11,400,000 shares, or approximately 3.53% of our common shares outstanding as of December 3, 2014. The Company anticipates the requested increase is necessary and appropriate to satisfy anticipated needs of our current business plan. We anticipate seeking approval for additional shares, as needed to cover future grants under our 2000 Plan at our next annual meeting of stockholders. However, a change in business conditions or Company strategy could alter any of these projections.

In considering the requested increase, the Board also took into account certain additional criteria relating to potential impact on shareholders. The potential dilution from the 6,800,000 share increase requested is 2.08%, based on total common shares outstanding (measured as of September 30, 2014). Dilution represents the number of equity awards granted, less cancellations, as a percentage of total outstanding shares. Over the past three fiscal years, the Company’s average annual dilution was 2.86%. The Board also considered the Company’s historical burn rate, which measures the annual rate at which shares are granted under our equity plans (as a percentage of total outstanding shares) in evaluating the size of the requested share increase. Over the past three fiscal years, our burn rate has averaged 3.44%. The Board also considered the additional overhang, which measures the number of shares subject to equity awards outstanding but unexercised or unvested, plus the number of shares available to be granted, as a percentage of total shares. As of December 5, 2014 the Company had outstanding grants of 3,634,020 stock options, and 12,108,600 restricted stock units and unvested restricted shares. The foregoing, along with 12,814,829 shares remaining available for future grant under our stock plans and the new share request of 6,800,000 shares, would represent approximately 10.86% of our total outstanding common shares as of December 3, 2014 of shares, calculated on a fully diluted basis. Over the past three fiscal years, our overhang has averaged 9.37%. Considering the Company’s historical broad-based equity grant practices and the foregoing information, the Board believes the additional share authorization to be appropriate and necessary to meet the objectives of our equity program and in the best interest of shareholders.

In addition, the amended 2000 Plan sets limits on awards that may be granted under the 2000 Plan to our non-employee directors. These limits are intended to set meaningful restrictions on equity-based compensation that the Board of Directors could potentially grant to its members. Under the 2000 Plan, as amended, in any fiscal year, each non-employee directors may receive awards with a grant date fair value not exceeding $750,000 (increased to $1,000,000 in connection with a director’s initial service). While the Company does not contemplate making awards non-employee directors under the 2000 Plan, the Board believes it is appropriate and in the best interests of shareholders to include a separate restriction on potential awards to non-employee directors under the 2000 Plan.

We strongly believe that the amended 2000 Plan is essential to the Company’s continued success. The Company’s employees are its most valuable assets. Stock options and other awards such as those provided under the 2000 Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. While the Company does not have any specific plans or commitments to issue stock options or awards under the 2000 Plan at this time, for the reasons stated above and to ensure the Company can continue to grant stock awards to key employees of the Company at levels determined appropriate by the Board and the Compensation Committee of the Board, the stockholders are being asked to approve the amendment to the 2000 Plan.

Description of the 2000 Plan

The following general description of the material features of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan, which is included as Annex A hereto.

General

The purpose of the 2000 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and employees and consultants of its parent and subsidiary companies and to promote the success of the Company’s business. The 2000 Plan authorizes the Board of Directors or one or more of its committees to grant stock options, restricted stock units, rights to purchase restricted stock and stock appreciation rights (each an “Award”).

Administration

The 2000 Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the 2000 Plan. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 2000 Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code (to enable the Company to receive a federal tax deduction for certain compensation paid under the Plan).

Number of Shares of Common Stock Available Under the Incentive Plan

Assuming stockholders approve this proposal, a total of 72,600,000 shares of Common Stock will be reserved for issuance under the 2000 Plan. As of December 5, 2014, 12,814,829shares of Common Stock were available for issuance under the 2000 Plan.

If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares allocable to the terminated portion of such Award or such forfeited or repurchased shares shall again be available for grant under the 2000 Plan. Shares shall not be deemed to have been granted pursuant to the 2000 Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld in satisfaction of tax withholding obligations. Upon payment in shares pursuant to the exercise of a stock appreciation right, the number of shares available for grant under the 2000 Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an option is paid by tender to the Company of shares underlying the option, the number of shares available for grant under the 2000 Plan shall be reduced by the net number of shares for which the option is exercised.

Eligibility

Nonstatutory stock options, stock purchase rights (i.e., awards of restricted stock), restricted stock units and stock appreciation rights may be granted under the 2000 Plan to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom Awards may be granted, the time or times at which such Awards will be granted, and the exercise price and number of shares subject to each such grant; provided, however, the exercise price of a stock option and a stock appreciation right may not be less than 100% of the fair market value of the Common Stock on the date such Award is granted.

Limitations

Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with certain Awards granted to such persons, the 2000 Plan provides that no service provider may be granted, in any fiscal year of the Company, options or stock appreciation rights to purchase more than 1,500,000 shares of Common Stock or 1,000,000 restricted stock awards or restricted stock units. Notwithstanding the limit on grants of options or stock appreciation rights, however, in connection with such individual’s initial employment with the Company, he or she may be granted options or stock appreciation rights to purchase up to an additional 1,500,000 shares of Common Stock.

Notwithstanding the foregoing limits, in any fiscal year, non-employee directors may receive awards under the 2000 Plan not exceeding a fair value of $750,000 (increased to $1,000,000 in connection with a director’s initial service).

Terms and Conditions of Options

Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

(a) Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a more than 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

The Company’s by-laws provide that it may not reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future under the 2000 Plan; cancel options in exchange for the re-grant of options at a lower exercise price, whether or not the cancelled options are returned to the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

(b) Exercise of Option; Form of Consideration.    The Administrator determines when options become exercisable, and may in its discretion; accelerate the vesting of any outstanding option in connection with the termination of a participant’s employment with the Company. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option.    No stock option or stock appreciation right granted under the 2000 Plan may have a term greater than seven years after the date of grant. In the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Service.    The Administrator determines the length of the post-termination exercise period of a stock option. In the absence of a time specified in a participant’s Award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement), unless such participant’s service relationship terminates due to the participant’s death or disability, in which case the participant or the participant’s estate or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination.

(e) Nontransferability of Options.    Unless otherwise determined by the Administrator, options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f) Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Administrator.

Stock Purchase Rights

In the case of stock purchase rights, (i.e. rights to acquire restricted stock), unless the Administrator determines otherwise, the Award agreement will grant the Company a repurchase option exercisable upon the termination of the participant’s service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator including, if the Administrator has determined it is desirable for the stock purchase right to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, the repurchase option will lapse based on the achievement of performance goals. The Administrator will determine the number of shares granted pursuant to a stock purchase right, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the limits described above.

Restricted Stock Units

The Administrator may grant restricted stock units under the 2000 Plan. Each restricted stock unit award will be evidenced by an Award agreement that will specify the period of restriction, the number of shares granted and all other terms and conditions as the Administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator will determine the number of shares granted pursuant to a restricted stock unit award, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the Restricted Stock Limit.

Stock Appreciation Rights

The Administrator may grant stock appreciation rights either alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of Common Stock. The Administrator will determine the exercise price of a stock appreciation right, which will be no less than 100% of the fair market value of the Common Stock on the date of grant, and the term of each stock appreciation right. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2000 Plan. The Administrator will determine the number of shares granted to a service provider pursuant to a stock appreciation right, subject to the annual grant limit described above.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Goals

As discussed above, under Section 162(m) of the Internal Revenue Code, the annual compensation paid to the Chief Executive Officer and to each of the Company’s three other most highly-paid executive officers, other than the Chief Financial Officer, may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2000 Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid.

The 2000 Plan permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Administrator (in its discretion) may make performance goals applicable to a participant. In the Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, controllable profits, customer satisfaction MBOs, earnings per share, individual objectives, net income, new orders, operating cash flow, operating income, return on assets, return on equity, return on sales, and total shareholder return. Any criteria used may be measured, as applicable, in absolute terms or in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

Adjustments upon Changes in Capitalization

In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of Common Stock subject to the 2000 Plan, the number of shares of Common Stock that may be issued pursuant to Awards of restricted stock and restricted stock units, the maximum number of shares of Common Stock that may be issued to service providers in any fiscal year pursuant to Awards, the number and class of shares of stock subject to any outstanding Award, and the exercise price of any such outstanding Award.

In the event of a liquidation or dissolution, any unexercised Award will terminate. The Administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the Award, including shares as to which the Award would not otherwise be exercisable.

In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding Award will be assumed or an equivalent Award substituted by the successor corporation. If the successor corporation refuses to assume an Award or to substitute a substantially equivalent Award, the participant will have the right to exercise his or her option and stock appreciation right as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for restricted stock units will be deemed achieved, and all other terms and conditions met. In such event, the Administrator will notify the participant that the Award is fully exercisable for fifteen (15) days from the date of such notice and that the Award terminates upon expiration of such period.

Amendment and Termination of the Plan

The Board may amend, alter, suspend or terminate the 2000 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 2000 Plan to the extent the Board determines it necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any Award previously granted under the 2000 Plan without the written consent of the participant. Unless terminated earlier, the 2000 Plan will terminate on August 15, 2018.

Plan Benefits

The amount and timing of Awards granted under the 2000 Plan are determined in the sole discretion of the Administrator and therefore cannot be determined in advance. The benefits or amounts that were received by, or allocated to, the Chief Executive Officer, the other Named Executive Officers, all current executive officers as a group, the current Directors of the Company who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group under the 2000 Plan for the fiscal year ended September 30, 2014 are set forth in the table below:

Name and Position	Number of Options Granted	Average Per Share Exercise Price	Number of Shares of Restricted Stock Granted(1)	Dollar Value of Shares of Restricted Stock Granted
Paul A. Ricci	—	—	709,888	$11,099,914
Thomas L. Beaudoin	—	—	204,011	$3,197,825
A. Bruce Bowden	—	—	172,994	$2,693,322
Earl H. Devanny	—	—	530,000	$8,527,170
Janet Dillione	—	—	174,029	$2,718,740
William Robbins	—	—	254,688	$3,871,519
Executive Group	—	—	2,045,610	$32,108,489
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	100,000	$15.19	8,287,781	$127,741,394

(1)	Includes restricted stock units issued in under the fiscal 2013 Company bonus program, performance-based awards tied to overachievement of fiscal 2014 targets and performance-based RSU’s that were issued during fiscal 2014 but are tied to future periods, Excludes performance-based RSU’s issued in prior periods but tied to fiscal 2014 targets.

The future benefits or amounts that would be received under the 2000 Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2000 Plan, as amended, had been in effect cannot be determined.

Federal Income Tax Consequences

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Purchase Rights (i.e., Restricted Stock) and Restricted Stock Units.    A participant generally will not have taxable income at the time an award of restricted stock and restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the Award (less any amount paid for the shares) on the date the Award is granted.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Section 409A.    Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are considered our “specified employees,” Section 409A requires that such individual’s distribution commence no earlier than 6 months after such individual’s separation from service. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California) have laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges.

Tax Effect for the Company.    The Company generally will be entitled to a tax deduction in connection with an Award under the 2000 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its other three most highly-paid executive officers, other than the Chief Financial Officer. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2000 Plan and setting limits on the number of Awards that any individual may receive. The 2000 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2000 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OFA SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the Amended and Restated 2000 Stock Plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of the Amended and Restated 2000 Stock Plan. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the annual meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE

STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDED AND

RESTATED 2000 STOCK PLAN.

PROPOSAL NUMBER 3

APPROVAL OF THE AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

Stockholders are being asked to approve the amendment and restatement of the Company’s 1995 Employee Stock Purchase Plan (the “1995 ESPP”) to (i) increase the number of shares authorized for issuance by an additional 10,000,000 shares, (ii) extend the term of the plan by an additional ten (10) years through December 17, 2025, and (iii) effect certain technical revisions. The 1995 ESPP is intended to provide a significant incentive by allowing eligible employees to purchase shares of our Common Stock (“Shares”) by participation in regular offering periods. Employees are allowed to purchase Shares at a price equal to 85% of the lower of the closing price of our common stock on the NASDAQ market on either opening or closing date of the respective offering period. The Board has approved the amended and restated 1995 ESPP, subject to stockholder approval at the Annual Meeting.

Description of 1995 ESPP

The essential features of the 1995 ESPP are outlined below. The following summary of the principal provisions of the 1995 ESPP as proposed to be amended is qualified in its entirety by reference to the full text of the 1995 ESPP, which is included as Annex B hereto.

General

The 1995 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). Currently a maximum of 387,756 Shares remain available for future issuance under the 1995 ESPP. If stockholders approve the amended and restated 1995 ESPP, the number of Shares issuable under the 1995 ESPP would be increased by 10,000,000 Shares. The number of Shares purchased under the 1995 ESPP in each of fiscal years 2012, 2013 and 2014, was 825,633, 1,038,187 and 1,449,718, respectively. The actual number of Shares that will be purchased under the ESPP in any year will depend on a number of factors including, for example, the number of participants, each participant’s contribution rate, and our stock price. Based on recent usage, we currently expect that the increased Share reserve would meet the Company’s anticipated needs under the 1995 ESPP for a period of approximately 4-5 years. As of September 30, 2014, approximately 4,228 employees in the US and Canada were eligible to participate in the 1995 ESPP.

Purpose

The purpose of the 1995 ESPP is to provide employees with an opportunity to purchase Shares through accumulated payroll deductions. Employees make such purchases by participation in regular offering periods from which they may withdraw at any time.

Administration

The 1995 ESPP may be administered by the Board or a committee appointed by the Board. Currently, the 1995 ESPP is administered by the Board. The Board or administrative committee has full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the 1995 ESPP, to construe and interpret the 1995 ESPP, and to make all other determinations necessary or advisable for the administration of the 1995 ESPP.

Eligibility

Any person who, on the first day of an offering period, is customarily employed by the Company for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the 1995 ESPP.

Offering Dates

The 1995 ESPP is implemented by a series of offering periods of 12 months in duration, with new offering periods commencing on February 16 and August 16 of each year. Each offering period consists of two consecutive purchase periods of six months in duration, with the last day of such purchase period being designated a purchase date. The Board has the power to change the duration and frequency of the offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen days prior to the scheduled beginning of the first offering or purchase period to be affected.

Participation

Eligible employees may participate in the 1995 ESPP by completing an enrollment form provided by the Company and filing it with the Company prior to the applicable offering date. The enrollment form currently authorizes payroll deductions of not less than 1% and not more than 12% of the participant’s eligible compensation on each payday during the offering period.

Purchase Price

The purchase price per Share sold under the 1995 ESPP is equal to the lower of 85% of the fair market value of a Share at the beginning of the offering period or the purchase date. The fair market value is the per share closing price of the common stock on the NASDAQ Global Select Market as of such date reported by NASDAQ.

Payment of Purchase Price; Payroll Deductions

The purchase price of the Shares is accumulated by payroll deductions during the offering period. The deductions may be up to 12% of a participant’s eligible compensation received on each payday during the offering period. Eligible compensation is defined in the 1995 ESPP to include the regular straight time gross earnings excluding payments for overtime, shift premium, incentive compensation, bonuses and commissions. A participant may discontinue his or her participation in the 1995 ESPP at any time during the offering period prior to a purchase date, and may decrease the rate of his or her payroll deductions once during the offering period by completing and filing a new enrollment form. No interest accrues on the payroll deductions of a participant in the 1995 ESPP.

Purchase of Shares; Exercise of Option

By executing an enrollment form to participate in the 1995 ESPP, the participant is entitled to have Shares placed under option. Unless the participant’s participation is discontinued, each participant’s option for the purchase of Shares will be exercised automatically at the end of each purchase period at the applicable price. Notwithstanding the foregoing, no participant shall be permitted to subscribe for Shares under the 1995 ESPP if immediately after the grant of the option he or she would own 5% or more of the voting power or value of all classes of the Company’s stock or of any of the Company’s subsidiaries (including stock which may be purchased under the 1995 ESPP or pursuant to any other options), and no participant may be granted an option which would permit the participant to buy more than $25,000 worth of Shares determined based on the fair market value of Shares at the time the option is granted) in any calendar year. In addition, a participant may purchase a maximum of 2,000 Shares during a purchase period.

Changes in Capitalization; Corporate Transactions

In the event of any stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the Shares available for purchase under the 1955 ESPP. In the event of a proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option under the 1995 ESPP will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary thereof, unless the Board determines to shorten offering period then in progress by setting a new purchase date instead of providing for the substitution or assumption of the awards.

Termination of Employment

Upon termination of a participant’s continuous status as an employee prior to the purchase date of an offering period for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the 1995 ESPP and the contributions credited to his or her account but not yet used to exercise his or her option under the 1995 ESPP will be returned to him or her.

Nontransferability

No rights or accumulated payroll deductions of a participant under the 1995 ESPP may be pledged, assigned or transferred for any reason other than by will, the laws of descent and distribution, or by beneficiary designation.

Amendment and Termination of the 1995 ESPP

The Board may at any time amend or terminate the 1995 ESPP, except that such termination shall not adversely affect options previously granted. Unless previously terminated, the 1995 ESPP will terminate December 17, 2025.

Plan Benefits

Given that the number of Shares that may be purchased under the 1995 ESPP is determined, in part, by the stock’s market value on the first and last day of the offering period and given that participation in the 1995 ESPP is voluntary on the part of employees, the actual number of Shares that may be purchased by any individual is not determinable. The following table sets forth (a) the number of Shares that were purchased during fiscal 2014 under the 1995 ESPP, and (b) the average per share purchase price paid for such Shares.

Name and Position	Number of Shares Purchased (#)	Weighted Average Purchase Price Per Share ($)
Paul A. Ricci	—	—
Thomas L. Beaudoin	—	—
A. Bruce Bowden	—	—
Earl H. Devanny	—	—
Janet Dillione	—	—
William Robbins	1,645	$12.91
Executive Group	1,645	$12.91
Non-Executive Director Group(1)	—	—
Non-Executive Officer Employee Group	1,448,073	$12.74

(1)	Non-employee directors are not eligible to participate in the 1995 ESPP.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the Shares purchased under the 1995 ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The 1995 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 1995 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the Shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the Shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the Shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the Shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the Shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the Shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of Shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE 1995 ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the amendment to the 1995 ESPP. Unless marked to the contrary, proxies received will be voted “FOR” approval of the amendment to the 1995 ESPP.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE NUANCE 1995 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NUMBER 4

APPROVAL OF THE AMENDED AND RESTATED 1995 DIRECTORS’ STOCK PLAN

The stockholders are being asked to approve the Company’s Amended and Restated 1995 Directors’ Stock Plan (the “Directors’ Plan”), as amended to (i) increase in the number of shares of Common Stock (“Shares”) authorized for issuance under the plan from 2,320,000 Shares to 2,820,000, an increase of 500,000 Shares and (ii) to extend the term of the Directors’ Plan by an additional ten years, to March 31, 2026. The Directors’ Plan, as amended, will enable the Company to continue to use the Directors’ Plan to assist in recruiting, motivating and retaining talented non-employee directors to help achieve the Company’s business goals.

As of September 30, 2014 2,300,000 Shares had been issued and 302,500 Shares remained available for issuance under the Directors’ Plan. The Board anticipates that the proposed increase in Shares available under the Directors’ Plan will enable the Company to continue to provide awards under the Directors’ Plan for approximately five (5) years. The amended Directors’ Plan also includes certain other non-material changes approved by the Board, including the addition of accelerated vesting of outstanding awards in certain corporate transactions, elimination of obsolete provisions and certain technical clarifications relating to stock purchase rights granted under the Directors’ Plan.

Description of the Directors’ Plan

The essential features of the Directors’ Plan are outlined below. The following summary of the principal provisions of the Directors’ Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the Directors’ Plan, which is included as Annex C hereto.

General

The Directors’ Plan currently provides for the non-discretionary grant of restricted stock purchase rights. The Directors’ Plan previously provided for non-discretionary grants of stock options. See “Federal Income Tax Information” below for a discussion of the tax treatment of restricted stock purchase rights and options.

Purpose

The Company, by means of the Directors’ Plan, seeks to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive for such persons to exert maximum efforts to promote the success of the Company, and to encourage their continued service on the Board.

Administration

The Board administers the Directors’ Plan. Subject to the provisions of the Directors’ Plan, the Board has the power to construe and interpret the Directors’ Plan and the options and restricted stock purchase rights granted under it, to establish, amend, and revoke rules and regulations for its administration, to amend the Directors’ Plan, and generally to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

Eligibility

Restricted stock purchase rights will be granted under the Directors’ Plan only to non-employee directors of the Company. A “non-employee director” is a director of the Company who is not an employee of the Company or of any “parent” or “subsidiary” of the Company, as those terms are defined in the Code. The payment of a director’s fee by the Company is not sufficient in and of itself to constitute “employment” by the Company. Ten of the Company’s eleven current directors (all except Mr. Ricci) are eligible to participate in the Directors’ Plan.

Stock Subject to the Directors’ Plan

If options granted under the Directors’ Plan expire or otherwise terminate without being exercised, the Shares not purchased pursuant to such options again become available for issuance under the Directors’ Plan.

Further, if Shares subject to restricted stock purchase rights issued to a director are forfeited or reacquired by the Company following the termination of a Director’s term as a member of the Board, such Shares will again become available for issuance under the Directors’ Plan. Subject to the approval of Proposal Number 4, the number of Shares authorized for issuance under the Directors’ Plan will be increased to 2,820,000 Shares.

Terms and Conditions of Restricted Stock Purchase Rights

Under the terms of the Directors’ Plan, non-employee directors are granted restricted stock purchase rights, subject to the following terms and conditions:

(a) Non-Discretionary Grants.    Grants of restricted stock purchase rights are non-discretionary. Each non-employee director will be automatically granted a restricted stock purchase right as follows:

•

An initial grant of 30,000 restricted stock purchase rights on the date the person first becomes a non-employee director, except in the case when a former employee becomes a non-employee director solely because he or she terminates employment with the Company (the “First Grant”); and

•

An annual grant of 15,000 restricted stock purchase rights on January 1 of each year, provided that, on such date, the non-employee director has served on the Board as a non-employee director for at least 6 months (the “Subsequent Grant”).

(b) Purchase Price; Payment.    The purchase price of each restricted stock purchase right granted under the Directors’ Plan will be equal to the par value of the Common Stock subject to such purchase right ($0.001 per share). The purchase price of restricted stock granted under the Directors’ Plan must be paid either: (i) in cash or by check at the time the right is exercised, (ii) by other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate purchase price of the shares being purchased (which, if acquired from the Company, shall have been held for at least six months), (iii) will be satisfied through past services as a director provided to Company or (iv) by a combination of such methods of payment and/or by any other method permitted by applicable corporate law.

(c) Vesting.    The restricted stock purchase rights vest annually over a three-year period (e.g. 1/3 of the rights subject to the grant will vest on each anniversary of the grant date). Upon vesting, the Company will deliver shares as soon as practicable at the purchase price.

(e) Non-transferability of Restricted Stock Purchase Rights.    Restricted stock purchase rights granted under the Directors’ Plan are not transferable except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative.

Adjustment Provisions

In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the class and maximum number of shares subject to the Directors’ Plan and the class, number of shares, and price per share of stock subject to such outstanding options or restricted stock purchase rights.

Effect of Certain Corporate Events

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each participant shall fully vest in outstanding awards under the Directors’ Plan and the Company shall give to directors, prior to the liquidation, dissolution, sale, merger, consolidation or reorganization, a reasonable time thereafter within which to exercise Options that are not either assumed or substituted in such transaction, at the end of which time the Option shall terminate.

Duration, Amendment, and Termination

The Board may suspend or terminate the Directors’ Plan at any time. Unless sooner terminated, the Directors’ Plan terminates on March 31, 2026. The Board also may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent the Board deems it necessary and desirable to comply with any applicable law or regulation, the Company shall obtain approval of the stockholders of the Company to Plan amendments.

Plan Benefits

The following shows the benefits or amounts that will be received by, or allocated to, the CEO, other Named Executive Officers and current Directors of the Company under the Directors Plan for the fiscal year ended September 30, 2014:

Name and Position	Number of Options Granted	Average Per Share Exercise Price	Number of Stock Purchase Rights Stock Granted	Dollar Value of Shares or Purchase Rights Granted
Paul A. Ricci	—	—	—	—
Thomas L. Beaudoin	—	—	—	—
A. Bruce Bowden	—	—	—	—
Earl H. Devanny	—	—	—	—
Janet M. Dillione	—	—	—	—
William Robbins	—	—	—	—
Executive Group	—	—	—	—
Non-Executive Director Group	—	—	180,000	$2,921,220
Non-Executive Officer Employee Group	—	—	—	—

Federal Income Tax Information

Stock Options.    Stock options granted under the Directors’ Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors’ Plan, does not purport to be complete, and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

Options granted under the Directors’ Plan are non-statutory options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Purchase Rights.    A participant generally will not have taxable income at the time restricted stock or restricted stock units are granted. Instead, he or she typically will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, RECIPIENTS OF RESTRICTED STOCK PURCHASE RIGHTS AND THE COMPANY

WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN AS WELL AS THE GRANT AND PURCHASE OF RESTRICTED STOCK. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE DIRECTOR’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE DIRECTOR MAY RESIDE.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve amendment to the Directors’ Plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of amendment to the Directors’ Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT AND RESTATEMENT OF THE DIRECTORS’ PLAN

PROPOSAL NUMBER 5:

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Executive compensation is an important matter for the Company and our stockholders. This proposal provides our stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation for the Named Executive Officers, as described in the Compensation Discussion and Analysis section of the Proxy Statement (the “CD&A”).

Our executive compensation program is based on a pay-for-performance philosophy. The Named Executive Officers are compensated in a manner consistent with our business strategy, competitive practice, sound corporate governance principles and stockholder interests. Further, the compensation of the Named Executive Officers is designed to reward the achievement of specific short-term and long-term performance objectives that are directly aligned with the long-term interests of our stockholders.

Executive Compensation Program Highlights

Majority of Compensation is Performance-Related.    The Named Executive Officers are compensated primarily in the form of performance-based pay (annual bonuses and time-based and performance-based equity awards). In fiscal 2014, an average of approximately 88% of the target total direct compensation opportunities of the Named Executive Officers were “at risk” based on the market price for our common stock at the time of vesting or tied to the achievement of multiple performance metrics.

Limited Non-Performance Compensation.    The base salaries of the Named Executive Officers are at the median of the peer group selected by the Compensation Committee and described in the CD&A and we provide only limited perquisites or other non-performance related compensation to the Named Executive Officers.

Other Compensation Practices.     Our policies and practices for the Named Executive Officers are consistent with the interests of our stockholders:

•	We do not offer tax reimbursement (“gross-up”) payments with respect to any post-employment payments or benefits.

•

Our change-in-control payments and benefits are based solely on “double trigger” arrangements, meaning that the Named Executive Officers will receive payments and benefits only if there is both a change in control of the Company and a qualifying termination of employment.

•	We have implemented a compensation recovery (“clawback”) policy in the event of misstatement of earnings.

•	We maintain rigorous stock ownership guidelines.

•	We prohibit the hedging or pledging of our securities.

Fiscal 2014 Compensation Actions and Decisions for Our Named Executive Officers

•	Base Salaries. The base salaries of the Named Executive Officers, with the exception of Mr. Beaudoin, were not adjusted during fiscal 2014.

•

Short-Term Incentive Compensation.    The annual bonus payments received by the Named Executive Officers were consistent with our financial performance which provided for a 50% payout of target bonus opportunities, with the exception of Mr. Bowden who received 89% of his target bonus opportunity as described in the CD&A.

•

Long-Term Incentive Compensation.    The long-term incentive compensation awards to our Named Executive Officers in fiscal 2014 included restricted stock unit awards with both multi-year time-based and performance-based vesting requirements. The performance-based restricted stock unit awards will be earned only if we achieve pre-established target levels for non-GAAP revenue, non-GAAP earnings-per-share, and bookings, as well as strategic business objectives that provide for sustainable growth.

•

During fiscal 2014, the Compensation Committee established a relative total stockholder return performance goal for a portion of Mr. Ricci’s performance-based restricted stock unit awards that will be measured over a two-year performance period through October 2015. In addition, during fiscal 2014, the Compensation Committee established a strategic leadership performance goal for 250,000 shares of our common stock subject to Mr. Ricci’s performance-based restricted stock unit award that was granted in fiscal 2014 that also will be measured over a two-year performance period.

•	Our overall share “burn rate” for employee equity awards for fiscal 2014 was 2.6%, well below industry guidelines recommended by Institutional Shareholder Services and others.

Changes to Executive Compensation Program for Fiscal 2014

Following discussions with our major stockholders as described in the Executive Summary of the CD&A, and taking into account our financial performance in 2014, and the outcome of our 2014 Say-on-Pay Vote, we modified our executive compensation program to strengthen the pay-for-performance alignment as follows:

During fiscal 2014 just prior to the Say-on-Pay vote:

•

Revised performance measures for annual bonus opportunity.    Established distinct performance metrics for Mr. Ricci’s target bonus opportunity for fiscal 2014 which were based on an intersection of the achievement of pre-established non-GAAP revenue and non-GAAP earnings-per-share target levels.

•

Reduced target long-term incentive compensation award value.    Reduced the target grant value of Mr. Ricci’s fiscal 2014 equity award grant by 75% from the target grant value of his prior years’ equity awards. His fiscal 2014 equity award had an at-target grant value of $7.8 million, which approximated the market median of our compensation peer group, 50% of which was performance-based and 50% of which was time-based.

•

Redesigned performance-based equity award.    Established a new performance metric in fiscal 2014 for his newly-approved performance-based equity award and modified a performance-based equity award that was approved during fiscal 2013 both to be measured over a two-year performance period through the end of fiscal 2015 as described above.

During fiscal 2014 after the Say-on-Pay vote:

•	Continued compensation practices of awarding at-target equity awards that are in line with market-median.

Based on the above, we request that stockholders approve the compensation of the Named Executive Officers as described in the disclosure rules of the Securities and Exchange Commission pursuant to the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting is required for approval of this proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the proposal.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee of the Board of Directors value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE

STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF

THE NAMED EXECUTIVE OFFICERS

PROPOSAL NUMBER 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

In November 2014, the Audit Committee approved the retention of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2015. A representative of BDO may be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

The stockholders are being asked to ratify the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2015. BDO was engaged as the Company’s independent registered public accounting firm by the Audit Committee on October 24, 2004 and has audited the Company’s financial statements since 2004.

Audit Fees During Fiscal Years 2014 and 2013

The following table sets forth the approximate aggregate fees paid by the Company to BDO USA, LLP during the fiscal years ended September 30, 2014 and 2013.

	Fiscal 2014	Fiscal 2013
Audit Fees(1)	$3,039,657	$3,129,497
Audit Related Fees(2)		—
Tax Fees(3)	8,837	8,273
All Other Fees		—

Total Fees	$3,048,494	$3,137,770

(1)	Audit Fees. This category represents fees billed for professional services rendered by the principal accountant for the audits of the registrant’s annual financial statements and internal controls over financial reporting, review of the interim financial statements included in the registrant’s quarterly reports on Form 10-Q, statutory audits and other SEC filings.

(2)	Audit Related Fees. This category represents fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of registrant’s financial statements, primarily accounting consultations and audits of significant acquirees.

(3)	Tax Fees. This category represents fees billed for professional services rendered by the principal accountant for tax compliance in certain international jurisdictions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the U.S. Securities and Exchange Commission require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.

The pre-approval procedures include execution by the Chief Financial Officer and Audit Committee Chairperson, on behalf of the Company and the entire Audit Committee, of an audit and quarterly review engagement letter and pre-approval listing of other permitted professional services anticipated to be rendered during the foreseeable future. Additionally, from time to time, we may desire additional permitted professional services for which specific pre-approval is obtained from the Audit Committee Chairman, acting on behalf of the Company and the entire Audit Committee, before provision of such services commences. In doing this, the Company and Audit Committee have established a procedure whereby a BDO representative, in conjunction with the Chief Financial Officer or Chief Accounting Officer, contacts the Audit Committee Chairman and obtains pre-approval for such services on behalf of the entire Audit Committee, to be followed by a written engagement letter, as appropriate, confirming such arrangements between BDO and the Company. In addition, on a periodic basis, the entire Audit Committee is provided with a summary of all pre-approved services to date for its review. During the fiscal year ended September 30, 2014, all services provided by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with this policy.

Vote Required; Recommendation of the Board

Unless marked to the contrary, proxies received will be voted “FOR” approval of the ratification of the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2015.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE

STOCKHOLDERS VOTE “FOR” RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing an independent, objective review of the Company’s accounting functions and internal controls. During the fiscal year ended September 30, 2014, the Audit Committee was comprised of Messrs. Frankenberg, Laret, Myers, and Quigley, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market, and was governed by a written charter first adopted and approved by the Board of Directors in June 2001, and as amended and restated on April 29, 2003 and February 24, 2004. A copy of the Company’s Amended and Restated Audit Committee Charter is available on the Company’s Website at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/audit-committee/index.htm. The Audit Committee met six times during the fiscal year ended September 30, 2014.

In connection with the Company’s audited financial statements for the fiscal year ended September 30, 2014, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm.

The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 for filing with the Securities and Exchange Commission.

Robert J. Frankenberg, Chairman

Mark R. Laret

Mark B. Myers

Philip J. Quigley

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of September 30, 2014, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Company’s Common Stock; (2) each of our directors and nominees; (3) each Named Executive Officer; and (4) all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of the common stock that they beneficially own, subject to applicable community property laws. All shares of Common Stock subject to options or warrants exercisable within 60 days of September 30, 2014 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 320,869,979 shares of Common Stock outstanding as of September 30, 2014.

Name and Address of Beneficial Owner(1)	Number Owned	Percent of Outstanding Shares
Icahn Associates, LLC(2)
767 Fifth Avenue New York, NY 10153	58,933,723	18.37%
Paul A. Ricci(3) 0	6,593,347	2.05%
Robert J. Frankenberg(4)	337,324	*
William H. Janeway(5)	200,000	*
Brett Icahn(6)	30,000	*
Mark L. Laret(7)	66,000	*
Katharine A. Martin(8)	136,000	*
Mark B. Myers(9)	111,001	*
Philip J. Quigley(10)	155,708	*
David Schechter(11)	30,000	*
Thomas L. Beaudoin(12)	680,240	*
Bruce Bowden(13)	335,866	*
Earl H. Devanny III(14)	516,326	*
William Robbins(15)	254,688	*
Janet Dillione(16)	116,779	*
All directors and executive officers as a group (15 persons)(17)	9,784,157	2.76%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for the following stockholders is c/o Nuance Communications, Inc., One Wayside Drive, Burlington, MA 01803.

(2)	The information regarding the beneficial ownership of Carl C. Icahn is based on the Schedule 13D filed jointly with the SEC by High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn on December 4, 2013.

(3)	Includes options to acquire 3,200,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2014. Includes 1,187,500 unvested restricted stock units and 750,000 unvested restricted shares. Mr. Ricci does not have voting rights with respect to the shares underlying the restricted stock units. 1,455,617 shares are held in a family trust. Mr. Ricci has voting and investment control over the shares in the Trust.

(4)	Includes options to acquire 30,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2014 and 30,000 unvested restricted stock units. Mr. Frankenberg does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(5)	Includes options to acquire 30,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2014 and 30,000 unvested restricted stock units. Mr. Janeway does not have voting rights with respect to the unvested restricted stock units.

(6)	Includes 30,000 unvested restricted stock units. Mr. Icahn does not have voting rights with respect to the shares underlying the unvested restricted stock units. Mr. Icahn disclaims beneficial ownership of the shares held by Icahn Associates, LLC.

(7)	Includes 30,000 unvested restricted stock units. Mr. Laret does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(8)	Includes options to acquire 15,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2014 and 30,000 unvested restricted stock units. Ms. Martin does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(9)	Includes 30,000 unvested restricted stock units. Mr. Myers does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(10)	Includes 30,000 unvested restricted stock units. Mr. Quigley does not have voting rights with respect to the shares underlying the unvested restricted stock units. 125,708 shares are held indirectly in a Trust. Mr. Quigley has voting and investment control over the shares in the Trust.

(11)	Includes 30,000 unvested restricted stock units. Mr. Schechter does not have voting rights with respect to the shares underlying the unvested restricted stock units. Mr. Schechter disclaims beneficial ownership of the shares held by Icahn Associates, LLC.

(12)	Includes options to acquire 100,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2014 and 434,375 unvested restricted stock units. Mr. Beaudoin does not have voting rights with respect to the shares underlying the restricted stock units.

(13)	Includes 255,000 unvested restricted stock units. Mr. Bowden does not have voting rights with respect to the shares underlying the restricted stock units.

(14)	Includes 480,000 unvested restricted stock units. Mr. Devanny does not have voting rights with respect to the shares underlying the restricted stock units.

(15)	Includes 254,688 unvested restricted stock units. Mr. Robbins does not have voting rights with respect to the shares underlying the restricted stock units.

(16)	Ms. Dillione terminated on March 21, 2014 and all unvested shares were forfeited.

(17)	Includes options to acquire 3,375,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2014, 750,000 unvested restricted shares, and 2,879,688 unvested restricted stock units.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules of the SEC thereunder require the Company’s executive officers, directors and certain stockholders to file reports of ownership and changes in ownership of the Company’s Common Stock with the SEC. Based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended September 30, 2014, the Company believes that all directors, officers and beneficial owners of more than 10% of the Company’s Common Stock complied with all filing requirements applicable to them.

Other Matters.    Management knows of no business or nominations that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Not Soliciting Materials.    The information contained in this Proxy Statement under the captions “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS.

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Nuance Communications, Inc., One Wayside Road, Burlington, Massachusetts 01803 or upon telephonic request to 781-565-5000, Attn: Investor Relations. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

ANNEX A

NUANCE COMMUNICATIONS, INC.

(FORMERLY KNOWN AS SCANSOFT, INC.)

2000 STOCK PLAN

(As Amended on January 27, 2015)

1. Purposes of the Plan.    The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation or other entity (including, but not limited to partnerships and joint ventures) controlled by, or under common control with the Company.

(c) “Affiliated SAR” means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(d) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(f) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

(g) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Position” means the Company’s level of cash and cash equivalents.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(k) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Nuance Communications, Inc. (formerly known as ScanSoft, Inc.) a Delaware corporation. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Nuance Communications, Inc. and its consolidated subsidiaries.

(n) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(o) “Controllable Profits” means as to any Plan Year, a business unit’s Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

(p) “Customer Satisfaction MBOs” means as to any Participant for any Plan Year, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

(q) “Director” means a member of the Board.

(r) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(s) “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(t) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(w) “Fiscal Year” means the fiscal year of the Company.

(x) “Freestanding SAR” means a SAR that is granted independent of any Option.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

(aa) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(bb) “New Orders” means as to any Plan Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s order Recognition Policy.

(cc) “Non-Employee Director” means a Director who is not an Employee.

(dd) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(ee) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ff) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(gg) “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(hh) “Option” means a stock option granted pursuant to the Plan.

(ii) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(jj) “Optioned Stock” means the Shares subject to an Award.

(kk) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ll) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

(mm) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Controllable Profits, (d) Customer Satisfaction MBOs, (e) Earnings Per Share, (f) Individual Objectives, (g) Net Income, (h) New Orders, (i) Operating Cash Flow, (j) Operating Income, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, and (n) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

(nn) “Plan” means this 2000 Stock Plan, as amended and restated.

(oo) “Restricted Stock” means Shares acquired pursuant to a grant of Stock Purchase Rights under Section 9 of the Plan or pursuant to the early exercise of an Option.

(pp) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(qq) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 11.

(rr) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(ss) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(tt) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(uu) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(vv) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ww) “Service Provider” means an Employee, Director or Consultant.

(xx) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(yy) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, which pursuant to Section 10 is designated as a SAR.

(xx) “Stock Purchase Right” means the right to purchase Shares pursuant to Section 9 of the Plan.

(aaa) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bbb) “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(ccc) “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.     Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 72,600,000 Shares (the “Plan Maximum”). If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan. Shares shall not be deemed to have been granted pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of a Stock Appreciation Right, the number of Shares available for grant under the Plan shall be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company of Shares underlying the Option, the number of Shares available for grant under the Plan shall be reduced by the net number of Shares for which the Option is exercised. The Shares may be authorized, but unissued, or reacquired Common Stock.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii) Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions in connection with the termination of a Participant’s status as a Service Provider, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; or

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility.    Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) The following limitations shall apply to grants of Options and Stock Appreciation Rights:

(i) No Service Provider shall be granted, in any Fiscal Year, Options or Stock Appreciation Rights covering more than 1,500,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options or Stock Appreciation Rights covering up to an additional 1,500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv) If an Option or Stock Appreciation Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or Stock Appreciation Right will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option or Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Appreciation Right and the grant of a new Option or Stock Appreciation Right.

(c) The exercise price of any Option or SAR outstanding or to be granted in the future under the Plan shall not be reduced or cancelled and re-granted at a lower exercise price, regardless of whether or not the Shares subject to the cancelled Options or SARs are put back into the available pool for grant. In addition, the Administrator shall not replace underwater Options or SARs with restricted stock or cash in an exchange, buy-back or other scheme. Moreover, the Administrator shall not replace any Options or SARs with new options or stock appreciation rights having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

(d) Non-Employee Director Awards.    Notwithstanding any contrary provision in the Plan, no Participant who is a Non-Employee Director may be granted Awards during any Fiscal Year having a grant date fair value in excess of $750,000, increased to $1,000,000 in connection with his or her initial service, calculated using the assumptions and methods used for recording compensation expense in the Company’s financial statements.

7. Term of Plan.    Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue until August 15, 2018 unless terminated earlier under Section 17 of the Plan.

8. Stock Options

(a) Term of Option.    The term of each Option shall be stated in the Award Agreement, but in no event shall the term of an Option be more than seven (7) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(5) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(6) any combination of the foregoing methods of payment; or

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(c) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(1) An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(2) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9. Stock Purchase Rights.

(a) Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase (subject to the limits set forth in Section 3), the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The following limitations shall apply to grants of Stock Purchase Rights:

(i) No Service Provider shall be granted, in any Fiscal Year, Stock Purchase Rights covering more than 1,000,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Stock Purchase Right will be counted against the limit set forth in subsection (i) above.

(b) Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

10. Stock Appreciation Rights

(a) Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares.    The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c) Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will determine the terms and conditions of SARs granted under the Plan; provided, that, the exercise price of a SAR is at least 100% of the Fair Market Value of the Shares subject to the SAR; provided, further, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d) Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs.    An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs.    Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g) SAR Agreement.    Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h) Expiration of SARs.    An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 8(c) also will apply to SARs.

(i) Payment of SAR Amount.    Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11. Restricted Stock Units.

(a) Grant of Restricted Stock Units.    Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, subject to the limits set forth in Section 3 of the Plan. The following limitations shall apply to grants of Restricted Stock Units:

(i) No Service Provider shall be granted, in any Fiscal Year, Restricted Stock Units covering more than 1,000,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Restricted Stock Unit is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Restricted Stock Unit will be counted against the limit set forth in subsection (i) above.

(b) Value of Restricted Stock Units.    Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the date of grant.

(c) Performance Objectives and Other Terms.    The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Restricted Stock Units.    After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit.

(e) Form and Timing of Payment of Restricted Stock Units.    Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Restricted Stock Units.    On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

12. Leaves of Absence.    Unless the Administrator provides otherwise or as otherwise required by applicable law, vesting of Awards granted hereunder will be treated as follows during a leave of absence of a Participant:

(a) Statutory Leave of Absence.    Vesting credit will continue during a leave of absence if the leave satisfies each of the following requirements: (a) the leave is approved by the Company, (b) the leave is mandated by applicable law, and (c) the Participant takes the leave in accordance with such law and complies with applicable Company leave policies (a leave meeting all such requirements being a “Statutory Leave of Absence”).

(b) Approved Personal Leave of Absence.    Vesting credit will not continue (and instead will be tolled or suspended) during any leave of absence that is not a Statutory Leave of Absence (a “Personal Leave of Absence”). For purposes of clarification, a Participant will not cease to be a Service Provider during any Company-approved Personal Leave of Absence so long as the Participant complies with applicable law and applicable Company leave policies.

(c) Incentive Stock Options.    For purposes of Incentive Stock Options, if a leave of absence continues for more than ninety (90) days, then the Option shall be treated for tax purposes as a Nonstatutory Stock Option at the end of the three (3)-month period measured from the 91st day of such leave, unless Optionee’s reemployment upon expiration of such leave is guaranteed by statute or contract.

13. Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3, 6, 9 and 11 of the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s corporate structure post-merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.

15. No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Law. Notwithstanding the foregoing, the Company shall also obtain stockholder approval of any Plan amendment or any exchange, buy-back or other scheme which would purport to reprice or otherwise cancel and replace any Option or SAR as described in Section 6(c) of the Plan.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

ANNEX B

AMENDED AND RESTATED

NUANCE COMMUNICATIONS, INC. (FORMERLY KNOWN AS SCANSOFT, INC.)

1995 EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated on January 27, 2015)

1. Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the common stock of the Company.

(d) “Company” shall mean Nuance Communications, Inc. (formerly known as ScanSoft, Inc.), a Delaware corporation.

(e) “Compensation” shall mean an Employee’s regular straight time gross earnings and shall not include payments for overtime, shift premium, incentive compensation, incentive payments, commissions, bonuses and other compensation.

(f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g) “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” shall mean any person who is an employee of an Employer for tax purposes and is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Employer.

(j) “Employer” shall mean the Company and any Designated Subsidiary of the Company.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Offering Date” shall mean the first Trading Day of each Offering Period.

(m) “Offering Period” shall mean a period of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 16 and August 16 of each year and terminating on the last Trading Day in the periods ending twelve (12) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 hereof.

(n) “Plan” shall mean this 1995 Employee Stock Purchase Plan.

(o) “Purchase Date” shall mean the last Trading Day of each Purchase Period.

(p) “Purchase Period” shall mean the approximately six (6) month period commencing after one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period of any Offering Period shall commence on the Offering Date and end with the next Purchase Date.

(q) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(r) “Trading Day” shall mean a day on which U.S. national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) hereof and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of such stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods.    The Plan shall be implemented by a series of consecutive, overlapping Offering Periods, with a new Offering Period commencing on the first Trading Day on or after February 16 and August 16 of each year (or at such other time or times as may be determined by the Board), and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. Eligible Employees may not participate in more than one Offering Period at a time.

5. Participation.

(a) An Employee who is eligible to participate in the Plan pursuant to Section 3 hereof may become a participant in the Plan by completing an enrollment form provided by the Company for such purpose and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the enrollment form is set by the Board for all eligible Employees with respect to a given Offering Period.

(b) Payroll deductions for a participant shall commence on the first payroll paid following the Offering Date and shall end on the last payroll paid in the Offering Period to which the enrollment form is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Method of Payment of Contributions.

(a) At the time a participant files his or her enrollment form as provided in Section 5 hereof, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than twelve percent (12%) of such participant’s Compensation on each such payday. All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new enrollment form authorizing the decrease in Contribute rate. The change in rate shall be effective as of the beginning of the next calendar month following the date of the Company’s receipt of the new enrollment form, if the form is received at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month. A participant’s enrollment form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Contributions shall recommence at the rate provided in such participant’s enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(d) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the participant.

7. Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date during such Offering Period a number of shares of Common Stock determined by dividing such participant’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the purchase price specified in Section 7(b) below; provided, however, that the maximum number of shares a participant may purchase during each Purchase Period shall be two thousand (2,000) shares (subject to any adjustment pursuant to Section 18 hereof), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

(b) The purchase price per share of Common Stock covered by each option granted under the Plan shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Offering Date; or (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Purchase Date. The fair market value of the Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by The Nasdaq Global Select Market (“Nasdaq”) or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares of Common Stock will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased for such participant at the applicable purchase price specified in Section 7(b) hereof with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. No fractional shares of Common Stock shall be purchased; any Contributions accumulated in a participant’s account that are not sufficient to purchase a full share shall be returned to the participant. Any other cash remaining to the credit of a participant’s account under the Plan after the Purchase Date shall be returned to said participant. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Period then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 hereof. The Company may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.

9. Delivery.    As promptly as practicable following each Purchase Date on which a purchase of shares of Common Stock occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. If permitted by the Company, the shares will be electronically delivered to a brokerage account for the benefit of the participant. If the Company designates or approves a stock brokerage or other financial services firm (the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant’s name with the ESPP Broker. Each participant shall be the beneficial owner of the Common Stock purchased under the Plan and shall have all rights of beneficial ownership in such Common Stock. A participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock must remain in the participant’s account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock for which the holding period set forth above has been satisfied, the participant may move those shares of Common Stock to another brokerage account of the participant’s choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a participant’s account shall be credited to such account.

10. Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after the Company’s receipt of his or her notice of withdrawal and his or her option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, Contributions shall not resume at the beginning of the succeeding Offering Period unless the participant files a new enrollment form in accordance with Section 5 hereof.

(b) Upon termination of a participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account but not yet used to exercise his or her option under the Plan will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee for at least twenty (20) hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account but not yet used to exercise his or her option under the Plan will be returned to him or her, and his or her option will be automatically terminated.

(d) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period that commences after the termination of the Offering Period from which the participant withdraws or in any similar plan which may hereafter be adopted by the Company.

11. Interest.    No interest shall accrue on the Contributions of a participant in the Plan.

12. Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 20 million (20,000,000) shares, subject to adjustment upon changes in the capitalization of the Company as provided in Section 18 hereof. If the total number of shares which otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b) The participant will have no right to vote or receive dividends or any other rights as a shareholder of the Company with respect to the shares covered by his or her option until such option has been exercised and certificates representing such shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the participant as provided in Section 9 hereof.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration.    The Board, or a committee named by the Board, shall supervise and administer the Plan, and shall have full and exclusive discretionary power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision and determination made by the Board or its committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to a Purchase Date on which the option is exercised but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability.    Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds.    All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the purchase price per share, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the purchase price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the maximum number of shares each participant may purchase during each [Purchase] Period (pursuant to Section 7 hereof), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Corporate Transactions.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date, and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger. The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the purchase price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 and this Section 19 hereof, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the purchase price per share of the shares offered in any Offering Period including an Offering Period underway at the time of the change in purchase price;

(ii) shortening any Offering Period so that Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

20. Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares.    Shares of Common Stock shall not be issued with respect to an option under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. No Effect on Employment.    Nothing in the Plan shall be deemed to give any Employee the right to be retained in the employ of any Employer or to interfere with the right of the Employer to discharge the Employee at any time.

23. Term of Plan; Effective Date.    The Plan shall continue in effect for a term ending December 17, 2025 unless sooner terminated under Section 19 hereof.

ANNEX C

NUANCE COMMUNICATIONS, INC.

(FORMERLY KNOWN AS SCANSOFT, INC.)

1995 DIRECTORS’ STOCK PLAN

As Amended and Restated January 27, 2015

1. Purposes of the Plan.     The purposes of this Directors’ Stock Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Award” shall mean, individually or collectively, a grant under the Plan of Options or Stock Purchase Rights.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

(e) “Company” shall mean Nuance Communications, Inc. (formerly known as ScanSoft, Inc.), a Delaware corporation.

(f) “Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

(g) “Director” shall mean a member of the Board.

(h) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Option” shall mean a nonstatutory stock option (i.e., an option that is not intended to qualify as an incentive stock option under Section 422 of the Code) granted pursuant to the Plan.

(k) “Optioned Stock” shall mean the Common Stock subject to an Option.

(l) “Optionee” shall mean an Outside Director who receives an Option.

(m) “Outside Director” shall mean a Director who is not an Employee.

(n) “Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o) “Participant” shall mean the holder of an outstanding Award, which shall include an Optionee.

(p) “Plan” shall mean this 1995 Directors’ Stock Plan, as amended and restated.

(q) “Restricted Stock Purchase Agreement” shall mean a written agreement between the Company and an Outside Director evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right.

(r) “Stock Purchase Right” means the right to purchase Shares pursuant to Section 9 of the Plan.

(s) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(t) “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.    Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or sold under the Plan is 2,820,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

4. Administration of and Grants of Awards under the Plan.

(a) Administrator.    Except as otherwise required herein, the Plan shall be administered by the Board.

(b) Procedure for Grants.    All grants of Awards hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Stock Purchase Rights or to determine the number of Shares to be covered by Stock Purchase Rights granted to Outside Directors.

(ii) Each Outside Director shall be automatically granted a Stock Purchase Right for 30,000 Shares (the “First Stock Purchase Right”) on the date on which such person first becomes an Outside Director (other than directors who become Outside Directors solely as a result of the termination of their employment with the Company), whether through election by the shareholders of the Company or by appointment by the Board of Directors to fill a vacancy.

(iii) After the First Stock Purchase Right has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted additional Stock Purchase Rights for 15,000 Shares (a “Subsequent Stock Purchase Right”) on January 1 of each year, provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the grant date.

(iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased upon exercise of Options or issued pursuant to Stock Purchase Rights to exceed the total number of Shares authorized for issuance pursuant to this Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving a Stock Purchase Right on such automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

(v) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Award made before the Company has obtained shareholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 17 hereof.

(vi) The terms of each Stock Purchase Right granted hereunder shall be as follows:

(1)	The purchase price per Share shall be $0.001 per Share.

(2)	Each Stock Purchase Right shall become vested in installments cumulatively as to 1/3 of the Shares subject to the Stock Purchase Right on each of the first, second and third anniversaries of the date of grant of the Stock Purchase Right.

(3)	The Restricted Stock Purchase Agreement shall provide for forfeiture of unvested shares upon the voluntary or involuntary termination of the Outside Director’s service with the Company for any reason (including death or Disability).

(c) Powers of the Board.    Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d) Effect of Board’s Decision.    All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

(e) Suspension or Termination of Award.    If the President or his or her designee reasonably believes that a Participant has committed an act of misconduct, the President may suspend the Participant’s right to exercise any option (or to purchase shares pursuant to a Stock Purchase Right) pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option (or purchase shares pursuant to a Stock Purchase Right) whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Participant an opportunity to appear and present evidence on Participant’s behalf at a hearing before the Board or a committee of the Board.

5. Eligibility.    Awards may be granted only to Outside Directors. All Awards shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards in accordance with such provisions. The Plan shall not confer upon any Participant any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6. Term of Plan; Effective Date.    The Plan shall continue in effect until March 31, 2026, unless sooner terminated under Section 13 of the Plan.

7. Term of Options.    The term of each Option shall be ten (10) years from the date of grant thereof.

8. Exercise or Purchase Price and Consideration.

(a) Exercise Price.

(i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

(ii) The per Share purchase price for the Shares issued pursuant to a Stock Purchase Right shall be equal to the par value of such Shares.

(b) Fair Market Value.    The fair market value shall be determined by the Board; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System) or, in the event the Common Stock is traded on the Nasdaq Stock Market or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street

Journal. With respect to any Options granted hereunder concurrently with the initial effectiveness of the Plan, the fair market value shall be the Price to Public as set forth in the final prospectus relating to such initial public offering.

(c) Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Stock Purchase Right shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise or purchase price of the Shares as to which said Award shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

9. Exercise of Awards.

(a) Procedure for Exercise; Rights as a Shareholder.    The exercise of an Option to acquire Shares is referred to herein as the exercise of an Award. Any Award granted hereunder shall be exercisable or vest at such times as are set forth in the Plan; provided, however, that no Awards shall be exercisable prior to shareholder approval of the Plan in accordance with Section 17 hereof has been obtained. An Award may not be exercised for a fraction of a Share. An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock of shares subject to a Stock Purchase Right, notwithstanding the exercise of the Award. A share certificate for the number of Shares so acquired shall be issued to the Participant as soon as practicable after exercise of an Option or vesting of a Stock Purchase Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

(b) Termination of Status as a Director.    If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Award to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Award be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Award at the date of such termination, or does not exercise such Award (which he or she was entitled to exercise) within the time specified herein, the Award shall terminate.

(c) Disability of Participant.    Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board) from the date of such termination, exercise his or her Award to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Award be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Award at the date of termination, or if he or she does not exercise such Award (which he or she was entitled to exercise) within the time specified herein, the Award shall terminate.

(d) Death of Participant.    In the event of the death of a Participant:

(i) During the term of services of an Outside Director who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Award, the Award may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Award by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status as Director for six (6) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Award be exercised after its term set forth in Section 7 has expired.

(ii) Within three (3) months after the termination of Continuous Status as a Director, the Award may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Award by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

10. Nontransferability of Awards.    The Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by a Participant does not constitute a transfer. An Award may be exercised during the lifetime of a Participant only by the Participant or a transferee permitted by this Section.

11. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Corporate Transactions.    In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, each Participant shall, immediately prior to the consummation of such transaction, fully vest in and have the right to exercise all his or her outstanding Awards, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Stock Purchase Rights, restricted Shares (or units) and all other Awards will lapse, and such Awards will become fully vested and exercisable. If an Option is not either assumed or the Participant provided a substitute option with comparable terms in such liquidation, dissolution, sale, merger, consolidation or reorganization, the Company will provide the Participant a reasonable period prior to the effectiveness of such transaction to exercise the Option, including Shares as to which the Option would not be otherwise exercisable, at the end of such time the Option will terminate.

12. Time of Granting Awards.    The date of grant of an Award shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Award is so granted within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the shareholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. Notwithstanding the foregoing, the provisions set forth in Section 4 of this Plan (and any other Sections of this Plan that affect the formula award terms required to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b) Effect of Amendment or Termination.    Any such amendment or termination of the Plan that would impair the rights of any Participant shall not affect Awards already granted to such Participant and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

14. Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15. Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Award Agreement.    Awards shall be evidenced by either written option agreements or Restricted Stock Purchase Agreements, as applicable, in such form as the Board shall approve.

17. Shareholder Approval.    Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company. Awards may be granted, but not exercised, before such shareholder approval.

NUANCE COMMUNICATIONS, INC. 1 WAYSIDE ROAD BURLINGTON, MA 01803-4609

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following Nominees:
1.	Election of Directors	For	Against	Abstain
1a 1b 1c 1d 1e 1f 1g 1h 1i	Paul A. Ricci Robert J. Frankenberg Brett Icahn William H. Janeway Mark R. Laret Katharine A. Martin Mark B. Myers Philip J. Quigley David S. Schechter	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	3. 4. 5. 6.

To approve the Amended and Restated 1995 Employee Stock Purchase Plan.

To approve the Amended and Restated 1995 Directors’ Stock Plan.

To approve a non-binding advisory resolution regarding Executive Compensation.

To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

						For ☐ ☐ ☐ ☐	Against ☐ ☐ ☐ ☐	Abstain ☐ ☐ ☐ ☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.		For	Against	Abstain
2.	To approve the Amended and Restated 2000 Stock Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy/10k Combo is/are available at www.proxyvote.com.

NUANCE COMMUNICATIONS, INC.

Annual Meeting of Stockholders

January 27, 2015

The undersigned stockholder of Nuance Communications, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated December 15, 2014 and hereby appoints Paul A. Ricci, Thomas L. Beaudoin, and Adam Bruce Bowden or one of them, proxies and attorney-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Nuance Communications, Inc. to be held on January 27, 2015 at 2:00 p.m. local time, at Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085 and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on December 3, 2014 as hereinafter specified upon the proposals listed, and with discretionary authority upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side